                                                                   EXHIBIT 10.14


                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (the "Sublease") dated as of November 3, 2003 is entered into by and between BMC SOFTWARE, INC., a Delaware corporation, successor by merger to BGS Systems, Inc., a Massachusetts corporation ("Sublessor"), and PHASE FORWARD INCORPORATED, a Delaware corporation ("Sublessee").

                                    RECITALS:

         A. Sublessor and 880 Winter Street, LLC ("Landlord") entered into that certain Lease dated as of July 15, 1998 (as from time to time amended, the "Base Lease") wherein Landlord leased to Sublessor and Sublessor leased from Landlord certain premises (the "Leased Premises") in the office building located at 880 Winter Street, Waltham, Massachusetts (the "Building") located in a multiple building office park known as Waltham Woods Corporate Center (the "Complex").

         B. Sublessee desires to sublease from Sublessor and Sublessor desires to sublease to Sublessee the Subleased Premises (as hereinafter defined) subject to the terms and conditions hereof.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration paid by each party hereto to the other, Sublessor and Sublessee agree as follows:

         1. Terms. Capitalized terms used herein but not defined herein shall have the meanings specified in the Base Lease.

         2.       Sublease Grant.

                  (a) Agreement to Sublease. Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, a portion of the Leased Premises located on the first (1st) and second (2nd) floors of the Building (the "Subleased Premises") in accordance with and subject to the Base Lease and the terms, conditions and provisions of this Sublease. Sublessor and Sublessee agree that the Subleased Premises consist of approximately 98,968 rentable square feet of space. A floor plan depicting the Subleased Premises is attached hereto as Exhibit A.

                  (b) Appurtenant Rights. Sublessee shall have, as appurtenant to the Subleased Premises, the non-exclusive right to use all parking areas, driveways, sidewalks and other common facilities to the extent permitted under the Base Lease, but such rights shall always be subject to the terms and conditions of the Base Lease, the rules and regulations from time to time established by Landlord, and the right of Landlord to designate and change from time to time the areas and facilities to be so used.

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         3.       Term. This Sublease shall be binding on the parties hereto as of the date hereof, even though the term (the "Sublease Term") of this Sublease shall commence on the later of (a) December 15, 2003 and (b) the date as of which both (i) this Sublease Agreement has been fully executed by Sublessor and Sublessee and (ii) Landlord has given its written consent to this Sublease Agreement (such later date is referred to herein as the "Commencement Date"), and shall expire on February 28, 2009, unless earlier terminated pursuant to the terms of this Sublease. Delivery of the Subleased Premises to Sublessee shall occur on the Commencement Date. If the Commencement Date does not occur by December 15, 2003, Sublessee shall have the right, by written notice to Sublessor delivered by December 31, 2003 to terminate this Sublease, in which event the Security Deposit shall be returned by Sublessor to Sublessee, any amount of the Tenant Allowance funded by Sublessor shall be returned by Sublessee to Sublessor (and if the Tenant Allowance is not returned along with the notice of termination, Sublessor may draw under the Security Deposit), and neither party shall have any additional obligations hereunder.

         4.       Rent.

                  (a) Sublessee agrees to pay to Sublessor, or as directed by Sublessor, commencing on the Commencement Date, without offset, abatement (except as provided herein), deduction or demand, as rent (the "Base Rental") for the Subleased Premises, the following amounts for the following periods of time:

                                         ANNUAL BASE RENTAL RATE
                                         PER RENTABLE SQUARE FOOT
                                     (NET OF ELECTRICITY FOR LIGHTS       MONTHLY
           TIME PERIOD                   AND  CONVENIENCE PLUGS)        BASE RENTAL
---------------------------------    -------------------------------    -----------
Commencement Date- March 31, 2006              $17.50                   $144,328.33
April 1, 2006 - March 31, 2007                 $18.75                   $154,637.50
April 1, 2007 - March 31, 2008                 $19.75                   $162,884.83
April 1, 2008 - February 28, 2009              $21.00                   $173,194.00

Such Base Rental shall be payable monthly, in advance, on the first day of each and every calendar month during the Sublease Term, at 2101 CityWest Blvd., Houston, Texas 77042, Attn: Manager of Corporate Real Estate, or at such other place as Sublessor shall from time to time designate by notice, in lawful money of the United States. Sublessor and Sublessee agree that all amounts due from Sublessee under or in respect of this Sublease, whether labeled Base Rental, Additional Charges or otherwise, shall be considered as rental reserved under this Sublease for all purposes, including without limitation, regulations promulgated pursuant to the Bankruptcy Code, including further without limitation, Section 502(b) thereof.

Notwithstanding anything to the contrary in this Sublease, Base Rental shall be accrued for the period commencing on the Commencement Date and ending March 31, 2005 (the "Accrued Base Rental"), but shall conditionally not be due and owing by Sublessee as provided below. Commencing April 1, 2005, Sublessee shall (i) make Base Rental payments as otherwise provided in this Sublease and (ii) the Accrued Base Rental shall be permanently abated in installments of $144,328.33 per month for the period from April 1, 2005 through June 30, 2006, with the final installment of $72,164.17 being permanently abated on July 15, 2006. The portion of the Accrued Base Rental not yet abated is the "Unabated Amount." Notwithstanding the deferral of the obligation to pay the Accrued Base Rental, if at any time during the Sublease Term prior to the full permanent abatement thereof, a Major Default by Sublessee occurs hereunder, then the Unabated Amount shall be due and owing as of the date originally payable and Sublessee shall promptly pay to Sublessor in addition to all other amounts due to Sublessor under this Lease, the full amount of the Unabated Amount. A "Major Default" shall be any Default in the payment of an amount due under this Sublease or a material non-monetary Default under this Sublease.

                  (b) Base Rental for any partial month of the Term shall be prorated on a daily basis.

         5.       Additional Charges.

                  (a) Sublessee shall pay to Sublessor, as Additional Charges (herein so called), an amount equal to Sublessee's Proportionate Share (defined below) of the charges for Taxes and for Operating Expenses (as such terms are defined in the Base Lease) that are payable by Sublessor pursuant to Sections 8 and 9 of the Base Lease; provided, however, that for purposes of calculating Sublessee's Proportionate Share of such Additional Charges, the calendar year 2005 will serve as a base year, and Sublessee will only be obligated to pay such charges for Taxes and for Operating Expenses to the extent that such charges for Taxes and for Operating Expenses exceed the charges for Taxes and for Operating Expenses payable by Sublessor for the calendar year 2005 under the Base Lease. Such Additional Charges shall be apportioned for any portion of a lease year in which the Sublease Term ends. As used herein, "Sublessee's Proportionate Share" shall mean 56.37%, which is the percentage obtained by dividing the number of rentable square feet of space in the Subleased Premises (98,968) by the number of rentable square feet of space in the Leased Premises (175,584). All such payments of Additional Charges shall be made by Sublessee to Sublessor at the address provided herein for payment of Base Rental, in the manner and at the times upon which payments of Additional Charges are due and payable by Sublessor to Landlord under Sections 8 and 9 of the Base Lease (including estimated monthly payments).

                  (b) Sublessee acknowledges that the Base Rental does not include the cost of providing convenience electricity to the Premises. In addition to Base Rental and the other amounts payable by Sublessee pursuant to this Section 5, Sublessee shall pay to Sublessor, as part of Additional Charges payable by Sublessee to Sublessor under this Sublease, the cost of such electricity for the Subleased Premises in accordance with the terms and provisions set out in Section 7.5 of the Base Lease. Sublessee further acknowledges that pursuant to Section 7.5 of the Base Lease Sublessee's use of electric energy in the Subleased Premises shall not at any time exceed the electrical capacity set forth in Section 7.5. Furthermore, Sublessee shall not make any alteration or addition to the electric system of the Subleased Premises existing from time to time without Sublessor's and Landlord's prior written consent in each instance. Nothing in this Section 5(b) shall be deemed to change any of the provisions of Section 7.5 of the Base Lease or Section 11 of this Sublease or to impose any obligations on Sublessor to provide any electrical service.

                  (c) Sublessor, at Sublessor's option, may make a good faith estimate of the Additional Charges to be due by Sublessee under Sections 5(a) and (b) for any calendar year (or part thereof) during the Sublease Term that such amounts are due (i.e., commencing on the Commencement Date, as to the cost of any electrical service, and beginning on January 1, 2006 as to charges for Taxes and Operating Expenses), and Sublessee shall pay to Sublessor, on the first day of each calendar month of such calendar year or applicable portion thereof, an amount equal to such estimated Additional Charges for such calendar year or part thereof divided by the number of months therein. From time to time, Sublessor may estimate and re-estimate the Additional Charges to be due to Sublessor under Sections 5(a) and (b) and deliver a copy of the estimate or re-estimate to Sublessee. Thereafter, monthly installments of Additional Charges payable by Sublessor under Sections 5(a) and (b) shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Sublessee shall have paid all of such Additional Charges as estimated by Sublessor.

                  (d) After the end of each calendar year during the Sublease Term, Sublessor will forward to Sublessee any documents submitted to Sublessor by Landlord for the purpose of showing the actual Operating Expenses for such lease year. If Sublessee has paid more in estimated Additional Charges than the actual amount payable under Sections 5(a) and (b) for the year for which such statement was prepared, the Sublessor shall credit such excess against subsequent obligations of Sublessee with respect to Base Rental and Additional Charges (or refund within 30 days if the Term has ended and Sublessee has no further obligation to Sublessor); likewise, if Sublessee paid less in estimated Additional Charges than the actual amount payable under Sections 5(a) and (b), then Sublessee shall promptly pay to Sublessor such deficiency.

                  (e) In the event Sublessor shall be obligated under the Base Lease to pay to Landlord any amounts for any additional services provided by Landlord to Sublessee or the Subleased Premises (for example, additional air-conditioning service), Sublessee shall pay to Sublessor, upon the receipt by Sublessee of an invoice for such additional services, as Additional Charges, the amounts required with respect thereto. In addition, to the extent that any utilities provided to the Subleased Premises are not separately metered, Sublessee shall pay to Sublessor, as Additional Charges, the cost of all such utilities provided to the Subleased Premises as allocated to the Subleased Premises by Sublessor on a reasonable basis. All payments of Additional Charges payable by Sublessee under this Section 5(e) shall be made by Sublessee to Sublessor at the address provided herein for payment of Base Rental, in the manner and at the times upon which payments of the amounts for such services are due and payable by Sublessor to Landlord under the Base Lease.

         6. Condition. SUBLESSEE AGREES THAT IT HAS INSPECTED THE SUBLEASED PREMISES AND THAT THE SUBLEASED PREMISES ARE SUITABLE FOR ITS PURPOSE. SUBLESSEE ACCEPTS THE SUBLEASED PREMISES IN ITS

"AS IS" CONDITION AND ACKNOWLEDGES THAT NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, HAS BEEN MADE BY SUBLESSOR WITH RESPECT TO THE CONDITION OF THE SUBLEASED PREMISES OR ITS SUITABILITY FOR ANY USE OR PURPOSE BY SUBLESSEE. THE PROVISIONS OF THIS SECTION ARE A MATERIAL PART OF THE CONSIDERATION FOR SUBLESSOR ENTERING INTO THIS SUBLEASE. NOTWITHSTANDING THE FOREGOING, SUBLESSOR AGREES TO DELIVER THE SUBLEASED PREMISES IN BROOM-CLEAN CONDITION, FREE OF ALL TENANTS AND OCCUPANTS AND FREE OF ALL PERSONAL PROPERTY, OTHER THAN THE PERSONAL PROPERTY LISTED IN EXHIBIT C HEREOF.

         7.       Improvements to the Subleased Premises.

                  (a) Sublessee acknowledges and agrees that Sublessor has no obligation with regard to any improvements made or required to be made by Landlord to the Subleased Premises. Sublessee shall not make any improvements, alterations or additions to the Subleased Premises without the prior written consent of and approval of the plans and specifications therefor by (i) Sublessor and (ii) if required under the Base Lease, Landlord.

                  (b) Sublessor shall provide Sublessee with an allowance of $494,840.00 (the "Tenant Improvement Allowance") equal to $5.00 per rentable square foot contained in the Subleased Premises to be paid as follows:

                           (i) $247,420.00 paid to Sublessee as of the execution of this Sublease by all parties hereto; and

                           (ii) the remainder ($247,420.00) paid against presentation to Sublandlord of paid invoices and related lien releases (in form reasonably acceptable to Sublessor), reflecting payments made in excess of the amount described in (i) above to contractors, suppliers and consultants of Sublessee for the costs incurred by Sublessee to construct improvements in the Subleased Premises (including space planning/interior architect, engineering and other similar consultants' fees, costs of cabling, costs of relocation, costs of installation of information technology, and costs of furniture and fixtures for the Subleased Premises) in accordance with the terms and conditions of this Sublease and the Base Lease. Sublessor shall promptly provide (and Sublessor shall have no obligation to fund any part of the amount described in this subsection (ii) until) paid invoices and related liens releases of the type and for the purpose described in this subsection (ii) have been received by Sublessor for the amount funded to Sublessee under (i) above. To the extent that any of the Tenant Improvement Allowance is not required to be funded by Sublessor as provided for in this Section 7(b) by June 30, 2004, Sublessor shall credit any such unused amount against the installment(s) of Base Rental next coming due hereunder.

         8. Performance Obligations. Sublessee hereby agrees, for the benefit of Sublessor and Landlord, to comply with all of the provisions of the Base Lease with respect to the Subleased premises that are to be observed or performed during the Sublease Term by Sublessor as "Tenant" thereunder, including the rules and regulations applicable to the Building, except as otherwise inconsistent with the agreements and understandings expressly provided herein.

         9.       Assignment and Subletting.

         (a) Sublessee shall not assign this Sublease or sublease the Subleased Premises or any part thereof without first obtaining the prior written consent of Sublessor, which consent shall not be unreasonably withheld, delayed or conditioned. In no event shall Sublessor be obligated to consent to an assignment or sublease of the Subleased Premises to any of the following entities: Compuware, NEON Systems, Inc., Computer Associates International, Inc., Envive Corporation, Micromuse, Inc., Net IQ, HP Openview, Tivoli Systems, Inc., or any entity controlling, controlled by or under common control with any of the foregoing or any other entity in direct competition with Sublessor.

         (b) Any assignment or sublease shall be in accordance with and subject to the terms of the Base Lease, including, without limitation, Landlord's right of consent and approval of any assignment or sublease. Notwithstanding any assignment or sublease by Sublessee, Sublessee shall remain primarily liable and shall continue to make all rental payments and all other payments that may become due and payable hereunder to Sublessor in a timely manner. Sublessee shall pay to Sublessor, immediately upon receipt thereof, fifty percent (50%) of the excess of (1) all compensation received by Sublessee for an assignment or subletting by Sublessee less the costs reasonably incurred by Sublessee with unaffiliated third parties in connection therewith (i.e., brokerage commissions, tenant finish work, rent concessions, moving expenses and attorneys' fees) over (2) the Base Rental allocable to the portion of the Subleased Premises covered thereby. The right of Sublessee to receive fifty percent (50%) of such excess shall apply only until such time as under the Base Lease Sublessor is obligated to make payments to Landlord under the terms of the Base Lease, and as to any amounts received thereafter Sublessee shall have no rights to share in such excess. Any assignment or subletting by Sublessee in violation of this Section 9 shall constitute an event of Default under this Sublease, entitling Sublessor to exercise any and all of the remedies herein provided for an event of Default by Sublessee, including, but not limited to, termination of this Sublease. Sublessor may assign this Sublease in accordance with the provisions of the Base Lease. Sublessee shall reimburse Sublessor upon request for its reasonably attorneys' fees incurred in connection with considering (and documentation of) any request for consent to an assignment or subletting.

         (c) In order to comply with the terms of Section 6.5(d) of the Base Lease: (i) this Sublease shall not be valid, and Sublessee shall not take possession of all or any part of the Subleased Premises until a fully executed counterpart of this Sublease has been delivered to Landlord; (ii) this Sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of this Sublease, including collection of rents; and (iv) in the event of termination of the Base Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Sublessor, under the Sublease, and Sublessee shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Sublessor under the Sublease; (B) be subject to any defense or offset previously accrued in favor of Sublessee against Sublessor; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.

         10. Default. In the event of a default by Sublessee in the full and timely performance of its obligations under (or compliance with the terms of) this Sublease, including, without limitation, its obligations to pay Base Rental or Additional Charges and to comply with and perform the provisions incorporated herein under Article 14, then in the case of a payment default, after three (3) Business Days (or, in the case on a non-payment default, fifteen
(15) days after written notice from Sublessor), it shall constitute a "Default" under this Sublease, and Sublessor shall have all of the rights and remedies available to the "Landlord" under the Base Lease, or at law or equity, for a Default of Tenant thereunder as though Sublessor were "Landlord" and Sublessee were "Tenant", including, without limitation, the rights and remedies set forth in Section 13.1 of the Lease. The foregoing shall survive the expiration or early termination of this Sublease.

         11. Relationship of Parties. Building Services. Sublessee recognizes that Sublessor is not the owner of the Subleased Premises, and that the Landlord is the party with whom Sublessee would normally deal regarding matters concerning the Subleased Premises and the Building, and that Sublessor shall have no obligation to deliver or provide any services (including repairs) to Sublessee or the Subleased Premises. Specifically, but without limitation, with regard to the services and repairs to be provided by the Landlord under Articles 7 and 12 of the Base Lease, Sublessee acknowledges that Landlord shall be solely responsible for providing such services and repairs, and in the event Sublessee desires any extra services (for example, additional air-conditioning services) other than those provided to the Subleased Premises under the Base Lease, has any complaints concerning any services or repairs required to be provided by Landlord under the Base Lease to the Subleased Premises, or the improvements thereto, or has any other matters which would normally be discussed with a landlord, Sublessee agrees to contact Landlord directly to handle such matters; it being the intention of the parties hereto that, as to such matters, the only connection between Sublessee and Sublessor shall be (a) the flow-through of rights and obligations of Sublessor under the Base Lease, and
(b) the payment of all amounts payable hereunder by Sublessee to Sublessor as herein provided. Sublessee also acknowledges that all of the covenants and obligations of Sublessor hereunder are expressly subject to the terms and conditions of the Base Lease. As provided in Section 5 above, in the event Sublessee acquires any additional services from Landlord for which additional costs are incurred and Sublessee does not pay Landlord directly for such services, then Sublessee shall pay Sublessor such amounts incurred by Sublessee within ten (10) days following receipt from Sublessor of Landlord's invoice for such services. If for any reason Sublessor receives an abatement of Base Rent under the Base Lease, Sublessee shall receive an abatement of Base Rental under this Sublease for the same period as Sublessor receives such abatement under the Base Lease, to the extent the abatement received by Sublessor is attributable to the Subleased Premises during the Sublease Term.

         12. Holding Over. In the event Sublessee remains in possession of the Subleased Premises after the expiration or earlier termination of this Sublease, then Sublessee, at Sublessor's option, shall be deemed to be occupying the Subleased Premises as a Sublessee at sufferance at a base rental equal to one hundred and fifty percent (150%) of the Base Rental in effect prior to expiration or termination, and shall otherwise remain subject to all the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a tenancy at sufferance, including without limitation, the payment of all additions to Base Rental provided and all other sums payable hereunder. No holding over by Sublessee after the expiration or termination of this Sublease shall be construed to extend or renew the Sublease Terra or in any other manner be construed as permission by Sublessor to holdover. Sublessee shall indemnify and hold Sublessor harmless from and against any and all damages (actual, consequential or otherwise), losses, costs and expenses, including reasonable attorneys' fees, incurred by Sublessor arising out of or in any way attributable to such holding over.

         13. Care of the Subleased Premises by Sublessee. Sublessee shall maintain and repair the Subleased Premises in the manner required of Sublessor by the Base Lease and shall not commit or allow any waste to be committed on any portion of the Subleased Premises. At the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor broom clean and in good condition and state of repair, reasonable wear and tear only excepted, and otherwise in the condition required under the Base Lease.

         14. Incorporation of Base Lease Terms. Except for the Excluded Provisions (defined below, none of which shall apply to this Sublease except as otherwise expressly provided herein), to the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Base Lease, the terms, provisions, covenants and conditions of the Base Lease are hereby incorporated into this Sublease by reference as fully as if completely reproduced herein, and for purposes of this
Sublease:

                  (a) The term "Landlord" as used in the Base Lease shall refer to Sublessor hereunder and its successors and assigns; the term "Tenant" as used in the Base Lease shall refer to Sublessee hereunder; the term "Leased Premises" as used therein shall refer to Subleased Premises herein;

                  (b) In any case where Landlord reserves the right to enter the Subleased Premises, said right shall inure to the benefit of Sublessor as well as to Landlord;

                  (c) Sublessee shall (i) maintain insurance as required under the Base Lease in the amounts stated in the Base Lease, with Sublessor and Landlord named as additional insureds and (ii) furnish to Sublessor certificates of such insurance and other evidence satisfactory to Sublessor of the maintenance of all insurance coverage required hereunder;

                  (d) Sublessee hereby expressly assumes and agrees (i) to perform all of the terms, obligations, covenants and conditions to be performed by Sublessor pursuant to the Base Lease with respect to the Subleased Premises or any of the common areas identified therein, and (ii) not to do, suffer or permit anything to be done which would result in a default under the Base Lease or cause the Base Lease to be terminated or forfeited, and, accordingly, except as otherwise provided herein, Sublessee shall be entitled to all of the rights and benefits of Sublessor as Tenant under the Base Lease with respect to the Subleased Premises;

                  (e) All indemnity obligations of Sublessee under the Base Lease, as incorporated herein, shall be for the benefit of Sublessor, Landlord and their employees;

                  (f) To the extent that any notice or consent is required under this Sublease, Sublessee shall provide copies of all such notices to Landlord;

                  (g) The parties to this Sublease agree to promptly provide the other party with any notices received from Landlord which affect the Subleased Premises;

                  (h) With regard to Sections 10.1 and 14.24, and Articles 3 and 7 of the Base Lease, Sublessor shall have no obligations thereunder; and

                  (i) With regard to Article 12 of the Base Lease, Sublessor shall have no obligations thereunder to repair or restore the Building or the Leased Premises.

         As used herein, the term "Excluded Provisions" means Sections 1.2 (except for the definitions of Building Rentable Area, Business Days, Force Majeure and Building Standard), 2.2(d), 3.1, 3.2, 3.3 (except for the first two sentences thereof), 3.4, 3.5, 3.6,, 6.2(b), 6.3, 14.12, 14.17, 14.19,14.21,
14.24, and Articles 4, 15, 17, 18, and 19, and Exhibits A, C, H, L, and N.

         15.      Security Deposit.

                  (a) Contemporaneously with the execution of this Sublease, Sublessee will deposit with Sublessor a security deposit in the amount of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) (the "Security Deposit"), as security for the faithful performance of Sublessee's obligations hereunder. The Security Deposit and any amount drawn thereon shall not be considered an advance payment of Base Rental or Additional Charges, and the Security Deposit shall not be considered a measure of Sublessor's damages in case of the occurrence of any default under this Sublease. In the event Sublessee defaults in respect to any of the terms, provisions, agreements, covenants and conditions of this Sublease including, but not limited to, the payment of any amounts owed by Sublessee for Base Rental or Additional Charges and such default continues uncured after the expiration of all applicable notice and cure periods herein provided, Sublessor may, at Sublessor's option, from time to time, without prejudice to any other remedy, apply the amounts necessary to make good any arrears of amounts owing in relation to Base Rental or Additional Charges or for any damage, injury, expense or liability caused by such default. Following any such application, Sublessee shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

                  (b) The Security Deposit may be delivered in the form of an unconditional and irrevocable letter of credit (together with any renewals or replacements therefor, the "Letter of Credit") issued by and drawn upon a commercial bank reasonably acceptable to Sublessor (the "Issuing Bank"), which shall (1) name Sublessor as beneficiary thereof and be irrevocable, (2) have an initial expiration date that is April 30, 2005 or later, (3) be in the amount of One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00), and (4) otherwise be in form and content reasonably acceptable to Sublessor. The Letter of Credit shall in any event provide that:

                           i. The Issuing Bank shall pay to Sublessor an amount up to the face amount of the Letter of Credit upon presentation of a sight draft and Beneficiary's Certificate to the Issuing Bank as stated in the Standby Letter of Credit attached hereto as Exhibit D;

                           ii. The Letter of Credit shall be automatically renewed, without amendment, for consecutive periods of one year each and shall have a final expiry date of not earlier than sixty (60) days after the expiration of the Sublease Term, unless the Issuing Bank sends written notice (the "Non-Renewal Notice") to Sublessor both by Federal Express or other recognized national or regional courier and by certified or registered mail, return receipt requested, not less than sixty (60) days before the then expiration date of the Letter of Credit, that the Issuing Bank will not renew the Letter of Credit; and

                           iii. Sublessor, after receipt of a Non-Renewal Notice, or within sixty (60) days prior to the expiration date of any Letter of Credit then held by Sublessor, shall have the right to draw upon the Letter of Credit and receive the proceeds thereof (which shall be held by Sublessor as a cash deposit pursuant to the terms of this
         Section 15 pending the replacement of such Letter of Credit or applied as permitted by the terms of this Section 15).

         (c) Sublessee hereby grants to Sublessor a security interest in the Security Deposit, the Letter of Credit, and in and to all proceeds thereof. Sublessee covenants that it will not assign or encumber the Security Deposit, the Letter of Credit, any substitute therefor, or any proceeds thereof, and that neither Sublessor nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Any fee payable to the Issuing Bank on a transfer of the Letter of Credit shall be payable by Sublessee, and if not paid by Sublessor may be paid by Sublessor and Sublessee shall within fifteen days after invoice reimburse Sublessor for such fees.

         (d) Sublessor shall, without prejudice to any other remedy Sublessor may have hereunder, at law or at equity, apply the proceeds of the Letter of Credit, or any part thereof, to Sublessor's damages arising from, or to cure, any event of Default of Sublessee hereunder. Upon application of such proceeds, Sublessee shall promptly deposit with Sublessor the amount applied to be held as security hereunder or obtain a replacement Letter of Credit in such amount conforming with the other requirements of this Section.

         (e) Provided no event of Default of Sublessee then exists, then the Letter of Credit may be reduced on April 1, 2006, to Five Hundred Thousand and No/100 Dollars ($500,000.00) by delivery to Sublessor by Sublessee of a substitute Letter of Credit in form and content reasonably acceptable to Sublessee. Sublessor shall have no obligation to return any Letter of Credit in its possession until Sublessee has delivered a substitute Letter of Credit; however, Sublessor shall return any Letter of Credit for which replacement or substitution has been made by Sublessee in accordance with this Section.

         (f) Provided no event of Default of Sublessee then exists, Sublessor shall return the Letter of Credit, or so much thereof as shall not have been applied in accordance with the terms of this Section, to Sublessee within thirty (30) days after the expiration or other termination of the Sublease Term and surrender of the Subleased Premises to Sublessor.

         16.      Representations and Warranties.

                  (a) Sublessor warrants and represents to Sublessee as follows:

                           (i) Sublessor is a corporation duly organized under the laws of Delaware and has full right, power and authority to enter into this Sublease and to carry out its obligations hereunder and all required corporate actions necessary to authorize Sublessor to enter into this Sublease and to carry out its obligations hereunder have been taken.

                           (ii) Attached hereto as Exhibit B is a true and complete copy of the Base Lease, including all amendments or modifications thereto, which constitute all written agreements between Landlord and Sublessor affecting the Subleased Premises.

                           (iii) No Default of Tenant by Sublessor exists under the Base Lease, and no event has occurred that with the giving of notice or passage of time would constitute such a Default of Tenant under the Base Lease and to the knowledge of Sublessor, Landlord is not in default under the Base Lease, except that there exists a dispute between Sublessor and Landlord as to the calculation of Base Taxes and related issues under the Base Lease, with a resulting amount of Taxes having been paid in protest by Sublessor. Resolution of this issue will not alter the amounts payable by Sublessee under this Sublease.

                  (b) Sublessee warrants and represents to Sublessor as follows:

                           (i) Sublessee is a corporation duly organized under the laws of Delaware and has full right power and authority to enter into this Sublease and to carry out its obligations hereunder and all required corporate actions necessary to authorize Sublessee to enter into this Sublease and to carry out its obligations hereunder have been taken.

                           (ii) Sublessee has reviewed the terms of the Base Lease.

                           (iii) Sublessee covenants and agrees to timely perform its obligations under this Sublease.

         17. Notices. All notices or requests provided for hereunder shall be in writing and shall be either (a) delivered by hand, (b) sent by United States Registered or Certified Mail, return receipt requested, postage prepaid, or (c) sent by prepaid nationally recognized overnight carrier, if to Sublessor, to 2101 CityWest Blvd., Houston, Texas 77042, Attn: Manager of Corporate Real Estate; or if to Sublessee until the Commencement Date, 1440 Main Street, Waltham, Massachusetts 02451, Attention: Ari Buchler, Vice President and General Counsel; and after the Commencement Date, to 880 Winter Street, Waltham, Massachusetts 02451, Attention: Ari Buchler, Vice President and General Counsel. A copy of all such notices shall be sent to Anne Newtown, Vinson & Elkins LLP, 1001 Fannin, Suite 2300, Houston, Texas 77002 and to Douglas M. Henry, Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110. All such notices shall be deemed received either when hand delivered if sent in the manner provided in (a) above, two (2) business days after being placed in the United States Mail if sent in the manner set forth in (b) above or upon delivery or attempted delivery if sent in the manner provided in (c) above. The parties hereto shall have the right from time to time to change their respective address by at least five (5) days prior written notice to the other party.

         18. Governing Law. THIS SUBLEASE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MASSACHUSETTS.

         19. Interest on Sublessee's Obligations. Unless otherwise provided for, all amounts owed by Sublessee to Sublessor under this Sublease shall bear interest from the date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum lawful contract rate per annum. In no event, however, shall the charges permitted under this Section or elsewhere in this Sublease, to the extent they are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

         20. Severability. In the event that any one or more of the provisions contained in this Sublease shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Sublease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         21. Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Sublease, the prevailing party shall be entitled to recover reasonable attorneys' fees from the other party.

         22. Amendments. This Sublease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.

         23. NO REPRESENTATIONS OR WARRANTIES. SUBLESSEE HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT SUBLESSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES TO SUBLESSEE AS TO THE USE OR CONDITION OF THE SUBLEASED PREMISES OR THE BUILDING OR AS TO THE ADEQUACY OF ANY EQUIPMENT (INCLUDING THE HEATING, VENTILATING OR AIR CONDITIONING EQUIPMENT), EITHER EXPRESS OR IMPLIED, AND SUBLESSOR EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE SUBLEASED PREMISES ARE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSE OR ANY OTHER IMPLIED WARRANTY REGARDING THE SUBLEASED PREMISES. IN ADDITION, EXCEPT AS HEREIN EXPRESSLY PROVIDED IN SECTIONS 7.6 AND 12.1 OF THE BASE LEASE, AS INCORPORATED HEREIN, SUBLESSEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT SUBLESSEE'S OBLIGATION TO PAY BASE RENTAL OR ANY OTHER SUMS DUE HEREUNDER IS NOT DEPENDENT UPON THE

CONDITION OF THE SUBLEASED PREMISES OR THE PERFORMANCE BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER (OR BY LANDLORD OF ITS DUTIES OR OBLIGATIONS UNDER THE BASE LEASE), AND THAT SUBLESSEE WILL CONTINUE TO PAY BASE RENTAL AND ALL OTHER SUMS PROVIDED FOR HEREIN TO BE PAID BY SUBLESSEE WITHOUT ABATEMENT, SET-OFF, OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER (OR BY LANDLORD OF ITS DUTIES OR OBLIGATIONS UNDER THE BASE LEASE), EXPRESS OR IMPLIED. SUBLESSOR AND SUBLESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND ARISING OUT OF THIS SUBLEASE AND THAT ALL EXPRESS OR IMPLIED WARRANTIES IN CONNECTION HEREWITH ARE EXPRESSLY DISCLAIMED.

         24. Quiet Enjoyment. Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this Sublease Agreement, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the Sublease Term herein described, subject to the provisions and conditions of this Sublease and of the Base Lease.

         25. Entire Agreement. This Sublease constitutes the entire agreement between Sublessee and Sublessor and supersedes all prior agreements (whether written or otherwise) that may exist between the parties with regard to the Sublease and use of the Subleased Premises by Sublessee.

         26. Consent by Landlord. This Sublease shall be effective only upon Landlord's consent hereto evidenced by a separate document executed by Landlord satisfactory to Sublessee and Sublessor in their reasonable judgment. If Landlord does not give its written consent or Landlord's consent is not deemed to be given by December 31, 2003, such consent will be deemed denied and this Sublease will terminate, the Security Deposit shall be returned by Sublessor to Sublessee, the Tenant Improvement Allowance shall be returned by Sublessee to Sublessor, and neither party shall have any additional obligations hereunder. Any costs or expenses required to be paid to Landlord pursuant to
Section 6.5(a) of the Base Lease, in connection with Landlord's processing and documentation of this Sublease shall be borne and paid by one-half by each of Sublessor and Sublessee.

         27. Brokers. Sublessee acknowledges that Cushman & Wakefield of Massachusetts, Inc. ("Sublessor's Broker") is representing the Sublessor regarding this Sublease and Trammell Crow Company ("Sublessee's Broker") is representing the Sublessee regarding the Sublease (collectively the "Brokers"). Sublessee warrants and represents that it has not dealt with any other real estate broker and/or salesman in connection with the negotiation or execution of this Sublease other than Sublessee's Broker and no such broker or salesman has been involved in connection with this Sublease. Sublessor warrants and represents that it has not dealt with any other real estate broker and/or salesman in connection with the, negotiation or execution of this Sublease other than Sublessor's Broker and no such broker or salesman has been involved in connection with this Sublease. The Brokers are being compensated pursuant to a separate agreement with Sublessor. Sublessee agrees to defend, indemnify and hold harmless the Sublessor from and against any and all costs, expenses, attorneys' fees or liability for any compensation, commission and charges claimed by any real estate broker and/or salesman (other than the Brokers), due to acts of Sublessee or Sublessee's representatives. Sublessor agrees to defend, indemnify and hold harmless Sublessee from and against any and all costs, expenses, attorney's fees or liability for any compensation, commission and charges claimed by any real estate broker and/or salesman (including, without limitation, the Brokers) due to acts of Sublessor or Sublessor's representatives.


         28. Parking. Subject in all respects to the terms of the Base Lease, Sublessee shall have the right (subject to the Rules and Regulations from time to time established by Landlord) to use, on a non-exclusive unreserved basis and in common with use by other tenants of the Complex, parking spaces that Sublessor may be entitled to use under the terms of the Base Lease in the parking areas located in the Complex, which, when aggregated with all other parking spaces that Sublessee is permitted to use hereunder, no more than 3.3 parking spaces per 1,000 rentable square feet in the Subleased Premises, of which up to 75 parking spaces may be located in the basement level of the Building; accordingly, the number of unreserved parking spaces that Sublessee shall be entitled to use hereunder is 327 unreserved spaces. During the Sublease Term, Sublessee shall be entitled to use such parking spaces at no additional charge. Sublessee's use of parking spaces hereunder shall be subject to all other terms and conditions set forth in the Base Lease.


         29. Signage. Subject to Landlord's and Sublessor's approval (which Sublessor's approval shall not be unreasonably withheld, delayed or conditioned) of the design, size and location thereof, and compliance with Building sign criteria and applicable laws, Sublessee may, at Sublessee's sole cost and expense, place Sublessee's corporate name (a) on or beside the main entrance to the Subleased Premises (similar to Sublessor's existing glass signage on the first floor of the Subleased Premises), and (b) on the existing monument sign used by Sublessor. Sublessee shall also have the right, as Sublessee's sole cost and expense, to have Sublessee's name displayed on the Building directory maintained for tenants of the Building. Sublessor agrees to utilize its reasonable commercial efforts to assist Sublessee in obtaining the foregoing signage rights from landlord, but with no obligation to incur any liability or expense or undertake any obligation.

         30.      Right of First Offer.


                  (a) Subject to the rights of any existing or future subtenants of Sublessor, provided no event of Default exists as of the date on which Sublessee exercises its option under this Section 30 or on the date on which a lease of First Offer Space commences hereunder, throughout the Sublease Term Sublessee shall have a continuous and recurring right of first offer (the "Right of First Offer") to lease any space within the Leased Premises that may come available during the Term of this Sublease at the then current Fair Market Rental Value (as defined in the Base Lease), and otherwise on the same terms and conditions set forth in this Sublease.

                  (b) Upon Sublessee's written request therefor, from time to time during the Sublease Term (but not more often that twice in any twelve
(12) month period), Sublessor will provide to Sublessee a written notice (the "First Offer Notice") of all available space in the Leased Premises (the "First Offer Space") and the terms and conditions on which Sublessor is then marketing such space to prospective subtenants, and shall offer to Sublessee subject to the provisions of this Section 30, the right to add such First Offer Space to the Subleased Premises. The First Offer Notice shall specify the First Offer Space, the date such First Offer Space shall become available for Sublessee's occupancy (the "First Offer Sublease Date") and Sublessor's calculation of Fair Market Rental Value. The First Offer Space will be offered for a term that is coterminous with the Sublease Term. Sublessee may, by delivering to Sublessor a written notice (the "Sublessee's Offer Notice") within twenty (20) days after delivery of the First Offer Notice to Sublessee, either (i) accept the offer set forth in the First Offer Notice or (ii) elect to lease all or a part of the First Offer Space and provide Sublessor with its determination of Fair Market Rental Value for the First Offer Space, whereupon the Fair Market Rental Value shall be submitted to the process set forth in Article 16 of the Base Lease. Each of Sublessor's and Sublessee's notice to the other setting forth their respective determination of Fair Market Rental Value for the First Offer Space shall constitute each of Sublessor's and Sublessee's "Determination Notice" for purposes of Article 16 of the Base Lease. If Sublessee does not give Sublessee's Offer Notice or fails timely to deliver such First Offer Notice pursuant to the provisions of this Section 30, Sublessor shall be free, subject to the provisions of Section 31 of this Sublease, to sublease such First Offer Space at any time during the six (6) months following the expiration of such 20 day period on such terms as Sublessor, in it's sole discretion, deems reasonable. If no sublease is consummated within such 6 month period, the requirements of this
Section 30 shall again be applicable.

         31. Right of First Refusal. Subject to the rights of any existing or future subtenants of Sublessor, provided no event of Default exists as of the date on which Sublessee exercises its option under this Section 31 or on the date on which a lease of First Refusal Space commences hereunder, if during the Sublease Term, Sublessor receives from any third party an offer to sublease all or any portion of the Leased Premises that is not leased to Sublessee hereunder (the portion of the Leased Premises that is the subject of any such offer is hereinafter referred to as the "First Refusal Space"), which offer Sublessor desires to accept, Sublessor shall deliver to Sublessee written notice (the "First Refusal Notice") of the terms and conditions of such offer, including, without limitation, identification of the First Refusal Space to be subleased, the Base Rental rate, and any other pertinent terms of such offer, and Sublessor, subject to the provisions of this Section 31, shall offer to Sublessee the right to add such First Refusal Space to the Subleased Premises upon the same terms and conditions as set forth in the First Refusal Notice as to the payment of rent, security and other commercial terms, but otherwise as the same terms and conditions as this Sublease. Upon receipt of any such First Refusal Notice from Sublessor, Sublessee shall have ten (10) days thereafter within which to accept the same. If Sublessee fails to accept any such offer within such 10 day period, Sublessor shall be free to sublease to the original offeror for such First Refusal Space at any time during the twelve (12) months following the expiration of such 10 day period, without further notice to Sublessee, on the same terms and conditions set out in the First Refusal Notice, or on such other terms and conditions that are not materially more favorable than the terms and conditions set out in the First Refusal Notice (a "Complying Sublease"). If a Complying Sublease is not consummated within such 12 month period, the requirements of this Section 31 shall again be applicable and Sublessor shall, prior to the sublease of any of the Leased Premise, re-offer the same to Sublessee in accordance with the provisions of this Section 31. If Sublessee accepts an offer pursuant to the terms hereof, the First Refusal Space will be made a part of the Subleased Premises.

         32. Personal Property. In addition to the Subleased Premises, Sublessee shall have the right to use, during the Sublease Term, at no additional charge, the furniture, fixtures, equipment, and other personal property listed on Exhibit C attached hereto (the "Personal Property"), which is located in the Subleased Premises; however, all such Personal Property shall remain the property of Sublessor and shall be returned to Sublessor upon the expiration or earlier termination of this Sublease in as good condition as existed as of the date of this Sublease, reasonable wear and tear excepted. Sublessee shall not remove any of the Personal Property from the Subleased Premises without Sublessor's prior written consent. Sublessee shall repair any damage to any of the Personal Property that occurs during the Sublease Term (reasonable wear and tear excepted), which obligation shall survive the expiration or other termination of this Sublease. Sublessee will insure such Personal Property at full replacement cost during the Sublease Term. Sublessee acknowledges that Sublessee has inspected the Personal Property and accepts it in its "As Is" condition, and acknowledges that Sublessor has made no representations or warranties, either express or implied, written or oral, with respect to the condition of the Personal Property or its suitability for any use or purpose by Sublessee.

                            [Signature Page Follows]

         EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, as of the date first set forth above.

                                       SUBLESSOR:

                                       BMC SOFTWARE, INC.,
                                       a Delaware corporation

                                       BY:/s/ John W. Cox
                                          ---------------------
                                       Name: John W. Cox
                                       Title: CFO

                                       SUBLESSEE:

                                       PHASE FORWARD INCORPORATED
                                       a Delaware corporation

                                       By:_____________________
                                       Name:___________________
                                       Title:__________________

         EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, as of the date first set forth above.

                                       SUBLESSOR:

                                       BMC SOFTWARE, INC.,
                                       a Delaware corporation

                                       By:____________________
                                       Name:__________________
                                       Title:_________________

                                       SUBLESSEE:

                                       PHASE FORWARD INCORPORATE
                                       a Delaware corporation

                                       By: /s/ William G. Porter
                                          ------------------------
                                       Name: William G. Porter
                                       Title: Vice President, Finance
                                              Phase Forward Incorporated

                                    EXHIBIT A

                                    PREMISES

                                      A-1-

EXHIBIT A

                               PHASE FORWARD SPACE

                           [MAP OF FIRST FLOOR PLAN]

                              PHASE FORWARD SPACE

                           [MAP OF SECOND FLOOR PLAN]

                                   EXHIBIT B

                              [Base Lease attached]

                                      B-1-

                                    LEASE OF

                                880 WINTER STREET

                             WALTHAM, MASSACHUSETTS

                                     BETWEEN

                          BGS SYSTEMS, INC., AS TENANT

                                       AND

                     880 WINTER STREET, L.L.C., AS LANDLORD

                                 JULY 15, 1998

                                                                         TENANT:
                                                               BGS Systems, Inc.

                                    LEASE OF

                                880 WINTER STREET

                             WALTHAM, MASSACHUSETTS

                                TABLE OF CONTENTS

ARTICLE 1
  BASIC LEASE PROVISIONS.....................................
      1.1      INTRODUCTION..................................
      1.2      BASIC DATA....................................
      1.3      ENUMERATION OF EXHIBITS.......................
      1.4      OTHER DEFINITIONS.............................

ARTICLE 2
  PREMISES AND APPURTENANT RIGHTS............................
      2.1      LEASE OF PREMISES.............................
      2.2      APPURTENANT RIGHTS AND RESERVATIONS...........

ARTICLE 3
  LEASE TERM AND BUILDING/PREMISES
    CONSTRUCTION.............................................
      3.1      LEASE-TERM................................. ..
      3.2      PREPARATION OF THE PREMISES...................
      3.3      QUALITY AND PERFORMANCE.......................
               OF WORK/CONCLUSIVENESS........................
               OF LANDLORD'S PERFORMANCE.....................
      3.4      TENANT'S DELAYS...............................
      3.5      TENANT ENTRY FOR FURNISHING...................
      3.6      MULTIPLE CONSTRUCTION PHASES..................

ARTICLE 4
  BASIC RENT.................................................
      4.1      PAYMENT.......................................
      4.2      RENT CREDITS..................................

ARTICLE 5
  USE OF PREMISES............................................
      5.1      PERMITTED USE.................................
      5.2      INSTALLATIONS AND ALTERATIONS BY TENANT.......

ARTICLE 6
  ASSIGNMENT AND SUBLETTING..................................
      6.1      PROHIBITION...................................
      6.2      CONSENT TO SUBLEASE...........................
      6.3      EXCESS PAYMENTS...............................

      6.4      TERMINATION...................................
      6.5      MISCELLANEOUS.................................
      6.6      ACCEPTANCE OF RENT............................

ARTICLE 7
  REPAIRS AND SERVICES.......................................
      7.1      LANDLORD REPAIRS..............................
      7.2      TENANT REPAIRS................................
      7.3      FLOOR LOAD - HEAVY MACHINERY..................
      7.4      BUILDING SERVICES.............................
      7.5      ELECTRICITY...................................
      7.6      INTERRUPTION OF SERVICES......................

ARTICLE 8
  REAL ESTATE TAXES..........................................
      8.1      DEFINITIONS ..................................
      8.2      TENANT'S SHARE OF TAXES.......................
      8.3      REFUND OF TAXES...............................

ARTICLE 9
  OPERATING EXPENSES.........................................
      9.1      DEFINITIONS  .................................
      9.2      EXCESS OPERATING EXPENSES.....................
      9.3      TENANT'S AUDIT RIGHTS.........................

ARTICLE 10
  INDEMNITY AND INSURANCE....................................
      10.1     TENANT'S AND LANDLORD'S INDEMNITY.............
      10.2     GENERAL LIABILITY INSURANCE...................
      10.3     TENANT'S RISK.................................
      10.4     CERTIFICATES OF INSURANCE.....................
      10.5     INJURY CAUSED BY THIRD PARTIES................
      10.6     WAIVER OF SUBROGATION.........................

ARTICLE 11
  LANDLORD'S ACCESS TO PREMISES..............................
      11.1     LANDLORD'S RIGHT OF ENTRY.....................
      11.2     LANDLORD'S RIGHT TO CHANGE ENTRIES,
               ETC. .........................................
      11.3     EXCAVATION

ARTICLE 12
  FIRE, EMINENT DOMAIN, ETC. ................................
      12.1     ABATEMENT OF RENT.............................
      12.2     LANDLORD'S RIGHT OF TERMINATION...............
      12.3     RESTORATION ..................................
      12.4     AWARD... .....................................
      12.5     LANDLORD'S INSURANCE..........................

ARTICLE 13
  DEFAULT....................................................
      13.1     TENANT'S DEFAULT..............................
      13.2     LANDLORD'S DEFAULT............................

ARTICLE 14
  MISCELLANEOUS PROVISIONS...................................
      14.1     EXTRA HAZARDOUS USE...........................
      14.2     WAIVER........................................
      14.3     COVENANT OF QUIET ENJOYMENT...................
      14.4     LANDLORD'S LIABILITY..........................
      14.5     NOTICE TO MORTGAGEE OR GROUND
               LESSOR........................................
      14.6     ASSIGNMENT OF RENTS AND
               TRANSFER OF TITLE.............................
      14.7     RULES AND REGULATION..........................
      14.8     ADDITIONAL CHARGES............................
      14.9     INVALIDITY OF PARTICULAR PROVISIONS...........
      14.10    PROVISIONS BINDING. ETC.......................
      14.11    RECORDING.....................................
      14.12    NOTICES.......................................
      14.13    WHEN LEASE BECOMES BINDING....................
      14.14    PARAGRAPH HEADINGS AND
               INTERPRETATION OF SECTIONS....................
      14.15    RIGHTS OF MORTGAGEE OR GROUND
               LESSOR.......................................
      14.16    STATUS REPORT.................................
      14.17    SECURITY DEPOSIT..............................
      14.18    REMEDYING DEFAULTS............................
      14.19    HOLDING OVER..................................
      14.20    SURRENDER OF PREMISE..........................
      14.21    BROKERAGE.....................................
      14.22    GOVERNING LAW.................................
      14.23    FINANCIAL STATEMENT...........................
      14.24    YEAR 2000.....................................

ARTICLE 15
  OPTIONS TO EXTEND..........................................
      15.1     TENANT'S RIGHT................................
      15.2     EXTENDED TERM RENT............................

ARTICLE 16
  FAIR MARKET RENTAL VALUE...................................
      16.1     DEFINITION....................................

ARTICLE 17
  EXPANSION OPTIONS..........................................
      17.1     FIRST EXPANSION SPACE.........................
      17.2     TENANT'S FIRST EXPANSION NOTICE...............
      17.3     EFFECT OF INCLUSION...........................
      17.4     SECOND EXPANSION SPACE........................
      17.5     TENANT'S SECOND EXPANSION NOTICE..............
      17.6     EFFECT OF INCLUSION...........................

      17.7     THIRD EXPANSION SPACE.........................
      17.8     TENANT'S THIRD EXPANSION NOTICE...............
      17.9     EFFECT OP INCLUSION...........................
      17.10    CONDITION OF EXPANSION SPACE..................
      17.11    NO BROKERS....................................
      17.12    OFFERED LEASE AMENDMENT.......................
      17.13    MISCELLANEOUS.................................

ARTICLE 18
  RIGHT OF FIRST OFFERING....................................
      18.1     FIRST OFFERING SPACE..........................
      18.2     TENANT'S OFFERING NOTICE......................
      18.3     EFFECT OF INCLUSION...........................
      18.4     CONDITION OF FIRST OFFERING SPACE.............
      18.5     NO BROKERS....................................
      18.6     RIGHT OF OFFERING LEASE AMENDMENT.............
      18.7     MISCELLANEOUS.................................

ARTICLE 19
  SIGNAGE....................................................

ARTICLE 20
  ADDITIONAL EQUIPMENT.......................................

ARTICLE 21
  ARBITRATION................................................

                                      LEASE


     THIS INSTRUMENT IS A LEASE, dated as of July __, 1998, in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 880 Winter Street, Waltham, Massachusetts, being located in a multiple building office park known as Waltham Woods Corporate Center (the "Complex"). The parties to this instrument hereby agree with each other as follows:


ARTICLE 1

                             BASIC LEASE PROVISIONS

1.1 INTRODUCTION. The following act forth basic data and identifying Exhibits elsewhere hereinafter referred to in this Lease, and, where appropriate, constitute definitions of the terms hereinafter listed.

1.2      BASIC DATA

         Landlord:                      880 Winter Street, L.L.C.,
                                        a Delaware limited liability company


         Landlord's Original Address:   c/o Leggat McCall Properties, LP.,
                                        10 Post Office Square, Boston. MA 02109



         Landlord's Construction        Leggat McCall Properties Management,LP.,
         Representative:                880 Water Street, Waltham, MA



         Tenant:                        BGS Systems. Inc., a Massachusetts
                                        corporation


         Tenant's Original Address:     One First Avenue, Waltham, MA 02154

         Tenant's Construction
         Representative:                Tishman Construction Corporation of
                                        Massachusetts, 84 State Street, Boston,
                                        MA 02109


         Guarantor:                     BMC Software. Inc., a Delaware
                                        corporation



         Guarantor Address:             2101 CityWest Boulevard, Houston,
                                        TX 77042



         Premises:                      The entire first and second floors of
                                        the Building and a portion of the third
                                        floor of the Building as more
                                        particularly shown on Exhibit A annexed
                                        hereto and made a part hereof



         Premises Rentable Area:        Agreed to be 175,584 rentable square
                                        feet (62,092 rentable square feet on the first floor of the Building, 77,817 rentable square feet on the second floor of the Building and 35,675 rentable square feet on the third floor of the Building), as measured in accordance with the
                                        Measurement Method.


         Basic Rent:                    (1) (a) Subject to the credits set forth
                                        in Section 4.2 of the Lease, from the
                                        Commencement Date to the last day of the month in which occurs the third anniversary thereof, $5,618,688 per annum ($32.00 per square foot of Premises Beatable Area per annum); (b) for the next twenty-four (24) months, $5,794,272 per annum ($33.00 per square foot of Premises Rentable Area per annum); (c) for the next twenty-four
                                        (24) months, $5,969,856 per annum
                                        ($34.00 per square foot of Premises
                                        Rentable Area per annum); and (d) for
                                        the balance of the initial Lease. Term,
                                        $6,145,440 per annum ($35.00 per square
                                        foot of Premises Rentable Area), as the
                                        same may be adjusted and/or abated
                                        pursuant to Section 12.1, and as such
                                        may be adjusted in the Extended Term(s)
                                        or by virtue of Tenant's exercise of any expansion option or right of first offer hereunder.


         Estimated Electricity Payment. Initially $149,246.40 per annum
                                        (eighty-five cents ($0.85) per square
                                        foot of Premises Rentable Area per
                                        annum) as a payment toward the actual
                                        cost of providing electricity to the
                                        Premises, as the flame may be adjusted
                                        and/or abated pursuant to Sections 7.5
                                        and 12.1, and as the same may be
                                        adjusted in the Extended Term(s) or by
                                        virtue of Tenant's exercise of any
                                        expansion option or right of first offer hereunder.


         Additional Charges:            The Estimated Electricity Payment and
                                        Landlord charges and other sums payable
                                        by Tenant as set forth in this Lease,
                                        including, without limitation, the
                                        charges for Taxes and Operating Expenses as set forth in Sections 8.2 and 9.2, respectively, other than and in addition to Bask Rent.


         Lease Term:                    Commencing with the Commencement Date
                                        and expiring on the last day of the
                                        calendar month which is ten (10) years
                                        and four (4) months after the
                                        Commencement Date, as such may be
                                        extended pursuant to the Tenant's
                                        Extended Term options, or on such
                                        earlier date upon which the Lease Term
                                        may expire or be terminated pursuant to
                                        any of the conditions or other
                                        provisions of this Lease or pursuant to
                                        law.

         Security Deposit:              Initially none, subject to adjustment as
                                        set forth in Section 14.47 hereof.

         Broker: Cushman Realty Corporation, Fallon Hines & O'Connor and Leggat McCall Properties Management, L.P.

         Agent: Leggat McCall Properties Management, L.P., 880 Winter Street, Waltham, MA,
                                        Attn: Property Manager, or such other
                                        person or entity from time to time
                                        designated by Landlord.

         Building Rentable Area:        agreed to be 218,584 square feet, as
                                        measured in accordance with the
                                        Measurement Method.

         Business Days:                 All days except Saturday, Sunday, New
                                        Year's Day, Memorial Day, Independence
                                        Day, Labor Day, Thanksgiving Day,
                                        Christmas Day (and the following day
                                        when any such day occurs on a Sunday).

         Commencement Date:             As defined in Section 3.1.

         Default of Tenant:             As defined in Section 18.1.

         Force Majeure:                 Collectively and individually, strikes
                                        or other labor trouble, fire or other
                                        casualty, acts of God, governmental
                                        preemption of priorities or other
                                        controls in connection with a national
                                        off other public emergency or shortages
                                        of fuel, supplies or labor resulting
                                        therefrom, or any other similar
                                        cause-beyond Landlord's or Tenant's
                                        reasonable control.


         Initial General Liability
           Insurance:                   $3,000,000 per occurrence/ $5,000,000
                                        aggregate (combined single limit) for
                                        property damage, bodily injury or death.



         Measurement Method:            "Standard Method for Measuring Floor
                                        Area in Office buildings" (Reprinted
                                        August 1990, American National Standard
                                        ANSI Z65.1-1980) (Reaffirmed 1989).
                                        Approved June 21, 1989 by American
                                        National Standards Institute, Inc.)
                                        prepared for the Building Owners and
                                        Managers Association International


         Landlord's Contribution:       An amount equal to $29.50 per square
                                        foot of Premises Rentable Area.

         Operating Year:                As defined in Section 9.1.

         Operating Expenses:            As defined in Section 9.1.


         Base Operating Expenses:       Operating Expenses incurred for the
                                        calendar Year Ending December 31,1999,
                                        adjusted to 100%
                                        occupancy for those expenses which vary
                                        with occupancy levels, and as more
                                        particularly defined in Section 9.1.

         Building Operating Expenses:   As defined in Section 9.1.

         Common Site Operating
         Expenses:                      As defined in Section 9.1.

         Permitted Uses:                Executive and general offices of the
                                        type generally found in first-class
                                        office buildings in the suburban Boston
                                        area subject to the provisions of
                                        Section 5.1(a).

         Site:                          The land area shown on the Site Plan
                                        annexed as Exhibit B hereto.

         Substantial Completion Date:   As defined in Section 3.2(c).

         Tax Year:                      As defined in Section 8.1.

         Taxes:                         As defined in Section 8.1.

         Base Taxes:                    The actual Taxes for the Tax Year
                                        commencing on July 1,1999 and ending on
                                        June 30, 2000 (and, to the extent the
                                        Building has not been fully leased when
                                        such actual Taxes are determined,
                                        adjusted as though the Building had been fully leased at such time), as such may have been abated pursuant to Section
                                        8.3, if at all, multiplied by 0.95.

         Tax Expenses:                  As defined in Section 8.1.

         Tax Parcel or Properly:        The Building and the land parcel on
                                        which the Building is located.

         Tenant's Proportionate Share:  As defined in Section 9.1.

         Tenant's Removable Property:   As defined in Section 5.2(b).

         Building Standard:             Materials of at least as good quality
                                        (in the parties' reasonable opinion) as
                                        Landlord has elected at the time of
                                        execution of this Lease to use as part
                                        of its standard construction
                                        substantially throughout the Building as such are more particularly described in Exhibit J hereto.

         Extension Options:             Consecutive extension option(s)
                                        aggregating up to fifteen (15) years
                                        pursuant to Article 15 hereof.

         Expansion/Right of First

         Offer: Three expansion options and a right of first offering as to certain expansion space in the Building and at 890 Winter Street, Waltham, Massachusetts pursuant to Article 17 and Article 18 hereof.

1.3 ENUMERATION OF EXHIBITS. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

         Exhibit A    -      Floor Plans of Premises
         Exhibit B    -      Site Plan
         Exhibit C    -      Commencement Date Agreement
         Exhibit D    -      Plan Approval Agreement
         Exhibit E    -      Operating Expenses
         Exhibit F    -      Rules and Regulations
         Exhibit G    -      Contractor's Insurance
         Exhibit H    -      Subordination, Non-Disturbance and Attornment
                             Agreement
         Exhibit I    -      Base Building Condition
         Exhibit J    -      Building Standard Materials
         Exhibit K    -      Cleaning Specifications
         Exhibit L    -      Guaranty
         Exhibit M    -      HVAC Specifications
         Exhibit N    -      Signage Locations
         Exhibit 0    -      Competitor List
         Exhibit P    -      Restriction Against Lease Assignment or Space
                             Subletting to be included in Other Tenant Leases

1.4 OTHER DEFINITIONS. The following additional terms, whenever used in this Lease (unless the context requires otherwise), shall have the respective meanings specified in the Sections of this Lease set forth below after such terms;

         Adequate Assurance................................Section 13.1(c)
         Adequate Assurance of Future Performance..........Section 13.1(d)
                  .........................................and Section 13.1(f)
         Affiliate.........................................Section 5.1(c)
         Alterations.......................................Section 5.2(a)
         Amenities.........................................Section 3.1
         ATM...............................................Section 2.2(d)
         Bankruptcy Code...................................Section 13.1(b)
         Base Building Work................................Section 3.2(b)
         Building Average Rate.............................Section 7.5(b)
         Business Hours....................................Section 7.4(a)
         Capital Event.....................................Section 14.17
         Competitor........................................Section 5.1(c)
         Competitor Confirmation Request...................Section 5.1(c)

         Determination Date................................Section 16.1

         Determination Notice..............................Section 15.1
         Essential Services................................Section 7.6
         Estimated Electricity Payment.....................Section 1.2
         Event of Bankruptcy...............................Section 13.1(b)

         Extended Term(s)..................................Section 15.1
         Fair Market Rental Value..........................Section 16.1
         First Expansion Space.............................Section 17.1
         First Expansion Space Inclusion Date..............Section 17.1
         First Extended Term...............................Section 15.1
         First Offer Notice................................Section 18.1
         First Offering Space..............................Section 18.1
         First Offering Space Inclusion Date...............Section 18.1
         First Phase.......................................Section 3.2
         First Untaken Space...............................Section 17.2
         Landlord's Work...................................Section 3.2(b)
         Market Capitalization.............................Section 14.17
         Offered Lease Amendment...........................Section 17.12
         Overtime Service..................................Section 7.4(a)
         Plan Submission Date..............................Section 3.2(a)
         Plans.............................................Section 3.2(a)
         Bight of Offering Lease Amendment.................Section 18.6
         Rules and Regulations.............................Section 14.7
         SNDA..............................................Section 14.15
         Second Expansion Space............................Section 17.4
         Second Expansion Space Inclusion Date.............Section 17.4
         Second Extended Term..............................Section 15.1
         Second Untaken Space..............................Section 17.5
         Substantial Completion............................Section 3.2(c)
         Substantially damaged.............................Section 12.2
         Target Date.......................................Section 3.2(b)
         Tax Excess........................................Section 8.2
         Tenant's Delays...................................Section 3.4(c)
         Tenant's First Expansion Notice...................Section 17.1
         Tenant's Second Expansion Notice..................Section 17.4
         Tenant's Third Expansion Notice...................Section 17.7
         Tenant's Offering Notice..........................Section 17.2
         Third Expansion Space.............................Section 17.7
         Third Expansion Space Inclusion Date..............Section 17.7
         Third Untaken Space...............................Section 17.8
         Untaken Space.....................................Section 18.2

                                   ARTICLE 2:
                        PREMISES AND APPURTENANT RIGHTS

2.1 LEASE OF PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby accepts from Landlord, the Premises (as depicted in the floor plan(s) annexed hereto as Exhibit A), for the Lease Term and upon and subject to the terms and conditions hereinafter set forth.

2.2 APPURTENANT RIGHTS AND RESERVATIONS. (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and the loading platform of the Building and common roadways, driveways and walkways necessary for access to the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 14.7 and to the right of Landlord to designate and change from time to time areas and facilities so to be used.

         (b) Excepted and excluded from the Premises are the ceiling, floor, perimeter wall and exterior windows (except the inner surface of each thereof), and any space in the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof provided that Tenant shall have the right to use the vertical penetrations of the Building for its piping, conduits, sleeving and cabling with the Landlord's prior written consent, such consent not to be unreasonably withheld if such use by Tenant will not adversely affect (i) the Landlord's utilization of such penetrations for the delivery of services required to be provided by Landlord to any tenants of the Building or (ii) the structural integrity of the Building]. Landlord shall have the right to place in the Premises utility lines, equipment, stacks, pipes, conduits, ducts and the like, provided the same do not reduce the Premises Rentable Area and are concealed behind any then existing walls and/or ceilings of the Premises or are installed in such a manner and at such locations so as to reduce to a minimum interference with Tenant's use of the Premises. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may reasonably require, proper access panels .therein to afford access to any facilities above the ceiling or within or behind the walls.

         (c) Tenant shall also have the right (subject to the Rules and Regulations from time to time established by Landlord pursuant to
         Section 14.7) to use (i) on an exclusive, reserved basis, 77 parking spaces in the basement level of the Building, provided, however, that Landlord shall not be obligated to monitor the use of such parking spaces or enforce Tenant's exclusive use against unauthorized users thereof (except that if Landlord is so requested by Tenant, Landlord shall cooperate in all reasonable respects and at Tenant's expense with Tenant's efforts to enforce Tenant's exclusive use of such parking spaces against unauthorized users thereof), and (ii) on a non-exclusive, unreserved basis and in common with use by other tenants of the Complex, parking spaces in the parking areas located on the Site in an amount, which when aggregated with the parking spaces reserved in
         (i) above, shall equal no more than 3.3 parking spaces per 1,000 square feet of Premises Rentable Area. Landlord shall install and maintain, at Tenant's expense and with Tenant's reasonable approval, Building Standard signage identifying Tenant's reserved parking spaces in the basement level of the Building. Landlord acknowledges that Tenant shall have the right to monitor the use of Tenant's reserved parking spaces in the basement level of the Building and to enforce Tenant's exclusive use against unauthorized users thereof. The parking privileges granted herein are non-transferable except to an assignee or subtenant permitted pursuant to Section 6.1(a). Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked in the Building or on the Site or to any personal property therein, unless attributable to the gross negligence or willful misconduct of Landlord, its agents, contractors, employees or representatives, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that an appurtenance only is hereby granted, and no bailment is intended or shall be created.

         (d) In the event that an automated teller machine ("ATM") is not located at the Complex for general use by all tenants of the Complex, Landlord agrees to consider any Tenant proposal to install the same at the common areas of the Site or the Complex, provided that Landlord shall have the right to accept or reject the location of such ATM in its sole discretion.

                                    ARTICLE 3
                 LEASE TERM AND BUILDING/PREMISES CONSTRUCTION

3.1 LEASE TERM. The term of this Lease and the estate hereby granted (the "Lease Term") shall commence on the first to occur of: '

         (a) the Substantial Completion Date of the First Phase of the Premises, as defined in Section 3.2(c) hereof; and

         (b) the date upon which Tenant occupies all or any portion of the First Phase of the Premises for the conduct of its business operations,

         provided that

         (i) reasonable means of access to the First Phase of the Premises and parking areas on the Site sufficient to provide Tenant with its permitted parking in accordance with Section 2.2(c) hereof shall exist and those facilities reasonably necessary for Tenant's occupancy of the First Phase of the Premises, including, without limitation, an entrance lobby, elevators (which need not consist of all of the elevators in the bank which serves the First Phase of the Premises), toilets, plumbing, water, lighting and electric power facilities shall have been installed and shall be in good operating order and be available to Tenant, but excluding the Amenities (as hereinafter defined); and

         (ii) the heating, ventilating and air conditioning systems reasonably necessary for Tenant's occupancy of the First Phase of the Premises and the common areas shall have been installed and shall be in good operating order, taking into account the season of the year then in progress, and in accordance with Exhibit M hereto.

         Such date of commencement is hereinafter called the "Commencement Date." Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall enter into an agreement, in the form of Exhibit C hereto, in which the Commencement Date and specified Lease Term shall be stated, but the failure by either party to execute such an agreement shall have no effect on the Commencement Date or the duration of the Lease Term, as hereinabove determined.

                  Within sixty (60) days after The Commencement Date and at Landlord's expense, (i) Landlord covenants to complete the construction of and thereafter operate in the Building the following amenities: (a) a health and fitness facility with fitness equipment, showers and a locker room, and (b) a 1,000 rentable square foot shared-use conference facility and (ii) Landlord covenants to complete the construction of a food service facility, and thereafter cause a third-party vendor to operate the same, at the Building (the "Amenities"). In the event that any of the Amenities shall not have been completed within such sixty
         (60) day period (subject to a day for day extension for delays caused by Force Majeure), then for each day thereafter Tenant shall not be required to pay the daily amount of Basic Rent payable hereunder with respect to 10,000 square feet of Premises Rentable Area until such time as all of such Amenities shall have been completed.

3.2 PREPARATION OF THE PREMISES. (a) Tenant is currently having full construction drawings and plans, including mechanical, engineering and plumbing drawings (the "Plans") for the layout of its first phase of the Premises (the "First Phase") prepared, which Plans shall conform to the requirements set forth in part III of Exhibit F and shall contemplate the use of the Building Standard materials to be mutually determined by Landlord and Tenant, and be submitted to Landlord for its approval on or before June 23, 1998 (the "Plan Submission Date"), which approval shall not be unreasonably withheld. Failure by Landlord to disapprove any submission of the Plans within ten (10) Business Days after submission shall constitute approval therefor. Promptly upon receipt of any such disapproval containing reasonable detail as to the reason(s) therefor, Tenant shall, within five (5) Business Days, revise the Plans to address Landlord's reasons for disapproval and resubmit the same to Landlord. Landlord shall then have five (5) Business Days to approve or disapprove such resubmission, such approval not to be unreasonably withheld. Failure by Landlord to disapprove any resubmission of the Plans with five (5) Business Days after resubmission shall constitute approval therefor. At such time as the Plans are completed and approved by Landlord, Landlord and Tenant shall sign a letter agreement substantially in the form of Exhibit D, identifying the Plans and reciting such approval, and a copy of such letter shall be appended to each counterpart of this Lease. On or before June 1, 1998, Tenant shall identify in writing to Landlord any long-lead time items that Tenant's improvements of the Premises will require, but if Tenant fails to do so, the only consequence of such failure shall be that, if as a result thereof, Substantial Completion with respect to the First Phase of the Premises is delayed beyond October 15, 1998, Tenant's failure to have so identified in writing any long-lead items by June 1, 1998 shall constitute a Tenant's Delay.

         (b)      Promptly after (i) approval of the Plans, and, if applicable,
         (ii) Tenant's execution of a work letter (if requested by Landlord) confirming that the construction cost of Landlord's Work exceeds Landlord's Contribution (as defined below), Landlord shall exercise all reasonable efforts to obtain the issuance by the City of Waltham of a building permit and any other licenses or approvals necessary under applicable law for Landlord's Work to commence, and subject to Force Majeure and Tenant's Delays, to achieve Substantial Completion of the work ("Landlord's Work") specified therein on or before October 15, 1998, (the "Target Date," as it may be extended pursuant to Section 3.4). Except as set forth in subsections (d) or (e) below, Tenant shall have no claim against Landlord for failure to complete such Work on or before the Target Date. Upon completion and approval of the Plans, Landlord shall enter into a construction contract with a general contractor mutually acceptable to Landlord and Tenant, pursuant to a competitive bidding process of the general conditions and fees coordinated by Landlord, or, at Tenant's election, Tenant. All subcontractor work included in Landlord's Work shall also be bid pursuant to a competitive bidding process coordinated by the general contractor. Landlord and Tenant shall endeavor in good faith to have the general contract and all necessary subcontracts for the First Phase of the Building executed and delivered by June 23, 1998. To the extent that the contract price set forth in the construction contract exceeds an amount ("Landlord's Contribution") equal to $29.50 per square foot of Premises Rentable Area then being constructed, Tenant shall be liable for such excess costs, such excess costs or portions thereof to be paid by Tenant to Landlord on a requisition-by-requisition basis throughout the construction process. Tenant shall pay such excess costs or any portion thereof to Landlord within fifteen (15) Business Days after Landlord's delivery to Tenant of any requisition, accompanied by reasonably detailed invoice(s) which have been approved by Landlord's Construction Representative, setting forth the amount due from Tenant with respect to such invoice(s) (such amount due from Tenant to be determined by multiplying the invoiced amount by a fraction, the numerator of which is the contract price set forth in the construction contract minus the amount of Landlord's Contribution and the denominator of which is the contract price). Tenant shall, if requested by Landlord, execute a work letter confirming such excess costs prior to the time Landlord shall be required to commence work. In addition, Landlord shall ratably advance funds due under the construction contracts for Landlord's Work in direct proportion to the square footage amount of Premises Rentable Area then being constructed. In the event that the actual cost to Landlord of completing Landlord's Work for the First Phase of the Building is less than Landlord's Contribution for the First Phase of the Building, then Tenant, to the extent Landlord's Contribution for the First Phase of the Building has not been funded, shall be entitled to a credit against the next succeeding payment(s) of Basic Rent and Additional Charges due by Tenant in the amount by which Landlord's Contribution for the First Phase of the Building exceeds such cost and Landlord's Contribution for the First Phase of the Building shall be deemed fully paid and its obligation therefor fully satisfied upon the application of such a credit. In addition, if after approval of the Plans, Tenant shall request any changes in Landlord's Work, which changes will result in an increase in the construction contract price, as a condition to Landlord's obligation to agree to such change, Tenant shall pay to Landlord any, such increase in the construction contract price, such payment to be made within fifteen (15) Business Days after Landlord advises Tenant of the amount of such increase. In addition, Tenant shall pay to Landlord's Construction Representative a fee in an amount equal to $0.295 per square foot of Premises Rentable Area constructed as compensation for its construction management and/or supervision services, which amount Landlord may elect to offset directly against Landlord's Contribution. Costs incurred by Landlord under the applicable construction contracts shall be applied and offset directly against Landlord's Contribution. The costs of all architectural work performed by Landlord or the Agent and the Landlord's costs in installing the electric check-meters for the Premises shall also be applied to reduce Landlord's Contribution. Landlord's Work does not include the work ("Base Building Work") currently being undertaken by Landlord, which is identified on Exhibit I hereto and in drawings furnished to Tenant's architects, as such drawings may be changed or altered by Landlord in the exercise of its reasonable discretion, and the cost of performing the Base Building Work shall not be deemed to be included in the cost of performing Landlord's Work. If and to the extent that Tenant may elect to have Landlord perform Landlord's Work in less than all of the Premises such that on the date which is thirty
         (30) months after the Commencement Date, Landlord's Work in any portion of the Premises has not been undertaken by Landlord, then, in such circumstance, Landlord shall pay to Tenant the amount of Landlord's Contribution per square foot of Premises Rentable Area which has not been funded by Landlord, by crediting such amount against the next succeeding payment(s) of Basic Rent due and payable by Tenant until such amount has, by application of such credit, been paid in full to Tenant.

         (c) The First Phase of the Premises shall be deemed substantially completed and ready for occupancy on the first day (the "Substantial Completion Date") as of which: (i) Landlord's Work with respect to the First Phase of the Premises has been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after occupancy has been taken without causing undue interference with Tenant's use of the First Phase of the Premises (i.e., so-called "punch list" items); and (ii) a certificate of use and occupancy (which may be temporary) has been issued therefor ("Substantial Completion"). Landlord shall expeditiously (but in any event within 60 days) complete all "punch list" items and Tenant shall afford Landlord access to the First Phase of the Premises for such purposes. Tenant acknowledges that, given the scope of Landlord's Work, it is possible that certain portions of the Building may be substantially completed before Substantial Completion of all of Landlord's Work with respect to the First Phase of the Premises. If (i) Tenant shall desire to occupy a portion of the First Phase of the Premises prior to Substantial Completion of all of Landlord's Work with respect to the First Phase of the Premises, and (ii) Landlord, in its reasonable discretion, determines that partial occupancy by Tenant of such portions of the Building as shall have been substantially complete will not interfere with or delay the remainder of Landlord's Work, Landlord may give Tenant notice thereof and, subject to Section 3.1, Tenant may occupy that portion of the First Phase of the Premises which is substantially completed, and all payments of Basic Rent, Additional Charges and the like shall be prorated according to the amount of space so occupied by Tenant.

         (d) If the Substantial Completion Date has not occurred on or before the thirtieth (30th) day after the Target Date, subject to a day-for-day extension due to each day of delay attributable to Tenant's Delay(s) and/or Force Majeure, then for each day after such 30th day that Substantial Completion is not achieved, Tenant shall not be required to pay Basic Rent or Additional Charges for one (1) day after the Commencement Date. Further, if the Substantial Completion Date has not occurred on or before the sixtieth (60th) day after the Target Date subject to a day-for-day extension due to each day of delay attributable to Tenant's Delay(s) and/or Force Majeure, then for each day after such 60th day that Substantial Completion is not achieved, Tenant shall not be required to pay Basic Rent or Additional Charges for one and one-half (1 1/2) days after the Commencement Date. Landlord shall endeavor to provide Tenant with access to the Premises, on a non-exclusive basis and in common with Landlord's Work, on or before fifteen (15) days prior to the Commencement Date for Tenant's furniture, fixture and equipment installation at the Premises, but Landlord shall have no liability to Tenant if such access is not in fact provided by such date.

         (e) If the Substantial Completion Date has not occurred on or before the one-hundred eightieth (180th) day after the Target Date, subject to a day-for-day extension due to each day of delay attributable to Tenant's Delay(s) and/or Force Majeure, Tenant may elect to terminate this Lease by giving notice to Landlord, not later than thirty (30) days after such date of its desire to so terminate, and this Lease shall cease and come to an end without further liability or obligation on the part of either party upon the delivery of such notice.

3.3 QUALITY AND PERFORMANCE OF WORK/CONCLUSIVENESS OF LANDLORD'S PERFORMANCE. All construction work required or permitted by this Lease shall be done in a good and workmanlike manner with Building Standard materials except as otherwise agreed to by Landlord and Tenant, or, if not applicable, new, first-class materials, in a lien-free manner and in compliance with all applicable laws and requirements of public authorities and insurance bodies related to, or arising out of the performance of, such construction work. Each party may inspect the work of the other at reasonable times, and the Construction Representative of each party shall promptly give notice of any approvals and other actions on the party's behalf required to be given in connection with design and construction. Except to the extent to which Tenant shall have given Landlord notice, not later than the end of the sixth full calendar month following the Commencement Date, of specific respects in which Landlord has not performed Landlord's Work or Base Building Work, Tenant shall be deemed conclusively to have approved all such work and shall have no claim that Landlord has failed to perform or has improperly performed any of Landlord's Work or Base Building Work. Except for Landlord's Work and the Base Building Work, and except as expressly provided herein, the Premises are being leased in their condition AS IS WITHOUT REPRESENTATION OR WARRANTY by Landlord, except for latent defects in such work. Notwithstanding the foregoing, Landlord hereby represents and warrants to Tenant that: (i) Landlord's Work and the Base Building Work will be undertaken in accordance with all applicable laws, codes and ordinances, including without limitation the Americans With Disabilities Act of 1990 and requirements of public authorities and insurance bodies related to, or arising out of the performance of, such construction work, (ii) Landlord has not received from any governmental agency having jurisdiction any written notice to the effect that the Premises are in violation of any applicable law, code or ordinance, which violation remains outstanding as of the date hereof, (iii) on the Commencement Date, no hazardous substances, hazardous materials, PCB's or friable and accessible asbestos containing materials will be present in the Premises, Building or Complex which would require remediation under applicable law and (iv) on the Commencement Date, the Base Building Work and the Landlord's Work will comply with the Americans With Disabilities Act of 1990 to the extent required by law. To the extent that Tenant will be responsible for maintenance and/or repair of any item of work included in Landlord's Work or the Base Building Work, then Landlord shall use reasonable efforts to obtain from Landlord's contractor a warranty for the benefit of Tenant covering such items.

3.4 TENANT'S DELAYS. (a) To the extent a delay shall occur in the Substantial Completion Date as the result of:

         (i) any written request by Tenant that Landlord delay the commencement or completion of Landlord's Work for any reason except for delays requested by Tenant due solely to the failure of Landlord's Work to comply with the provisions of Section 3.3;

(ii) failure by Tenant to (v) submit promptly the Plans within the time period set forth in Section 3.2(a) and revise the same to satisfy Landlord's reasonable objections within the time periods set forth above, or (w) identify in writing to Landlord by June 1, 1998 any long-lead items that Tenant's improvements of the Premises will require, or (x) enter into a work letter in form and substance reasonably satisfactory to Tenant if so requested by Landlord, or (y) pay to Landlord any excess costs attributable to Landlord's Work in accordance with the provisions of Section 3.2(b) hereof, or (z) any change by Tenant in any of the Plans after approval or deemed approval thereof by Landlord;

         (iii) any other act or omission of Tenant or its officers, agents, servants or contractors;

         (iv) any long-lead time items, any change orders to the Plans which are not in accordance with Building Standards, or lack of timely action by Tenant with respect to the submission of information which Tenant is required to provide; or

         (v) any displacement of any of Landlord's Work from its place in Landlord's construction schedule resulting from any of the causes for delay referred to in clauses (i), (ii), (iii) or (iv) of this paragraph and the fitting of such Landlord's Work back into such schedule;

         and, as a result of such delay, Substantial Completion with respect to the First Phase of the Premises does not occur before October 15, 1998, then Tenant shall, commencing on October 15, 1998, pay to Landlord for each day of such delay the amount of Basic Rent and Additional Charges that would have been payable hereunder had the Tenant's obligation to pay Basic Rent commenced on October 15, 1998. Tenant shall reimburse Landlord for all additional costs reasonably incurred by Landlord in connection with the completion of the Landlord's Work by reason of such Tenant's Delay. Landlord shall provide Tenant with written notice of the occurrence of any delay within ten (10) Business Days after Landlord becomes aware of the event giving rise to such delay.

         (b) If a delay in the Substantial Completion Date, or if any portion of such delay, is the result of Force Majeure, and such delay would not have occurred but for a delay described in paragraph (a), such delay shall be deemed added to the delay described in that paragraph.

         (c) The delays referred to in paragraphs (a) and (b) are herein referred to collectively and individually as "Tenant's Delay."

         (d) The Target Date shall automatically be extended for the period of any delays caused by Tenant's Delay(s) or Force Majeure.

3.5 TENANT ENTRY FOR FURNISHING. Prior to the Commencement Date Landlord shall permit Tenant to enter the Premises for the purpose of performing any work to be performed by Tenant or Alterations (as hereafter defined), when in Landlord's reasonable judgment the same can be done without any undue interference with Landlord's performance of the remaining work it is obligated to perform under this Article 3. Any such entry shall be at Tenant's sole risk and Landlord shall not be responsible for any damage or loss to property or installations placed in the Premises by Tenant prior to the Commencement Date. In addition, in no event shall Tenant make use of any labor in the Building or otherwise suffer or permit any action to be taken which would result in labor difficulties or otherwise delay the performance by Landlord of such remaining work. Prior to performing any Alterations or other Tenant work, Tenant shall provide Landlord with proof of insurance in accordance with the Rules and Regulations.

3.6 MULTIPLE CONSTRUCTION PHASES. It is anticipated that Landlord's Work will consist of multiple phases. The Commencement Date for the entire Premises is triggered by either Substantial Completion or occupancy of the First Phase of the Premises as provided in Section 3.1. The terms and provisions of Sections 3.2, 3.3, 3.4 and 3.5 (including Landlord's Contribution) hereof shall apply to each phase of Landlord's Work subsequent to the First Phase as though the applicable phase was substituted in lieu of the "First Phase" of the Premises. For purposes of Section 3.2, the Tenant shall prepare the Plans for each phase of the Premises subsequent to the First Phase and submit the same to Landlord for its approval on such dates as Tenant shall elect, and Tenant shall identify to Landlord in writing at such time any long lead time items that Tenant's improvements of the Premises applicable to such phase will require. The Target Date for each phase after the First Phase shall be the date which is ten (10) weeks after (i) approval of the Plans for such phase; (ii) issuance by the City of Waltham of a building permit and any other licenses or approvals necessary under applicable law for Landlord's Work with respect to such phase to commence and, if applicable, (iii) Tenant's execution of a work letter (if requested by Landlord) confirming that the construction costs of Landlord's Work exceeds Landlord's Contribution, subject to Force Majeure and Tenant's Delays, provided that Landlord agrees to utilize reasonable efforts to complete such phase of Landlord's Work as promptly as practicable under the circumstances. As to phases subsequent to the First Phase, the rent abatement and termination provisions set forth in Section 3.2(d) and (e) shall apply only to the applicable phase then being constructed and shall not be deemed to provide a rent abatement or termination right to the Tenant as to any prior phase of the Premises.

                                    ARTICLE 4
                                   BASIC RENT

4.1 PAYMENT. (a) Tenant agrees to pay to Landlord, or as directed by Landlord, commencing on the Commencement Date without offset, abatement (except as provided in Sections 7.6 and 12.1), deduction or demand, the Basic Rent. Such Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Lease Term, at Landlord's Original Address, or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or such of the Additional Charges as are payable on account of Taxes, Operating Expenses or Estimated Electricity Payment are not paid within five (5) Business Days of the date due, Tenant shall pay to Landlord, in addition to any charges under Section 14.18, an administrative fee equal to (i) one percent (1%) of the overdue payment, if such failure to pay shall occur for the second time within any calendar year, and (ii) three percent (3%) of the overdue payment, if such failure to pay shall occur more than twice within any calendar year. Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Charges or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation, Section 502(b) thereof.

         (b) Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

4.2      RENT CREDITS. Tenant shall be entitled to credits against Basic Rent:
         (i) equal to the amount of Basic Rent payable hereunder with respect to 60,000 square feet of Premises Rentable Area from the Commencement Date until the date four (4) months after the Commencement Date, and (ii) equal to the amount of Basic Rent payable hereunder with respect to 15,584 square feet of Premises Rentable Area from the Commencement Date until the date two (2) years after the Commencement Date, provided that on the date of application of each monthly installment of the rent credits, Tenant shall not be in Default of any monetary obligation hereunder beyond any applicable cure and/or notice period.

                                    ARTICLE 5
                                 USE OF PREMISES

5.1 PERMITTED USE. (a) Tenant agrees that the Premises shall be used and occupied by Tenant only for Permitted Uses specifically excluding, without limitation, use for utility company or employment agency offices (other than corporate, executive or legal staff offices) or use for medical or dental offices (other than administrative offices) or governmental offices. Tenant's Permitted Uses shall include the right to install and use an ATM in the Premises and to use and occupy portions of the Premises as a fitness area (with related shower, sauna and locker room facilities) for use by Tenant's employees and business invitees; however, Tenant agrees that such fitness area and related facilities shall not be available for general public use. Tenant's Permitted Uses shall also include the right to use and occupy portions of the Premises as a private bathroom area and/or as computer facilities ancillary to its executive and general office use. Tenant may use and occupy portions of the Premises as dining areas (including kitchen, cafeteria and private dining areas) for use by Tenant's employees and business invitees; however, Tenant agrees that it shall not use the Premises or any part thereof, or permit the Premises or any part thereof, to be used for the preparation or dispensing of food or beverages for general public use or consumption. Tenant shall not use, or suffer or permit the use of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the Premises or the Building or any part thereof
         (a) which would violate any of the provisions of this Lease, (b) for any unlawful purposes or in any unlawful manner, (c) which is not normally found in first-class office buildings in the greater Boston area or (d) which, in the reasonable judgment of Landlord, shall in any way (i) impair or tend to impair the appearance or reputation of the Building or the Complex or (ii) impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, ventilation, cleaning, air conditioning or other servicing of the Building or Premises, or with the use of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building or the Complex. Tenant shall have the right to utilize the common areas of the Site for occasional company picnics and similar events subject to all applicable law and reasonable time, place and manner restrictions imposed by Landlord and provided that such use shall not unreasonably interfere with, or otherwise violate, the rights of other tenants at the Building under such other tenants' leases.

         (b) Tenant agrees to conform to the following provisions during the Lease Term:

                  (i) Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with reasonable rules and regulations established by Landlord therefor;

                  (ii) Tenant shall not perform any act or carry on any practice which may injure the Premises, or any other part of the Building, or cause any offensive odors or loud noise or constitute a nuisance or a menace to any other tenant or tenants or other persons in the Building;

                  (iii) Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations applicable to the Premises, including without limitation the accessibility provisions of the Americans With Disabilities Act of 1990.

         (c) Landlord agrees that it will not (a) enter into a lease of any space in the Complex to any of the entities (individually, a "Competitor") listed in Exhibit O hereto, or (b) enter into a lease of any space in the Complex without including a provision in form and content substantially similar to the restriction contained in Exhibit P attached hereto which expressly restricts any tenant (other than Tenant and any of its Affiliates as Tenant under this Lease) from any such assignment of lease or subletting to a Competitor without first offering the space proposed to be sublet or the lease to be assigned to Tenant in accordance with the right of first offer set forth in Exhibit P hereto. Landlord agrees to furnish the list of Competitors set forth in Exhibit O hereto, or.such other Competitor list then in effect following a Competitor Confirmation Request (hereinafter defined) made by Landlord, to each such tenant whose lease contains a comparable provision restricting assignment or subletting based upon the list of Competitors set forth in Exhibit O or any modified list of Competitors resulting from a Competitor Confirmation Request submitted by Landlord to Tenant. Landlord agrees to cooperate in all reasonable respects, at the sole cost of Tenant, with Tenant in the enforcement of such restriction contained in any tenant lease, provided that Tenant's sole remedy against such tenant shall be limited to injunctive relief. In no event, and under no circumstance, shall Landlord be obligated to enforce such restriction against tenants of the Complex whose lease contains the restriction set forth in Exhibit P hereto or a comparable restriction, and in no event, and under no circumstance, shall Landlord incur any liability to Tenant for any such tenant's violation of such restriction, or for any claim or legal action instituted by Tenant against Landlord alleging Landlord's failure to use reasonable commercial efforts to enforce the provisions of this Section against the tenant under any such lease which contains such restriction or a similar restriction. Anything expressly or impliedly contained in this Section 5.1(c) to the contrary notwithstanding, none of the preceding provisions will ever be interpreted or construed as a restriction on Landlord, its successors and assigns, from granting its consent to the subletting of space under or assignment of any lease existing on the date hereof where no restriction substantially similar to the restriction contained in Exhibit P hereto has been included in any such pre-existing lease. Moreover, the foregoing restriction shall not apply (i) to Landlord, its successors and assigns, granting its consent to the subletting of space under or assignment of any tenant lease containing the restriction set forth in Exhibit P hereto or similar restriction if Landlord has determined to its reasonable satisfaction that such tenant has initially complied with the right of first offer provisions set forth in Exhibit P hereto, which determination made by Landlord shall be conclusive and binding upon Tenant in the absence of Landlord's bad faith; (ii) if Tenant or its Affiliates are not in actual occupancy of at least 75% of the Premises Rentable Area; (iii) to Affiliates of a Competitor; (iv) to a Competitor if, after a merger or consolidation by a Competitor with another entity, or a sale, lease, license or other disposition by a Competitor of all or substantially all of its assets to another entity, whether in one transaction or a series of transactions, such Competitor is not the surviving entity; or (v) if, after a merger or consolidation by the Guarantor with another entity, or a sale, lease, license or other disposition by the Guarantor of all or substantially all of its assets to another entity, whether in one transaction or a series of transactions, the Guarantor is not the surviving entity.

         For so long as the restriction prohibiting Landlord from leasing space in the Complex to a Competitor listed in Exhibit O is in force and applicable, Landlord shall have the right, at any time and from time to time during the Lease Term, to request in writing of Tenant a determination as to whether, in the reasonably exercised good faith judgment of Tenant, the business of any Competitor listed in Exhibit O hereto remains competitive with the business then being conducted by Tenant or its Affiliates in the Premises (a "Competitor Confirmation Request"). Within ten (10) Business Days after receipt of Landlord's Competitor Confirmation Request, Tenant shall notify Landlord of its determination, which determination shall be binding upon Landlord and Tenant, absent manifest error. Tenant's failure to respond to any Competitor Confirmation Request (if the same shall continue for an additional five (5) Business Days after receipt of a second notice of a Competitor Confirmation Request, which second notice shall state that Tenant has failed to respond within the period required under this
         Section 5.1(c) and continued failure to respond shall be deemed a Tenant determination that such Competitor(s) is no longer operating a competing business) shall constitute Tenant's affirmation, acknowledgement and consent that, for the balance of the Lease Term, the leasing restriction set forth in this Section 5.l(c) shall not apply to the Competitor(s) for which such Competitor Confirmation Request was submitted by Landlord to Tenant.

         For the purposes of this Section 5.1(c), "Affiliate" means (i) any entity directly or indirectly controlling, controlled by or under common control with such entity; (ii) any entity owning or controlling ten percent (10%) or more of the outstanding voting interests of such entity; or (iii) any entity of which such entity owns or controls ten percent (10%) or more of the voting interests.

5.2 INSTALLATIONS AND ALTERATIONS BY TENANT. (a) Tenant shall make no alterations, additions (excluding for the purposes hereof interior painting and wall-to-wall carpeting which may be performed or installed without Landlord's prior written consent), improvements or refurbishments (collectively, "Alterations") in or to the Premises (including any improvements other than Landlord's Work necessary for Tenant's initial occupancy of the Premises) without Landlord's prior written consent, which consent shall not be unreasonably withheld with respect to non-structural Alterations that do not affect the Building's electrical, plumbing or mechanical systems. Any such Alterations shall be in accordance with complete plans and specifications meeting the requirements set forth in the Rules and Regulations from time to time in effect and approved in advance by Landlord. Such work shall (i) be performed in a good and workmanlike manner by contractors approved reasonably by Landlord and in compliance with all applicable laws, (ii) be made at Tenant's sole cost and expense and at such times and in such a manner as Landlord may from time to time reasonably designate, (iii) be made only in accordance with the Rules and Regulations from time to time in effect with respect thereto, and (iv) as to any fixtures other than Tenant's Removable Property become part of the Premises and the property of Landlord upon the expiration of the Lease Term. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant's Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality.

         (b) All articles of personal property and all business fixtures, machinery and equipment and furniture owned or installed by Tenant ("Tenant's Removable Property") solely at its expense (or by Landlord's Contribution) in the Premises including raised flooring, any suspended or wall mounted lighting fixtures, millwork, glass partitioning, mounted furniture, countertops, video or computer screens shall remain the property of Tenant and may be removed by Tenant at or prior to the expiration of this Lease, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal.

         (c) Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Whenever and as often as any mechanic's lien shall have been filed against the Building or all or any part of the Site based upon, any act or interest of Tenant or of anyone claiming through Tenant, Tenant shall forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien.

         (d) In the course of any work being performed by Tenant (including without limitation the "field installation" of any Tenant's Removable Property), Tenant agrees to use labor compatible with that being employed by landlords for work in or to the Building or other buildings in the Complex and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building pursuant to arrangements made by Landlord.

                                    ARTICLE 6
                           ASSIGNMENT AND SUBLETTING

6.1 PROHIBITION. (a) Except as expressly permitted in this Article 6, Tenant covenants and agrees that, whether voluntarily, involuntarily, by operation of law or otherwise, neither this Lease nor the Lease Term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied by anyone other than Tenant or any successor entity permitted by Section 6.1(b), or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting. Without limiting the foregoing, any agreement pursuant to which: (y) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant's behalf, all or any portion of Basic Rent or Additional Charges due under this Lease; and/or (z) a third party undertakes or is granted the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises shall for all purposes hereof be deemed to be an assignment of this Lease and subject to the provisions of this
         Article 6.

         (b) Anything in Section 6.1(a) to the contrary notwithstanding, transactions with an entity (i) into or with which Tenant is merged or consolidated, (ii) to which all or substantially all of Tenant's assets are transferred as a going concern, or (iii) which controls or is controlled by Tenant or is under common control with Tenant, shall not be deemed to be an assignment or subletting within the meaning of this
         Article 6, provided that in any of such events:

                  (i) in the reasonable judgment of Landlord, the successor to Tenant is of a reputation that would not have a material adverse effect on the management or marketing of the Building,

                  (ii) the assignee or subtenant agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting,

                  (iii) in no event shall Tenant or Guarantor be released from their respective obligations under this Lease and the guaranty thereof, and

                  (iv) any such transfer or transaction is for a legitimate, regular business purpose of Tenant other than a transfer of Tenant's interest in this Lease.

         (c) If, in violation of this Article 6, this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, except as permitted by Section 6.1(b) Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of all the terms, conditions and covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular subletting or occupancy shall not in any way diminish the prohibition stated in paragraph (a) of this Section 6.1 or the continuing liability of the original named Tenant. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto unless such transfer is otherwise permitted by Section 6,l(b). No assignment or subletting hereunder shall relieve Tenant or Guarantor from their respective obligations hereunder and under the guaranty hereof and Tenant shall remain fully and primarily liable therefor. No such assignment, subletting, or occupancy shall affect or be contrary to Permitted Uses. Any consent by Landlord to a particular assignment, subletting or occupancy shall be revocable, and any assignment, subletting or occupancy shall be void ab initio if the same shall fail to require that such assignee, subtenant or occupant agree therein to be independently bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed.

6.2      CONSENT TO SUBLEASE. (a) Notwithstanding the prohibition set forth in
         Section 6.1(a), Landlord shall not unreasonably withhold its consent to one or more subletting requested by Tenant, provided that:

         (i) The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses, including the specific exclusions therefrom set forth in Section 5.1 hereof;

         (ii) In the reasonable judgment of Landlord the proposed subtenant is of a reputation that would not have a material adverse effect on the management or marketing of the Building;

         (iii) Neither the proposed subtenant, nor any person or entity who directly or indirectly controls, is controlled by, or is under common control with, the proposed subtenant or any person who controls the proposed subtenant, shall be a government (or subdivision or agency thereof);

         (iv) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

         (v) Not later than thirty (30) days prior to the proposed commencement of such sublease, Landlord shall have received information reasonably sufficient to determine compliance with the foregoing conditions; and

         (vi) Unless and until the second anniversary of the Commencement Date shall have occurred, (a) the proposed space to be sublet, when aggregated with the space sublet pursuant to all other subleases of the Premises, including those permitted under Section 6.2(b), shall not exceed 65,000 square feet of Premises Rentable Area and (b) any proposed sublease (including any extensions thereof which are unilaterally exercisable by the subtenant) shall expire prior to the sixth anniversary of the Commencement Date.

         Moreover, notwithstanding such sublease, Tenant and Guarantor shall in all cases remain fully and primarily liable hereunder and under the guaranty hereof.

         (b)  Notwithstanding the prohibitions set forth in Section 6.1(a) or
         Section 6.2(a), Tenant shall have the right, without the prior consent of Landlord, to sublet all or a portion of the Premises to any entity which controls or is controlled by or is under common control with Tenant (or to any accounting or consulting firm or vendor which provides substantial business services to Tenant and such sublease would significantly enhance the provision of such services to Tenant), provided that:

         (i) The business of each proposed subtenant and its use of the Premises shall be consistent with the Permitted Uses, including the specific exclusions therefrom set forth in Section 5.1 hereof;

         (ii) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6; and

         (iii) In no event shall Tenant or Guarantor be released from their respective obligations under this Lease and the guaranty thereof.

6.3 EXCESS PAYMENTS. In the event that Tenant shall enter into one or more subleases pursuant to Section 6.2, if the rent and other sums paid to Tenant on account of any such sublease exceed the Basic Rent and Additional Charges allocable to that portion of the Premises subject to such sublease, plus actual out-of-pocket third party expenses reasonably incurred in connection with such sublease (such expenses to be prorated evenly over the term of such sublease), including without limitation reasonable brokerage commissions actually paid to a licensed broker, Tenant shall pay to Landlord, as an Additional Charge, 50% of such excess, such amount to be paid monthly with payments by Tenant of Basic Rent hereunder.

6.4 TERMINATION. Notwithstanding any other provision of this Article 6 to the contrary, if and at each such time as Tenant shall intend to enter into any sublease (other than a sublease permitted by Section 6.2(b) or Section 6.2(a)(vi)), which when aggregated with all other subleases (other than those permitted by Section 6.2(b) or Section 6.2(a)(vi)) covers at least twenty-five percent (25%) of the Premises Rentable Area, and is for a term which is substantially the remainder of the Lease Term, then Tenant shall give Landlord notice of such intent not earlier than ninety (90), and not later than thirty-five (35), days prior to the effective date of such proposed sublease, and Landlord may then approve or disapprove of the proposed sublease or elect to terminate this Lease (if less than all or substantially all of the Premises are covered by such sublease, then such termination shall affect only that portion of the Premises proposed to be covered by such sublease) by giving notice to Tenant of such approval, disapproval or election to terminate not later than thirty (30) days after receipt of Tenant's notice and, upon the giving of such notice by Landlord, this Lease shall terminate with respect to such portion sixty (60) days after the giving of such notice by Landlord with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof. If Landlord shall elect to terminate this Lease with respect to any portion of the Premises as hereinabove provided, then from and after the effective date of such termination, the definitions of Basic Rent, Premises Rentable Area, Tenant's Proportionate Share and the number of exclusive parking spaces in the basement level of the Building shall be adjusted to reflect that portion of the Premises that remains subject to this Lease after such termination. In no event shall Tenant be required to relinquish more exclusive parking spaces than would have been allotted to such subtenant under the proposed sublease.

6.5 MISCELLANEOUS. (a) Any sublease consented to by Landlord or permitted hereunder shall be expressly subject and subordinate to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Any proposed sub-sublease or proposed assignment of a sublease shall be subject to the provisions of this Article 6. Tenant shall reimburse Landlord on demand, as an Additional Charge, for any costs (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with any actual or proposed assignment or sublease, whether or not consummated, including the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord is required to consent and gives its consent shall not be valid or binding on Landlord unless and until Tenant and the sublessee execute a consent agreement in form and substance reasonably satisfactory to Landlord.

         (b) Notwithstanding any sublease, or any amendments or modifications subsequent thereto, Tenant will remain fully liable for the payment of Basic Rent, Additional Charges and other charges and for the performance of all other obligations of Tenant contained in this Lease. Any act or omission of any subtenant, or of anyone claiming under or through any subtenant, that violates any of the obligations of this Lease shall be deemed a violation of this Lease by Tenant.

         (c) The consent by Landlord to any sublease shall not relieve Tenant or any person claiming through or under Tenant of the obligations to obtain the consent of Landlord, pursuant to the provisions of this Article 6, to any subsequent sublease.

         (d) With respect to each and every sublease authorized by Landlord under the provisions of this Article 6, it is further agreed that any such sublease shall provide that: (i) no sublease shall be valid, and no subtenant shall take possession of all or any part of the Premises until a fully executed counterpart of such sublease has been delivered to Landlord; (ii) each sublease shall provide that it is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord's written consent or by any previous prepayment of more than one month's rent.


         (e) If Landlord shall rightfully fail or refuse to give its consent to any proposed assignment or sublease in accordance with its rights in this Article 6, Tenant shall indemnify and hold harmless Landlord from and against any and all loss, liability, costs and expenses (including, without limitation, reasonable attorneys' fees) asserted against, imposed upon or incurred by Landlord by reason of any claims made against Landlord by the proposed assignee or sublessee or by any brokers, finders or other persons for commissions or other compensation in connection with the proposed assignment or sublease.

         (f) If Landlord grants its consent to an assignment or sublease and such assignment or sublease does not become effective for any reason for one hundred twenty (120) days after the granting of such consent, or if such assignment or sublease is modified or amended prior to its becoming effective, then and in either such event, Landlord's consent shall be deemed to have been withdrawn and Tenant shall not have the right to assign this Lease or to sublease all or any portion of the Premises without once again complying with the provisions and conditions of this Article 6. In no event shall Tenant agree to modify or amend any sublease to which Landlord has consented without Landlord's prior written consent.

         (g) The joint and several liability of Tenant and any assignee or successor of Tenant under this Lease shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord modifying any of the obligations contained in this Lease, or by any waiver or failure by Landlord to enforce any of the obligations of this Lease, but in no event shall Tenant's continued liability exceed what its continuing liability would have been had the Lease not been modified except for those modifications, if any, which were consented to by Tenant.

         (h) The listing of any name other than Tenant on the door of the Premises, on the Building directory or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises in any other person or entity, nor shall such listing be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Premises or any portion thereof or the use or occupancy of the Premises or any portion thereof by others.

         (i) Except as otherwise expressly provided herein, Tenant shall not have the right to transfer, assign, convey to any sublessee or, sublessor, or grant the benefit to any sublessee of, Tenant's rights set forth in Articles 15, 17, 18, 19 or 20 without the prior written consent of Landlord.

6.6 ACCEPTANCE OF RENT. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If all or any part of the Premises are sublet, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant. In either event, Landlord shall apply the net amount collected to payment of Basic Rent and Additional Charges, but no such assignment, subletting, or collection shall be deemed a waiver of any of the provisions of this Article 6, an acceptance of the assignee or subtenant as a lessee, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease.

                                    ARTICLE 7
                              REPAIRS AND SERVICES

7.1 LANDLORD REPAIRS. (a) Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, the exterior and load bearing walls (including exterior glass), the foundation, the structural floor slabs and other structural elements of the Building, the common facilities of the Building (including all Essential Services as defined in Section 7.6, plumbing, mechanical, electrical and other Building systems and equipment installed by Landlord and servicing the Premises, but specifically excluding any supplemental or accessory heating, ventilation or air conditioning equipment or systems and telecommunications/computer systems and equipment exclusively servicing the Premises installed at Tenant's request or as a result of Tenant's requirements in excess of Building Standard design criteria), the Site and the exclusive, underground parking areas, all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the

         Premises, the doors (or related glass and finish work) leading to the Premises (except to the extent such damage to the Premises is caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees), or any condition in the Premises or the Building caused by any act or neglect of Tenant, its agents, employees, assignee, subtenants, invitees or contractors (except to the extent such damage is or should have been covered by policies of insurance required to be obtained by Landlord hereunder with respect to the Building which covers such condition). Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease. All of said repairs and any restorations or replacements required in connection therewith shall be of a quality and class at least equal to the original work and installations and shall be done in a good and workmanlike manner.

         (b) Landlord shall never be liable for any failure to make repairs which Landlord has undertaken to make under the provisions of this
         Section 7.1 or elsewhere in this Lease unless Tenant has given notice to Landlord of the need to make such repairs, and Landlord has failed to commence to make such repairs within a reasonable time after receipt of such notice, or fails to proceed with reasonable diligence to complete such repairs.

         (c) In the event that the Landlord fails to make a repair or replacement required to be made by Landlord pursuant to the terms of
         Section 7.1 and failed to commence to make such repairs within a reasonable time (not to exceed thirty (30) days) after receipt of Tenant's written notice to Landlord of Landlord's failure to so cure, or Landlord thereafter fails to proceed with reasonable diligence to complete such repair or restoration, Tenant may (but shall not be required to) make or cause such repairs or replacements to be made, provided that such repair or restoration shall be made in accordance with all requirements applicable to work or Alterations performed by Tenant under this Lease (other than the necessity to obtain Landlord's consent thereto) and provided, further, that Tenant shall not interfere with any other tenant's use or occupancy or the provision of services to other tenants. Landlord agrees to pay Tenant all sums incurred by Tenant in connection with Tenant's exercise of its self-help rights, together with interest thereon at a rate equal to two percent (2%) over the base rate in effect from time to time at Fleet National Bank.

7.2 TENANT REPAIRS. (a) Except as expressly provided in Section 7.1, Tenant covenants and agrees that, from and after the date that the possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant, at its expense, will maintain in good order, condition and repair the Premises and every part thereof, and will make all required repairs thereto and/or replacements of portions thereof, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear of the Premises, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and shall surrender the Premises, at the end of the Lease Term, in such condition. Without limitation, Tenant shall continually during the Lease Term maintain the Premises in accordance with all laws, codes and ordinances from time to time in effect and all directions, rules and regulations of the proper officers of governmental agencies having jurisdiction, and the standards recommended by the Boston Board of Fire Underwriters, and shall, at Tenant's expense, obtain all permits, licenses and the like required by applicable law. To the extent that the Premises constitute a "Place of Public Accommodation" within the meaning of the Americans With Disabilities Act of 1990, Tenant shall be responsible, subject to the requirements of Section 5.2, for making the Premises comply with such Act. Tenant shall have the right to paint the stairwells in the Building provided that the same is done in conformance with applicable law and the Rules and Regulations and provided that Landlord's prior consent therefor is obtained, such consent not to be unreasonably withheld. Tenant shall not permit or commit any waste, and, notwithstanding the foregoing or the provisions of Article 12, Tenant shall be responsible for the cost of repairs and replacements to the Premises, the Building and the facilities of the Building, whether ordinary or extraordinary or structural or non-structural, when necessitated by Tenant, or its subtenant or assignee, moving property in or out of the Building or installation or removal of furniture, fixtures or other property or by the performance by Tenant, or its subtenant or assignee, of any Alterations or other work in the Premises. If the premium or rates payable with respect to any policy or policies of insurance purchased by Landlord or Agent with respect to the Building increases as a result of payment by the insurer of any claim arising from any act or neglect of Tenant, its assignee, subtenant, contractors or invitees, Tenant shall pay such increase, from time to time, within fifteen (15) days after demand therefor by Landlord as Landlord receives invoices from the insurance company with respect to such premiums, as Additional Charges. All of said repairs and any restorations or replacements required in connection therewith shall be of a quality and class at least equal to the original work and installations and shall be done in a good and workmanlike manner to the satisfaction of Landlord.

         (b) If repairs or replacements are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs or replacements within ten (10) days after such demand and complete the same with reasonable dispatch thereafter (except in the case of an emergency, in which event Landlord may make such repairs immediately), Landlord may (but shall not be required to) make or cause such repairs or replacements to be made (the provisions of Section
         14.18 being applicable to the costs thereof), and shall not be responsible to Tenant for any loss or damage whatsoever that may accrue to Tenant's stock or business by reason thereof.

7.3 FLOOR LOAD - HEAVY MACHINERY. (a) Tenant shall not place a load upon any floor in the Premises exceeding 80 pounds per square foot of live load plus 20 pounds per square foot partition allowance and which is allowed by law. Landlord reserves the right, in the exercise of its reasonable judgment, to prescribe the weight and position of all heavy business machines and heavy mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building or place a load upon any stairwell, elevator or common area exceeding the floor load per square foot of area which such area was designed to carry without Landlord's prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

         (b) If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4 BUILDING SERVICES. (a) Landlord shall, on Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9 a.m. to 1:00 p.m. ("Business Hours"), furnish heating, cooling and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one person per 150 square feet of Premises Rentable Area and an electrical load not exceeding 8.0 watts per square foot of Premises Rentable Area. The specifications and performance criteria for such air-conditioning, heating and ventilation systems are described on Exhibit M hereto. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified ("Overtime Service"), Landlord shall furnish such Overtime Service upon reasonable advance notice from Tenant, and Tenant shall pay therefor such charges as may from time to time be in effect, not to exceed the Landlord's actual out-of-pocket costs therefor. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system's ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

         (b)      Landlord shall also provide:

                  (i) Passenger elevator service in common with Landlord and other tenants in the Building.

                  (ii) Warm water for lavatory purposes and cold water (at temperatures supplied by the municipality in which the Building is located) for drinking, lavatory and cleaning purposes. If Tenant uses water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if in default in making such payment Landlord may pay such charges and collect the same from Tenant as Additional Charges.

                  (iii) Cleaning (including exterior window cleaning) and janitorial services to the Premises on Business Days, provided the same are kept in order by Tenant, substantially in accordance with the cleaning times and standards for the Building described in Exhibit K hereto. In the event that Tenant is dissatisfied, in the exercise of its reasonable judgment, with the contractor providing cleaning and janitorial services to the Premises, Landlord shall use reasonable efforts to cure such dissatisfaction with the existing contractor or to replace such contractor with a contractor reasonably acceptable to Tenant within a reasonable time period.

                  (iv) Free access to the Premises on Business Days during Business Hours, and at all other times via a card key access system, subject to security precautions from time to time in effect, and subject always to restrictions based on emergency conditions. Landlord will consult with Tenant in an effort to coordinate Landlord's access system to the Building with Tenant's access system to the Premises for compatibility.

                  (v) Snow and ice removal to the walks, driveways and parking areas which Tenant is entitled to use under this Lease, and landscaping and maintenance of surrounding grounds.

                  (vi) Routine operation and maintenance of the walks, driveways and parking areas which Tenant is entitled to use under the Lease, including striping of parking areas, and reasonably appropriate lighting of the parking areas.

         (c) Landlord or Agent may from time to time, but shall not be obligated to, provide one or more uniformed attendants in or about the lobby of the Building. Unless Landlord expressly agrees otherwise in writing, such attendant(s) shall serve functions such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed. Tenant expressly acknowledges and agrees that: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) if provided, such attendants will be provided solely as an amenity to tenants of the Building for the sole purposes set forth above, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant's Premises or of Tenant's employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security devices or personnel for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord's consent, which shall not be unreasonably withheld. Landlord agrees to (i) install and maintain a card key access system within the Building in order to provide Tenant with access to the Building at all times, (ii) provide a security guard to patrol the Site during non-Business Hours and (iii) illuminate the Building and Site with reasonable lighting; however, Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant's property, and for that of Tenant's employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee, except to the extent that the same arises from the negligent act or omission of Landlord or its agents, employees or contractors. Tenant agrees that, as between Landlord and Tenant, it is Tenant's responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

7.5 ELECTRICITY. (a) Landlord shall supply electricity to the Premises to meet a demand requirement not to exceed 8.0 watts per square foot of Premises Rentable Area for standard single-phase 120 volt alternating current and Tenant agrees in its use of the Premises (i) not to exceed such requirements and (ii) that its total connected lighting load will not exceed the maximum from time to time permitted under applicable governmental regulations. If, without in any way derogating from the foregoing limitation, Tenant shall require electricity in excess of the requirements set forth above, Tenant shall notify Landlord and Landlord may (without being obligated to do so) supply such additional service or equipment at Tenant's sole cost and expense. Landlord shall purchase and install, at Tenant's expense but at Landlord's actual cost therefor, all lamps, tubes, bulbs, starters, convenience outlets and ballasts. In order to assure that the foregoing requirements are not exceeded and to avert possible adverse affect on the Building's electric system, Tenant shall not, without Landlord's prior consent, connect any fixtures, appliances or equipment to the Building's electric distribution system other than personal computers, printers, facsimile transceivers, typewriters, pencil sharpeners, adding machines, photocopiers, word and data processors, clocks, radios, hand held or desk top calculators, dictaphones, desktop computers and other similar small electrical equipment normally found in business offices and not drawing more than 15 amps at 120/208 volts.

         (b) Tenant acknowledges that Basic Rent does not include the cost of providing convenience electricity to the Premises. As elsewhere provided, Tenant shall pay the Estimated Electricity Payment to Landlord with Basic Rent payments, and to the extent that the cost of providing convenience electricity to the Premises for any Operating Year exceeds the Estimated Electricity Payment, Tenant shall pay such excess as herein provided. Tenant's electricity usage in the Premises shall be measured by one or more so-called "check-meters," which shall be installed in the Premises as a part of Landlord's Work to be performed pursuant to Article 3. Landlord shall cause such meter(s) to be read periodically, but not lees often than once during each Operating Year, for the purpose of determining Tenant's actual electricity usage during such Operating Year. In order to reimburse Landlord for the cost of supplying electricity to the Premises, Tenant shall pay to Landlord, as Additional Charges, an amount equal to the "Building Average Rate," as hereinafter defined, multiplied by the number of kilowatt-hours of electricity used in the Premises during the Operating Year in question, as shown on such check-meter. The term "Building Average Rate," as used herein, shall mean the average cost to Landlord of supplying one (1) kilowatt-hour of electricity to the Building, and shall be computed by dividing the electric bill(s) for the Building for the Operating Year in question by (ii) the number of kilowatt-hours of electricity supplied to the Building during such Operating Year. In the event that the Building shall be metered for more than one rate applicable to the Premises, then the Premises shall be similarly check-metered at each rate applicable to the Premises. To the extent that the Estimated Electricity Payments theretofore made by Tenant for the Operating Year in question are less than the amount computed by Landlord as aforesaid, then Tenant shall pay the amount of such shortfall within thirty (30) days after being so advised by Landlord, but if Tenant's Estimated Electricity Payments exceed the amount due, then Landlord shall credit the excess against the next subsequent obligations of Tenant on account of Estimated Electricity Payments (or refund such excess if the Lease Term has expired and Tenant has no further obligation to Landlord). Upon not less than thirty (30) days' notice to Tenant, Landlord shall have the right to require the Tenant to pay the applicable electricity provider directly for Tenant's electricity used at the Premises in lieu of payment by the Tenant to Landlord or Landlord's vendor of the Estimated Electricity Payment, and Tenant covenants in such event to make such direct payments to the electricity provider as they become due.

         (c) From time to time during the Lease Term, Landlord shall have the right to have an electrical consultant selected by Landlord make a survey of Tenant's electric usage, the result of which survey shall be conclusive and binding upon Landlord and Tenant. In the event that such survey shows that Tenant has exceeded the requirements set forth in
         Section 7.4(a) hereof, in addition to any other rights Landlord may have hereunder, Tenant shall, upon demand, reimburse Landlord for the cost of such survey and the coat, as determined by such consultant, of electricity usage in excess of such requirements as an Additional Charge.

         (d) Landlord shall have the right to discontinue furnishing electricity to the Premises at any time and Tenant shall have the right to discontinue receiving electricity from Landlord at any time after Tenant has leased all of the rentable area within the Building, in each case upon not less than sixty (60) days' notice to the other party provided Landlord or Tenant, as applicable, and at the expense of the party exercising such election, shall separately meter the Premises directly to the applicable utility company. If either party exercises such right, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to the Premises, and

                  (i) Tenant shall no longer be required to pay the Estimated Electricity Payment portion of Basic Rent; and

                  (ii) Landlord shall permit Landlord's existing wires, risers, conduits and other electrical equipment of Landlord to be used to supply electricity to Tenant provided that the limits set forth in Section 7.4(a) hereof shall not be exceeded, and Tenant shall be responsible for payment of all electricity charges directly to such utility.

7.6 INTERRUPTION OF SERVICES. If Landlord breaches its obligations to supply any HVAC, elevator, plumbing or electrical service or reasonable means of access to the Premises (collectively, the "Essential Services") which pursuant to the terms of this Lease Landlord is obligated to supply in or about the Premises (collectively "Untenantable Condition") and such Untenantable Condition shall not be caused by any circumstance referred to in Article 12, Force Majeure or by any misconduct of Tenant or its officers, contractors, licensees, agents, employees, guests or visitors, and as a result of the Untenantable Condition, (i) Tenant is precluded from using the whole or any part of the Premises (the "Untenantable Premises") due to the fact that the Premises or a part thereof are untenantable for a period in excess of five (5) consecutive Business Days in any one instance (commencing after written notice from Tenant to Landlord of the Untenantable Condition as provided for herein), (ii) Tenant shall vacate the Untenantable Premises and cease doing business therein; and
         (iii) Tenant shall give notice to Landlord of the facts set forth in
         (i) and (ii) above making specific reference to this rent abatement provision, then in such event, the portion of the Basic Rent and Additional Charges allocable to the Untenantable Premises shall be fully abated for the period commencing on the sixth (6th) consecutive Business Day after all the conditions set forth in (i), (ii) and (iii) above shall first be satisfied and ending on the date the Untenantable Premises shall be rendered usable and Landlord shall have given notice thereof (or the date Tenant shall re-occupy the Untenantable Premises for conduct of its business, if earlier). If such Untenantable Condition affects a material portion of the Premises and continues for sixty (60) consecutive days, Tenant may elect to terminate this Lease by giving written notice to the Landlord (provided such Untenantable Condition still persists on the date of such notice), and this Lease shall cease and come to end without further liability or obligation on the part of either party upon delivery of such notice. This Section 7.6 shall act as a waiver of any right to which Tenant is otherwise entitled by law to claim a constructive eviction by reason of Landlord's failure to provide supply such Essential Services. Landlord shall be responsible to repair any Essential Services which it is required to supply to the Tenant to the extent provided in Section 7.1 hereof.

                                    ARTICLE 8
                               REAL ESTATE TAXES

8.1 DEFINITIONS. For the purposes of this Section 8.1, the following terms shall have the respective meanings set forth below:

         (a) "Taxes" shall mean the aggregate amount of all real estate and personal property taxes and any general or special assessments and any betterment assessments (exclusive of penalties thereon and penalty interest but inclusive of interest on assessments payable in installments) assessed or imposed upon with respect to the Tax Parcel for any Tax Year. There shall be excluded from Taxes all income, estate, succession, inheritance, transfer and franchise taxes imposed upon Landlord or in connection with the Tax Parcel; provided, however, that if at any time during the Lease Term the method of taxation of real estate shall be changed and as a result of any other tax or assessment, however denominated and including, without limitation, any franchise, income, profit, use, occupancy, gross receipts or rental tax shall be imposed upon Landlord or the owner of the Tax Parcel, or the rents or income therefrom, in substitution for, in whole or in part, any of the taxes or assessments listed in the preceding sentence, such other tax or assessment shall be included in and deemed a part of the Taxes but only to the extent that the same shall be payable if the Tax Parcel were the only real estate owned by Landlord. The amount of any special assessments for public improvements or benefits to be included in Taxes for any Tax Year, in the case where the same may, at the option of the taxpayer, be paid in installments, shall be limited to the amount of the installment due in respect of such Tax Year, together with any interest payable in connection therewith (other than interest payable by reason of the delinquent payment of such installment).

         (b) "Tax Year" shall mean each period from July 1 through June 30 (or such other fiscal period as may hereafter be adopted by applicable governmental authority as the fiscal year for any tax, levy or charge included in Taxes), any part or all of which occurs during the Lease Term.

         (c) "Tax Expenses" shall mean all expenses, including, without limitation, attorneys' fees and disbursements and experts' and other witnesses' fees, incurred by Landlord in seeking to reduce the amount of any assessed valuation of the Tax Parcel, in contesting the amount or validity of any Taxes, or in seeking a refund of Taxes.

8.2 TENANT'S SHARE OF TAXES. From and after the Commencement Date, if the Taxes for any full Tax Year falling within the Lease Term shall exceed the Base Taxes, or if, in the case of a Tax Year only a fraction of which is included in the Lease Term, an amount of the Taxes for such Tax Year multiplied by such fraction exceeds the Base Taxes multiplied by such fraction (the amount of such excess in either case being hereinafter referred to as the "Tax Excess"), then Tenant shall pay to Landlord, as Additional Charges, Tenant's Proportionate Share of the Tax Excess and Tax Expenses, provided that Tenant shall not be required to pay Tenant's share of Taxes due for the period from the Commencement Date to and including June 30, 1999, until July 1, 1999, the date on which Base Taxes shall first be determinable. Tenant's Proportionate Share of the Tax Excess and Tax Expenses for each Tax Year shall be payable in monthly installments as follows:

         (a) Subject to the proviso in the first sentence of this Section 8.2, estimated payments by Tenant equal to one-twelfth (l/12th) of the estimated Tax Excess payable by Tenant during any Tax Year following June 30, 1999 shall be made on the first day of each and every calendar month during the Lease Term following June 30, 1999, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the time Taxes and Tax Expenses are due with a sum equal to Tenant's required payments, as reasonably estimated by Landlord from time to time, on account of Tax Excess for the then current Tax Year. Promptly after receipt by Landlord of bills for such Taxes and Tax Expenses,

         Landlord shall advise Tenant of the amount thereof and the computation of Tenant's payment on account of any Tax Excess together with evidence reasonably necessary for the Tenant to analyze such computation (e.g., a copy of the relevant tax bill). Landlord shall pay to the taxing authority the Taxes when due, subject to Landlord's right to institute a tax abatement, reduction or other proceedings as provided in Section
         8.3. If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payments on account thereof for such Tax Year, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Basic Rent and Additional Charges (or refund such overpayment if the Lease Term has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord.

         (b) If the Taxes for any Tax Year shall equal or be less than the Base Taxes, Tenant shall not be obligated to make any payments to Landlord pursuant to this Section 8.2 in respect of a Tax Excess for such Tax Year, but in no event shall Tenant be entitled to any refund or reduction in the Basic Rent by reason of such fact.

         (c) It is understood that the provisions of this Section 8.2 are based upon the method of payment of real property taxes in effect at the date of this Lease, to wit, in quarter-annual installments in advance on the first day of February, May, August and November of each Tax Year. If such method of payment is hereafter changed, Landlord shall have the right to change the method by which Tenant pays Tenant's Proportionate Share of a Tax Excess to a method of periodic payments which provides Landlord with the full payment of Tenant's Proportionate Share of such Tax Excess in respect of any installment of Taxes by the date on which such installment becomes due.

8.3 REFUND OF TAXES. If requested in writing by Tenant, Landlord shall consult with Tenant prior to instituting a tax abatement, reduction or other proceedings to challenge the appraised or assessed value of the Tax Parcel determined by the tax assessor and thereby reduce the Taxes assessed against the Tax Parcel, but only Landlord shall have the right to institute such proceedings; provided, however, that if after Landlord files an application with applicable governmental authorities for reduction of the assessed valuation of the Tax Parcel (any such application being herein called a "Tax Protest"), Landlord does not intend to prosecute such Tax Protest with reasonable diligence or to commence an action or proceeding in a court of appropriate jurisdiction seeking judicial review of the denial of any Tax Protest or to appeal any adverse decision (any such action or proceeding being herein called a "Tax Proceeding"), then Landlord shall notify Tenant of such intention at least fifteen (15) days prior to the latest date on which such a Tax Protest validly may be filed or such a Tax Proceeding validly may be commenced, as the case may be; and Tenant shall have the right by notice in writing to Landlord given not more than seven (7) days after Landlord has so notified Tenant of Landlord's intention or, if Landlord has not filed a Tax Protest and does not intend to file a Tax Protest, by giving notice in writing to Landlord that Tenant, in the exercise of its reasonable discretion, requests that the Landlord file a Tax Protest, to require Landlord to file such a Tax Protest or commence and diligently prosecute such a Tax Proceeding, as the case may be. If Landlord shall file such a Tax Protest or commence such a Tax Proceeding, as the case may be, in accordance with the requirements of this Section 8.3, Landlord shall have the right to settle or compromise the same without the consent of Tenant, provided that it does so in good faith. Upon Tenant's request, Landlord shall provide Tenant with a copy of all papers filed by Landlord in connection with any such Tax Protest or Tax Proceeding. Tenant's rights under this
         Section 8.3 may be exercised
         at any time after the date hereof in respect of Tax Years occurring subsequent to the 1998-1999 Tax Year. Should Landlord be successful in any such Tax Proceeding and obtain a refund for any Tax Year or Years in respect of which Tenant shall have made a payment to Landlord, pursuant to Section 8.2 hereof, Landlord shall credit Tenant's Proportionate Share of such refund (or, in the case of a refund of Taxes for a Tax Year, only a fraction of which is included in the Lease Term, such fraction thereof) against the monthly installment or installments of Basic Rent next falling due under this Lease, or if the Lease Term has expired and Tenant has no further obligations to Landlord, such amount shall be refunded by Landlord to Tenant. In calculating the amount of any such credit or payment, Landlord shall have the right to deduct from such refund all Tax Expenses incurred by Landlord in obtaining the same. The provisions of this Section 8.3 shall survive the expiration of the Lease Term.

                                    ARTICLE 9
                               OPERATING EXPENSES

9.1 DEFINITIONS. For the purposes of this Article 9, the following terms shall have the respective meanings set forth below:

         (a) "Operating Year" shall mean the calendar year within which the Commencement Date occurs and each subsequent calendar year, any part or all of which falls within the Lease Term.

         (b) "Base Operating Expenses" shall mean the actual Operating Expenses incurred for the calendar year ending December 31, 1999 (excluding the cost of providing convenience electricity to those portions of the Building leased or intended to be leased to tenants), subject to the provisions of Section 9.1(d), and provided that, if during any portion of the calendar year ending December 31, 1999, less than all of the Building and the building on the site to be known as 890 Winter Street (the construction and completion of which are assumed for purposes of extrapolating Base Operating Expenses herein) are occupied by tenants or, if Landlord was not supplying all tenants with the services being supplied to the Tenant hereunder, then the Operating Expenses actually incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to be the reasonable Operating Expenses that would have been incurred if the Building and the building on the site to be known as 890 Winter Street were fully occupied and such services were being supplied to all tenants. Such extrapolated Operating Expenses shall, for all purposes hereof, be deemed to be the Base Operating Expenses hereunder.

         (c) "Tenant's Proportionate Share" shall be a fraction, (i) the numerator of which is the Premises Rentable Area, and (ii) the denominator of which is the Building Rentable Area multiplied by 1.00.

         (d) "Operating Expenses" shall mean the aggregate of (i) 100% of Building Operating Expenses and (ii) 55% of Common Site Operating Expenses (subject to adjustment to reflect the actual ratio of the rentable square footage of the Building to the other building to be constructed at the Complex by an affiliate of Landlord), and subject to such percentage allocation, includes all costs and expenses paid or incurred by or on behalf of Landlord with respect to the operation, administration, cleaning, repair, maintenance and management of the Building and the Site all as set forth in Exhibit E annexed hereto, provided that, if during any portion of the Operating Year for which Operating Expenses are being computed, less than all of the Building and the building on the site to be known as 890 Winter Street (the construction and completion of which are assumed for purposes of extrapolating Base Operating Expenses herein) are occupied by tenants or, if Landlord was not supplying all tenants with the services being supplied to the Tenant hereunder, then the Operating Expenses actually incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to be the reasonable Operating Expenses that would have been incurred if the Building and the building on the site to be known as 890 Winter Street were fully occupied and such services were being supplied to all tenants.

         (e) "Building Operating Expenses" for any Operating Year shall mean all Operating Expenses incurred in respect of the Building, exclusive of Common Site Operating Expenses, for such Operating Year.

         (f) "Common Site Operating Expenses" for any Operating Year shall mean all Operating Expenses, exclusive of Building Operating Expenses, incurred in respect of common facilities located on the Site which service all buildings (including the Building) from time to time located on the Site including, without limiting the generality of the foregoing, property management fees and expenses, common roadways, common driveways, non-exclusive parking areas, utility lines and equipment, drainage areas and related fixtures and equipment, and any other similar improvements constructed on the Site, whether above or below ground, which Landlord is required by any agreement entered into in connection with the construction of the Building to operate or maintain or to contribute to the cost of the operation or maintenance thereof to the extent such expenses are payable with respect to the buildings on the Site owned by Landlord or its affiliates.

9.2      EXCESS OPERATING EXPENSES.

         (a) In the event that, for any Operating Year following December 31, 1999, Operating Expenses shall exceed Base Operating Expenses, then Tenant shall pay to Landlord, as Additional Charges, an amount equal to Tenant's Proportionate Share of such excess Operating Expenses, such amount to be apportioned for any portion of an Operating Year in which the term of this Lease ends.

         (b) Payments by Tenant equal to one-twelfth (l/12th) of the estimated amount of excess Operating Expenses attributable to Tenant for any Operating Year shall be made on the first day of each and every calendar month during the Lease Term, commencing January 1, 2000, in the fashion herein provided for the payment of Basic Rent.

         (c) Tenant may request Landlord to reduce services being provided to the Premises resulting from Tenant's lack of occupancy of the Premises or a portion thereof if and to the extent that such reduction in services is practicable in Landlord's reasonable judgment and can be accomplished without otherwise affecting Building services provided to other tenants of the Building, and provided further that any such reduction in services is in compliance with applicable law. If Tenant's use of the Premises, or any portion thereof, is ever such that the building standard services furnished to all or any portion of the Premises is substantially less than the services required by Landlord to be provided hereunder, and Tenant can demonstrate to Landlord's reasonable satisfaction the amount (or reasonable estimate thereof) of the reduction in Operating Expenses attributable thereto, then a credit adjustment shall be made to the Additional Charges payable by Tenant to reflect such savings.

         The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant's required payments, as reasonably estimated by Landlord from time to time during each Operating Year, on account of excess

Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof, having exercised reasonable efforts to ensure that invoices for Operating Expenses reflect actual services provided. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant's required payment on account thereof for such Operating Year, according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Basic Rent and Additional Charges (or refund such overpayment if the Lease Term has ended and Tenant has no further obligation to Landlord); but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any payments due on account of Operating Expenses as Landlord has hereunder for the failure of Tenant to pay Basic Rent.

9.3 TENANT AUDIT RIGHTS. (a) If Tenant shall so request, within one-hundred twenty (120) days after receipt of any accounting required to be presented by Landlord hereunder (or if Landlord has failed to deliver such accounting, at any time), Landlord shall permit Tenant, at Tenant's expense and during normal Business Hours, to review at Landlord's office Landlord's invoices relating to Operating Expenses for the Operating Year in respect of which such accounting was (or should have been) prepared for the purpose of verifying any accounting that Landlord is required to give hereunder, provided that Tenant shall be limited to one such audit right per calendar year. In making any such examination, Tenant agrees, and shall cause its auditors, accountants and any other employees, agents or contractors having access to such information to agree, to keep strictly confidential (i) any and all information contained in such books and records, and (ii) the circumstances and details pertaining to such examination, including without limitation the nature of any dispute in respect of Operating Expenses and the nature or details of any settlement thereof; and Tenant will confirm and cause its auditors, accountants, employees, agents and contractors to confirm such agreement in writing, if so requested by Landlord, prior to such examination. If Tenant shall not request any such review within the one-hundred twenty (120)-day period hereinabove referred to, then Landlord's accounting shall be binding and conclusive absent manifest error. During the pendency of any such examination, Tenant shall make all payments claimed by Landlord to be due, such payments to be without prejudice to Tenant's position.

         (b) If Tenant elects to conduct such an examination, as provided in paragraph (a), then any such accounting by Landlord shall be binding and conclusive upon Tenant unless, within one-hundred eighty (180) days after Tenant's receipt of Landlord's accounting, Tenant shall notify Landlord in writing that Tenant disputes the correctness of such accounting, specifying the particular respects in which the accounting is claimed to be incorrect. If such dispute has not been resolved by agreement within thirty (30) days after Tenant's notice of such dispute, then Tenant may, within thirty (30) additional days after the expiration of the first such thirty (30)-day period, submit the matter to arbitration in accordance with Article 21. If Tenant shall fail to submit the matter to arbitration within such additional thirty (30)-day period, then the accounting shall be conclusively deemed to be correct. Pending resolution by agreement or arbitration, Tenant shall make any payments claimed by Landlord to be due on account of Operating Expenses, such payment to be without prejudice to Tenant's position. Any decision by an arbitrator shall be final and binding on the parties. If the dispute shall be resolved in Tenant's favor, Landlord shall forthwith credit the amount overpaid by Tenant against amounts subsequently coming due on account of Basic Rent or Additional Charges. Each party shall bear one-half (1/2) of the cost of such arbitrator. If the audit reveals that the Landlord has overcharged the Tenant by more than three percent (3%) with respect to the Operating Expenses, Landlord shall pay the cost of such audit and shall refund the amount of the excess Operating Expenses which were overcharged with interest at the per annum base or prime rate in effect from time to time of Fleet National Bank plus two percent (2%).

                                   ARTICLE 10
                            INDEMNITY AND INSURANCE

10.1 TENANT'S AND LANDLORD'S INDEMNITY. (a) Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents, contractors or employees, Tenant agrees to indemnify and save harmless Landlord, its members, agents, contractors and employees from and against all claims, loss, cost, damage or expense asserted by or on behalf of any person, firm, corporation or public authority of whatever nature arising: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Premises; (ii) from any accident, injury or damage occurring elsewhere (other than on the Premises) in or about the Building or the Site to the extent that such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Tenant or Tenant's agents, employees or contractors; or (iii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease until the end of the Lease Term and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof by counsel of the insurer (if such claim is covered by insurance) or otherwise by counsel reasonably satisfactory to Landlord, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

         (b) Landlord agrees to indemnify and save harmless Tenant, its shareholders, directors, officers, employees, agents and contractors from and against all claims, loss, cost, damage or expense asserted by or on behalf of any person, firm, corporation or public authority of whatever nature arising from any accident, injury or damage, to the extent that such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of Landlord or Landlord's agents, employees or contractors, occurring after the date of this Lease until the end of the Lease Term. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

         (c) In the event any claim, loss, cost, damage or expenses referenced in subparagraph (a) or (b) above is due to the joint or concurrent negligence of Landlord and Tenant, or their respect agents, contractors and employees, each of Landlord and Tenant shall be responsible for, and shall indemnify and hold harmless the other from, such claims, losses, costs, damage or expense to the extent of their respective negligence.

10.2 GENERAL LIABILITY INSURANCE. Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Tenant is named as an insured and Landlord, Agent (and such other persons as are in privity of estate with Landlord as may be set out in a notice from time to time) are named as additional insureds, and under which the insurer agrees to indemnify and hold Landlord, Agent and those in privity of estate with Landlord, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages set forth in Section 10.1(a). Each such policy shall be issued by one or more insurers in a financial size category of not less than XIV and with general policyholders rating of not less than A as rated in the most current available "Bests" insurance reports, or the then equivalent thereof, and licensed to do business in the Commonwealth of Massachusetts and authorized to issue such policies and such policies shall have commercially reasonable deductibles. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the foregoing requirements. Each policy of insurance procured by Tenant shall contain endorsements providing that
         (i) such policy shall be non-cancelable and non-amendable with respect to Landlord, Agent and Landlord's said designees without thirty (30) days' prior notice to Landlord and such designees, (ii) written on an "occurrence" basis, and (iii) in at least the amounts of the Initial General Liability Insurance specified in Section 1.2, and a certificate of insurance evidencing the insurance carried in compliance with the requirements of this Section 10.2 shall be delivered to Landlord.

10.3 TENANT'S RISK. Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Site as Tenant is herein given the right to use at Tenant's own risk. Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents, contractors or employees, neither Landlord nor Landlord's insurers shall have any responsibility or liability for any loss of or damage to Tenant's Removable Property, Tenant's Alterations and any paneling or other wall finishings or coverings other than normal painting. Tenant shall carry "all-risk" property insurance on a "replacement cost" basis, insuring Tenant's Removable Property and any Alterations installed by Tenant pursuant to Section 5.2, to the extent that the same have not become the property of Landlord, and other so-called improvements and betterments and such policies shall have commercially reasonable deductibles. Tenant may satisfy such insurance requirements by including the Premises in a so-called "blanket" and/or "umbrella" insurance policy, provided that the amount of coverage allocated to the Premises shall fulfill the foregoing requirements. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4 CERTIFICATES OF INSURANCE. On or prior to the time Tenant and/or its contractors enter the Premises in accordance with this Lease and thereafter not less than thirty (30) days prior to the expiration date of each expiring policy, insurance company certificates of such policies issued by such insurers shall be delivered by Tenant to Landlord.

10.5 INJURY CAUSED BY THIRD PARTIES. Except to the extent that such claims arise from the negligent acts or omissions of Landlord or its agents, employees or contractors, Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. Without in any way limiting or otherwise affecting the provisions of the preceding sentence, Landlord agrees to use reasonable efforts to enforce compliance with the provisions of any other lease in the Building, but this sentence shall not be interpreted or construed so as to obligate Landlord to commence litigation against other tenants of the Building or to exercise any termination rights under any other lease for space in the Building.

10.6     WAIVER OF SUBROGATION.

         (a) Landlord and Tenant shall each endeavor to secure an appropriate clause in or an endorsement to each property insurance policy obtained by it and covering the Site, the Building, the Premises, Tenant's Alterations, or Tenant's Removable Property, as applicable, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises in accordance with the terms of this Lease. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge, then in the case of Landlord's insurance policy, such additional charge shall be an Operating Expense and, in the case of Tenant's insurance policy, Landlord shall pay such charge upon demand, and if Landlord shall fail or refuse to pay any such charge within thirty (30) days of demand therefor, Landlord shall be deemed to have agreed that Tenant shall be free of any further obligations under the provisions hereof relating to such waiver or permission for so long as such waiver of subrogation is only available upon payment of a charge which Landlord declines to pay. In the event that either Landlord or Tenant shall he unable at any time to obtain one of the provisions referred to above in any of its insurance policies, Landlord or Tenant, as the case may be, shall promptly notify the other.

         (b) Subject to the foregoing provisions of this Section 10.6 and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other and its members, partners, agents and employees (and in the case of Tenant, all other persons and entities occupying or using the Premises in accordance with the terms of this Lease with respect to any claim, including a claim for negligence) which it might otherwise have against the other party for loss, damages or destruction with respect to its property by fire or other casualty (including rentable value or business interruption, as the case may be) occurring during the Lease Term which could be covered under an all-risk full replacement cost insurance policy, whether or not actually obtained.

                                   ARTICLE 11
                         LANDLORD'S ACCESS TO PREMISES

11.1 LANDLORD'S RIGHT OF ENTRY. Landlord and Agent shall have the right, without being deemed thereby to evict Tenant from the Premises or any part thereof or otherwise to violate any of the terms of this Lease or any of Tenant's rights hereunder, (a) to enter and pass through the Premises or any part or parts thereof (i) by appointment, such appointment not to be unreasonably withheld, to examine the Premises and to show them to prospective or existing mortgagees, purchasers or tenants of any part of the Building, (ii) for the purpose of performing such maintenance and making such repairs or changes in or to the Premises or in or to the Building or its facilities as may be provided for or permitted by this Lease or may be mutually agreed upon by the parties or as Landlord may be required to make by laws and requirements of public authorities, (iii) at such times as such entries shall be required by circumstances of emergency affecting the Premises or the Building, provided that in such event, if practicable, Landlord or its agents shall be accompanied by a designated representative of Tenant or member of the police, fire, water or other municipal department concerned or of a recognized protection company or of a public utility company which is concerned, and (b) to take all materials into and upon the Premises which may be required for any repairs, changes or maintenance and to store the same therein for a reasonable time as reasonably required in connection with the completion of such repairs. Landlord's rights under this Section 11.1 shall be exercised in such manner as to create the least practicable interference with Tenant's use of the Premises; provided, however, that the foregoing shall not obligate Landlord to perform any work outside of Business Hours on Business Days except in those instances when such work will cause an undue interruption in Essential Services. Except in the case of an emergency which makes notice to Tenant impracticable, any entry on or interruption of Essential Services to the Premises by Landlord pursuant to this Section 11.1 shall be made after reasonable notice to Tenant.

11.2 LANDLORD'S RIGHT TO CHANGE ENTRIES. ETC. Landlord shall have the right at any time without thereby creating any actual or constructive eviction or incurring any liability to Tenant therefor, and without abatement in rent, to change the arrangement or location of lobbies, entrances, passageways, doors, doorways, stairways, elevators, corridors and other like portions of the Building outside of the Premises, provided that such change does not interfere with Tenant's access to the Premises.

11.3 EXCAVATION. In the event that an excavation or any construction should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction, license to enter the Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning or otherwise. Landlord will exercise reasonable efforts to effect such work during non-Business Hours without cost or expense to Tenant.

                                   ARTICLE 12
                           FIRE, EMINENT DOMAIN. ETC.

12.1 ABATEMENT OF RENT. If the Premises and/or the building systems which service the Premises, including the HVAC system, shall be damaged by fire or casualty or if a portion of the Building other than the Premises shall be damaged by fire or casualty such that the Tenant does not have reasonable access to the Premises or if the common areas of the Building systems are substantially damaged by fire or other casualty, Basic Rent and Additional Charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard for the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end (i) in the event of damage to the Premises, thirty (30) days after Landlord shall have substantially restored the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to the condition in which they were prior to such damage or (ii) in the event of damage to a portion of the Building other than the Premises, Landlord shall have provided Tenant with reasonable access to the

         Premises. Should Tenant reoccupy a portion of the Premises as to which Basic Rent and Additional Charges have been abated, for the purpose of conducting business prior to the date that the same is made tenantable, Basic Rent and Additional Charges shall be apportioned and payable by Tenant in proportion to the part of the Premises occupied by Tenant. If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent and Additional Charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

12.2 LANDLORD'S RIGHT OF TERMINATION. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one-hundred twenty (120) days from the time that repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within one-hundred twenty (120) days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

12.3 RESTORATION. If this Lease shall not be terminated pursuant to Section 12.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any Alterations made by Tenant pursuant to Section 5.2) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the one hundred twenty (120) day period referred to in
         Section 12.2 (which six-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended) provided that such restoration is not completed within such period. This Lease shall cease and come to an end without further liability or obligation on the part of either party thirty (30) days after such giving of notice by Tenant unless, within such 30 day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure so to complete such restoration, and time shall be of the essence with respect thereto.

12.4 AWARD. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, and Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute and deliver in Tenant's name all such assignments and assurances. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the

         Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

12.5 LANDLORD'S INSURANCE. Landlord agrees to maintain in full force and effect, during the Lease Term, "all risk" property damage insurance in an amount equal to full replacement cost and with such deductibles as may from time to time be carried by reasonably prudent owners of similar buildings in the area in which the Building is located. Landlord also agrees to maintain in full force from the date upon which Tenant first enters the Premises throughout the Lease Term and thereafter, so long as Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance in amounts at lease equal to those set forth in the definition of Initial General Liability Insurance above. Landlord may satisfy such insurance requirements by including the Building in a so-called "blanket" and/or umbrella insurance policy, provided that the amount of coverage allocated to the Building shall fulfill the foregoing requirements. Such policies shall be issued by one or more insurers in a financial size category of not less than X and with general policyholders rating of not less than A as rated in the most current available "Bests" insurance reports, or the then equivalent thereof, and licensed to do business in the Commonwealth of Massachusetts and authorized to issue such policies and such policies shall have commercially reasonable deductibles. Landlord shall deliver to Tenant a certificate of insurance evidencing the insurance carried in compliance with the requirements of this Section 12.6 on or before the Commencement Date.

                                   ARTICLE 13
                                     DEFAULT

13.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

                  (i) Tenant shall fail to pay the Basic Rent or Additional Charges hereunder when due and such failure shall continue for five (5) full Business Days after written notice to Tenant from Landlord, except that, if in this Lease no time period is specified for the payment of Additional Charges hereunder by Tenant to Landlord, then, in such circumstance only, Tenant shall fail to pay such Additional Charges within thirty (30) days after notice to Tenant of such non-payment; or

                  (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                  (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                  (iv) Tenant shall make an assignment for the benefit of creditors or shall be adjudicated insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors (other than the Bankruptcy Code, as hereinafter defined), or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                  (v) An Event of Bankruptcy (as hereinafter defined) shall occur with respect to Tenant; or

                  (vi) A petition shall be filed against Tenant under any law (other than the Bankruptcy Code) seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of ninety (90) days (whether or not consecutive), or if any trustee, conservator, receiver or liquidator of Tenant or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of ninety (90) days (whether or not consecutive); or

                  (vii) Tenant shall default in the performance or observance of any covenant contained in Section 14.17 of the Lease;

         then in any such case Landlord may terminate this Lease by notice to Tenant, specifying a date not less than five (5) Business Days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

         (b) For purposes of clause (a)(v) above, an "Event of Bankruptcy" means the filing of a voluntary petition by Tenant, or the entry of an order for relief against Tenant, under Chapter 7, 11, or 13 of the Bankruptcy Code, and the term "Bankruptcy Code" means 11 U.S.C
         Section 101, et seq., If an Event of Bankruptcy occurs, then the trustee of Tenant's bankruptcy estate or Tenant as debtor-in-possession may (subject to final approval of the court) assume this Lease, and may subsequently assign it, only if it does the following within sixty (60) days after the date of the filing of the voluntary petition, the entry of the order for relief (or such additional time as a court of competent jurisdiction may grant, for cause, upon a motion made within the original 60-day period):

                  (i) files a motion to assume the Lease with the appropriate court;

                  (ii) satisfies all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                           (A) cures all Defaults of Tenant under this Lease or provides Landlord with Adequate Assurance (as defined below) that it will
                                    (y) cure all monetary Defaults of Tenant hereunder within ten (10) days from the date of the assumption; and (z) cures all non-monetary Defaults of Tenant hereunder within thirty (30) days from the date of the assumption;

                           (B) compensates Landlord and any other person or entity, or provides Landlord with Adequate Assurance that within ten (10) days after the date of the assumption, it will compensate Landlord and such other person or entity for any pecuniary loss that Landlord and such other person or entity incurred as a result of any Default of Tenant, the trustee, or the debtor-in-possession;

                           (C) provides Landlord with Adequate Assurance of Future Performance (as defined below) of all of Tenant's obligations under this Lease; and

                           (D) delivers to Landlord a written statement that the conditions herein have been satisfied.

         (c) For purposes only of the foregoing paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) entering an order segregating sufficient cash to pay Landlord and any other person or entity under paragraph (b) above, and

                  (ii) granting to Landlord a valid lien and security interest (in form acceptable to Landlord) in all property comprising the Tenant's "property of the estate," as that term is defined in Section 541 of the Bankruptcy Code, which lien and security interest secures the trustee's or debtor-in-possession's obligation to cure the monetary and non-monetary defaults under the Lease within the periods set forth in paragraph (b) above.

         (d) For purposes only of paragraph (b), and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future. Performance" means at least meeting the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the trustee or debtor-in-possession depositing with Landlord, as security for the timely payment of rent and other monetary obligations, an amount equal to the sum of two (2) months' Basic Rent plus an amount equal to two (2) months' installments on account of Taxes and Operating Expenses, computed in accordance with Articles 8 and 9;

                  (ii) the trustee or the debtor-in-possession agreeing to pay in advance, on each day that the Basic Rent is payable, the monthly installments on account of Taxes and Operating Expenses, computed in accordance with Articles 8 and 9 hereof;

                  (iii) the trustee or debtor-in-possession providing adequate assurance of the source of the rent and other consideration due under this Lease; and

                  (iv) Tenant's bankruptcy estate and the trustee or debtor-in-possession providing Adequate Assurance that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the bankruptcy estate (and any successor after the conclusion of the Tenant's bankruptcy proceedings) will have sufficient funds to fulfill Tenant's obligations hereunder.

         (e) If the trustee or the debtor-in-possession assumes the Lease under paragraph (b) above and applicable bankruptcy law, it may assign its interest in this Lease only if the proposed assignee first provides Landlord with Adequate Assurance of Future Performance of all of Tenant's obligations under the Lease, and if Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound).

         (f) For purposes only of paragraph (e) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, "Adequate Assurance of Future Performance" means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

                  (i) the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease; or

                  (ii) if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord's standards of creditworthiness;

         (g) If this Lease shall have been terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made.

         (h) In the event of any termination, Tenant shall pay the Basic Rent, Additional Charges and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Lease Term in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Basic Rent, Additional Charges and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay the portion of such current damages referred to above to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

         (i) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Basic Rent, Additional Charges and other sums as hereinbefore provided which would be payable hereunder from the date of such demand (assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year for what would be the then unexpired Lease Term if the same remained in effect), over the then fair net rental value of the Premises for the same period, such difference being discounted at the rate of United States Treasury securities maturing as close as possible to the unexpired Lease Term if the same remained in effect plus fifty (50) basis points per annum to the then present value.

         (j) In case of any Default by Tenant, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

         (k) If a Guarantor of this Lease is named in Section 1.2, the happening of any of the events described in paragraphs (a)(iv)-(a)(vi) of this Section 13.1 with respect to the Guarantor shall constitute a Default of Tenant hereunder.

         (l) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

         (m) All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses at both the trial and appellate levels) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

13.2 LANDLORD'S DEFAULT. Except as otherwise provided herein, Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS

14.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for Permitted Uses; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as an additional charge hereunder.

14.2 WAIVER. (a) Failure on the part of Landlord or Tenant to complain of any action or non- action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

         (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

14.3 COVENANT OF ENJOYMENT. Tenant, subject to the terms and provisions of this Lease, on payment of the Basic Rent and Additional Charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Lease Term hereof, without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

14.4 LANDLORD'S LIABILITY. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

         (b) Except as otherwise provided herein, with respect to any services or utilities to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or failure whenever and for so long as may be necessary by reason of the making of repairs or changes which Landlord is required or is permitted by this Lease or by law to make or in good faith deems necessary, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any other cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's contractors, agents, employees, licensees or any person claiming by, through or under Tenant, nor shall any such failure give rise to any claim in Tenant's favor that Tenant has been evicted, either constructively or actually, partially or wholly, provided Landlord shall use reasonable efforts to minimize interference with Tenant's business.

         (c) In no event shall Landlord ever be liable to Tenant for any loss of business or any other indirect or consequential damages suffered by Tenant from whatever cause.

         (d) Where provision is made in this Lease for Landlord's consent and Tenant shall request such consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord's consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Charges, any expenses reasonably incurred by Landlord (including, without limitation, legal fees and costs, if any) in connection therewith.

14.5 NOTICE TO MORTGAGEE OR GROUND LESSOR. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

14.6 ASSIGNMENT OF RENTS AND TRANSFER OF TITLE. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

         (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided the purchaser-lessor executes a written agreement (substantially in the form annexed hereto as Exhibit H or such other form as may then be customarily used by such purchaser-lessor) that, subject to such reasonable qualifications as such purchaser-lessor may reasonably impose, in the event that the purchaser-lessor shall succeed to the interests of Landlord hereunder pursuant to such sale-leaseback arrangement, so long as no Default of Tenant exists hereunder, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by any foreclosure of such encumbrance or by termination of such sale-leaseback arrangement and such purchaser-lessor shall assume Landlord's obligation under the Lease accruing after Landlord's foreclosure of its encumbrance or its taking of possession of the Premises for the purpose of foreclosing. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

         (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder.

14.7 RULES AND REGULATIONS. Tenant shall abide by reasonable rules and regulations from time to time established by Landlord ("Rules and Regulations"), it being agreed that such Rules and Regulations will be established and applied by Landlord in a non-discriminatory fashion, such that all Rules and Regulations shall be generally applicable to other tenants, of similar nature to the Tenant named herein, of the Building. Landlord agrees to use reasonable efforts to insure that any such Rules and Regulations are uniformly enforced, but Landlord shall not be liable to Tenant for violation of the same by any other tenant or occupant of the Building, or persons having business with them. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. Rules and Regulations currently in effect are set forth in Exhibit F hereto.

14.8 ADDITIONAL CHARGES. If Tenant shall fail to pay when due any sums under this Lease designated as Additional Charges, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

14.10 PROVISIONS BINDING ETC. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only, such assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord has later given consent to a particular assignment as required by those provisions of Article 6 hereof.

14.11 RECORDING. Tenant agrees not to record this Lease, but, if the Lease Term (including any extended term) is seven (7) years or Longer, each party hereto agrees, on the request of the other, to execute a so-called notice of lease in recordable form and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

14.12 NOTICES. Whenever, by the terms of this Lease, notices shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier service (next Business Day delivery):

         If intended for Landlord, addressed to Landlord at Landlord's Original Address and marked: "Attention: Asset Manager, " with a copy to Peter Van, Esq., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), provided that Tenant shall have no liability for, and the notice given to Landlord shall not be defective by reason of, the failure to give such notice to Landlord's counsel.

         If intended for Tenant, addressed to Tenant at Tenant's Original Address until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice), and to BMC Software, Inc., 2101 City West Blvd., 20th FL., Houston, TX 77042, Attention: Mark D. Taylor, with a courtesy copy to (a) Gray H. Muzzy, Bracewell & Patterson, L.L.P., 711 Louisiana, Suite 2900, Houston, TX 77002 and (b) Broker, provided that Landlord shall have no liability for, and the notice given to Tenant shall not be defective by reason of, the failure to give such notice to Tenant's counsel or Broker with the exception of notices pursuant to Exhibit P in which case all the foregoing notices shall be required in order to be effective.

         All such notices shall be effective upon the sooner of receipt or first attempted delivery when deposited in the United States Mail within the Continental United States or with an overnight courier service, provided that the same are received in ordinary course at the address to which the same were sent.

14.13 WHEN LEASE BECOMES BINDING. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

14.14 PARAGRAPH HEADINGS AND INTERPRETATION OF SECTIONS. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words "including," "such as" or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as "without limitation" or "including, but not limited to," or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter. Use in this Lease of the words "not to be unreasonably withheld" or words of similar import shall be construed to mean "not to be unreasonably withheld, delayed or conditioned" unless the context clearly requires otherwise.

14.15 RIGHTS OF MORTGAGEE OR GROUND LESSOR. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect, provided that such holder enters into a written agreement (substantially in the form annexed hereto as Exhibit H or such other form as may then be customarily used by such holder) that, subject to such reasonable qualifications as such holder may reasonably impose, in the event that the holder shall succeed to the interests of Landlord hereunder pursuant to such mortgage, ground lease or other encumbrance, so long as no Default of Tenant exists hereunder, Tenant's right to possession of the Premises shall not be disturbed and Tenant's other rights hereunder shall not be adversely affected by any foreclosure of such mortgage or encumbrance or by termination of such ground lease and such holder shall assume Landlord's obligation under the Lease accruing after Landlord's foreclosure of its mortgage or its taking of possession of the Premises for the purpose of foreclosing. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, at the election of such holder (or successor) Tenant shall attorn to such holder and this Lease shall continue in full force and effect between such holder (or successor) and Tenant. Tenant agrees to execute such instruments of subordination or attornment in confirmation of the foregoing agreement as such holder may reasonably request. Notwithstanding anything contained herein to the contrary, Tenant's obligation to pay Basic Rent or any Additional Charges is conditioned upon the receipt by Tenant of a fully executed Lease Subordination, Non-Disturbance of Possession and Attornment Agreement ("SNDA") from each of Landlord's lenders in substantially the form of Exhibit H hereto. If, on or prior to the Commencement Date hereof, an SNDA shall not have been executed by any of Landlord's lenders, Tenant may terminate this Lease by notice to Landlord, specifying a date not sooner than ninety (90) days after the giving of such notice on which this Lease shall terminate, and if prior to such termination date set forth in Tenant's notice each of Landlord's lenders have not executed and delivered to Tenant an SNDA previously executed by Tenant, then this Lease shall come to an end on the date specified in Tenant's notice as fully and completely as if such were the date herein originally fixed for the expiration of the Lease Term, whereupon Tenant will vacate and surrender the Premises to Landlord.

14.16 STATUS REPORT. Recognizing that both parties may find it necessary to establish to third parties such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to Landlord, or the holder of any mortgage or ground lease encumbering Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

14.17 SECURITY DEPOSIT. In the event that at any time during the Lease Term, the Guarantor merges or consolidates with any other entity or sells, transfers or otherwise disposes of a material portion of Guarantor's assets (a "Capital Event") and any such Capital Event results in a sixty percent (60%) or more reduction in the net worth of the Guarantor or its successor entity computed in accordance with generally accepting accounting principles consistently applied from the net worth of the Guarantor immediately prior to such Capital Event (a "Security Deposit Event"), Tenant shall immediately notify the Landlord of the occurrence of the Security Deposit Event and Tenant shall, within forty-five (45) days of the date of the Security Deposit Event, provide Landlord with a security deposit (the "Security Deposit") based on the following schedule:

         Period in which                                        Amount of
         Security Deposit                                       Required
         Event Occurs                                           Security
                                                                 Deposit
                                                               (number of
                                                             months of then
                                                              payable Basic
                                                           Rent multiplied by
                                                                Premises
                                                              Rentable Area
                                                                including
                                                                expansion
                                                             space, if any,
                                                           on the calculation
                                                                 date)

                                 If Market                     If Market
                           Capitalization is less      Capitalization is greater
                            than $2,000,000,000           than $2,000,000,000
                            -------------------           -------------------
From execution date                3                               0
of Lease to last day of
month in which
occurs the fifth
anniversary of the
Commencement Date

For next 60 months                 2                               0
(years 6-10)

Extension Term                     1                               0
(years 11-20)

         For purposes hereof, "Market Capitalization" shall mean the then outstanding number of shares of the Guarantor or its successor entity multiplied by the average stock price of such shares for the thirty
         (30) day period succeeding the Security Deposit Event.

         Landlord shall hold the Security Deposit throughout the Lease Term, as such may be extended, as security for the performance by Tenant of all obligations on the part of Tenant hereunder. The Security Deposit shall be delivered to Landlord by Tenant at Tenant's expense and shall be in the form of a clean, irrevocable Letter of Credit issued by and drawn upon any commercial bank reasonably acceptable to Landlord with a banking office in Boston (hereinafter referred to as the "Issuing Bank") which Letter of Credit shall (i) name Landlord as beneficiary thereof, (ii) have a term of not less than one (1) year, (iii) be in the applicable amount based on the schedule set forth above, and (iv) otherwise be in form and content reasonably satisfactory to Landlord. The Letter of Credit shall, in any event, provide that:

                           (1) The Issuing Bank shall pay to Landlord an amount up to the face amount of the Letter of Credit upon presentation of a statement that a Default of Tenant has occurred, specifying the nature of such Default and a demand for payment in the amount to be drawn and notice of such presentation shall be delivered simultaneously to Tenant;

                           (2) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each and shall have a final expiry date of not earlier than thirty (30) days after the expiration of the Lease Term, unless the Issuing Bank sends written notice (hereinafter called the "Non-Renewal Notice") to Landlord both by Federal Express or another recognized national or regional courier and by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed;

                           (3) Landlord, after receipt of the Non-Renewal Notice, or within sixty (60) days prior to the expiration date of any Letter of Credit then held by Landlord, shall have the right, exercisable by a demand for payment draft only, to draw upon the Letter of Credit and receive the proceeds thereof (which shall be held by Landlord as a cash deposit pursuant to the terms of this Section 14.17 pending the replacement of such Letter of Credit or applied as permitted by the terms of this Section 14.17); and

                           (4) Upon Landlord's sale or other transfer of the Building, or Landlord's interest therein, or a leasing of the Building, the Letter of Credit shall be transferable by Landlord and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit. In such event, Tenant agrees to look solely to the new Landlord for the return of said Letter of Credit, Tenant shall execute such documents as may be necessary to accomplish such transfer or assignment of the Letter of Credit. Landlord shall pay any transfer fees of the Issuing Bank.

         Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, the Letter of Credit or proceeds thereof, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. If Landlord determines, in its reasonable discretion, that the financial condition of the Issuing Bank has so declined as to cause concern that the Issuing Bank may not honor a draw on its Letter of Credit and provides Tenant with notice of the same, Tenant shall promptly obtain a replacement Letter of Credit complying with the terms hereof from another commercial bank acceptable to Landlord.

         Landlord shall, without prejudice to any other remedy Landlord may have on account thereof, apply the proceeds of the Letter of Credit, or any part thereof, to Landlord's damages arising from, or to cure, any Default of Tenant. Upon the application of such proceeds, Tenant shall promptly deposit with Landlord the amount applied to be held as security here under or obtain a replacement Letter of Credit in such amount conforming with the other requirements of this Section 14.17. Provided no Default of Tenant then exists or such Default has been waived in writing by Landlord, then the Letter of Credit shall be reduced on the dates set forth in the above schedule to the applicable amount specified thereon based on the Guarantor's then Market Capitalization by delivery by Tenant to Landlord of a substitute Letter of Credit, it being understood that Landlord shall not be obligated to return any Letter of Credit in its possession until Tenant has delivered a substitute Letter of Credit, provided that Landlord shall immediately return to Tenant any Letter of Credit for which replacement or substitution has been made by Tenant in accordance with this Section 14.17.

         Provided that no Default of Tenant then exists or such Default has been waived in writing by Landlord, Landlord shall return the Letter of Credit, or so much thereof as shall have theretofore not been applied in accordance with the terms of this Section 14.17, to Tenant on the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by Tenant to Landlord at such time. If Landlord conveys Landlord's interest under this Lease, the Letter of Credit, or any part thereof not previously applied, may be turned over by Landlord to Landlord's grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the Letter of Credit in accordance with the terms of this Section 14.17, and the return thereof in accordance herewith. The holder of a mortgage shall not be responsible to Tenant for the return or application of any such Letter of Credit, whether or not it succeeds to the position of Landlord hereunder, unless such Letter of Credit shall have been received in hand by such holder.

14.18 REMEDYING DEFAULTS. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to two percent (2%) over the base rate in effect from time to time at Fleet National Bank, as an Additional Charge. Any payment of Basic Rent or Additional Charges not paid when due shall, at the option of Landlord, bear interest at a rate equal to two percent (2%) over the base rate in effect from time to time at Fleet National Bank from the due date thereof and shall be payable forthwith on demand by Landlord, as an Additional Charge. Interest on overdue payments of Basic Rent,'or Additional Charges shall cease to accrue at such time as an administrative fee with respect to such overdue payment has been charged to Tenant in accordance with
         Section 4.1, unless a Default of Tenant continues beyond applicable cure and notice periods, in which case interest on overdue payments shall accrue retroactively to the date such payment was first due.

14.19 HOLDING OVER. Any holding over by Tenant after the expiration of the Lease Term shall be treated as a daily tenancy at sufferance at a rate equal to (i) one and one-half (1 1/2) times the Basic Rent then in effect plus (ii) Additional Charges and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or indirect, sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable. Landlord agrees to use reasonable efforts to mitigate damages in the event of a holding over by Tenant, but any costs incurred by Landlord in connection with such efforts shall be borne by Tenant and payable immediately upon demand therefor.

14.20 SURRENDER OF PREMISES. Upon the expiration or earlier termination of the Lease Term, Tenant shall peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair, together with all Alterations which may have been made or installed in, on or to the Premises prior to or during the Lease Term, excepting only ordinary wear and use and damage by fire or other casualty. Tenant shall remove all of Tenant's Removable Property and, to the extent specified by Landlord, all Alterations made by Tenant and all partitions wholly within the Premises unless installed initially by Landlord in preparing the Premises for Tenant's occupancy; and shall repair any damage to the Premises or the Building caused by such removal. Any of Tenant's Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Lease Term shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense.

14.21 BROKERAGE. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Broker, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Broker who shall be paid by Landlord).

14.22 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

14.23 FINANCIAL STATEMENTS. Tenant shall furnish the Landlord as soon as available but in any event within (a) ninety (90) days after the end of each fiscal year of Guarantor the audited consolidated financial statements for the Guarantor as of the end of such fiscal year and (b) within forty-five (45) days after the end of each of the first three fiscal quarters in any fiscal year of Guarantor, an unaudited consolidated balance sheet for the Guarantor as at the end of such quarter, and an unaudited consolidated statement of income and statement of changes in financial position of Guarantor for the period commencing with the end of the preceding fiscal year and ending with the end of such quarter, together with a certificate of the chief financial officer of the Guarantor stating that such financial statements fairly present the financial condition of the Guarantor as of the date thereof, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied.

14.24 YEAR 2000. Landlord represents to Tenant that it (a) has initiated a review and assessment of all areas within its and its respective affiliates' businesses and operation (including those affected by their respective suppliers and vendors) that could be adversely affected by the Year 2000 Problem (hereinafter defined), (b) has developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and is following such plan and timetable, (c) has no reason to believe that any of its and its respective affiliates' businesses or operations (including those affected by their respective suppliers and vendors) related to the ownership, management, operation and maintenance of the Building will be adversely impacted by the Year 2000 Problem, and (d) it and its affiliates' are, or by December 31, 1998 will be, Year 2000 Compliant (hereinafter defined). "Year 2000 Problem" means the risk that computer applications used by Landlord and its affiliates (and their respective suppliers or vendors) may be unable to recognize or properly perform date-sensitive functions involving certain dates prior to, or any date after, December 31, 1999. "Year 2000 Compliant" means that all computer applications used by Landlord and its affiliates related to the ownership, management, operation and maintenance of the Building are able to avoid the Year 2000 Problem.

                                   ARTICLE 15

                               OPTIONS TO EXTEND


15.1 TENANT'S RIGHT. Provided that, at the time of each such exercise, (i) there exists no Default of Tenant; (ii) this Lease is still in full force and effect; and (iii) Tenant actually occupies at least seventy-five percent (75%) of Premises Rentable Area, Tenant shall have the option to extend the Term of this Lease as to the Premises originally leased hereunder, as such may have been expanded pursuant to
         Article 17 or Article 18 hereof, for up to three (3) consecutive extended terms (individually an "Extended Term" and, collectively, the "Extended Terms"), each having a minimum length of five (5) years, and which Extended Terms shall not exceed a term of fifteen (15) years in the aggregate. The length of the applicable Extended Term (but not less than five (5) years) shall be designated by Tenant to Landlord at the time Tenant first notifies Landlord of its interest to extend as provided below. Tenant shall exercise each such option by giving Landlord notice of its interest to do so, not later than fourteen (14) months prior to the expiration of the initial Lease Term or Extended Term, as applicable, it being agreed that time shall be of the essence with respect to the giving of such notice. Landlord shall, within forty-five (45) days of receipt of Tenant's notice of interest, provide Tenant with notice of its determination of Fair Market Rental Value for the applicable Extended Term. Within forty-five (45) days of receipt of Landlord's Fair Market Rental Value determination, Tenant shall elect either (i) not to extend the term of this Lease for the Extended Term,
         (ii) to accept Landlord's determination of Fair Market Rental Value and extend the term of this Lease for the Extended Term; or (iii) to extend the term of this Lease for the Extended Term and provide Landlord with notice of its determination of Fair Market Rental Value for the applicable Extended Term, whereupon the determination of Fair Market Rental Value shall be submitted to the process set forth in Article 16. Each of Landlord's and Tenant's notice to the other setting forth their respective determinations of Fair Market Rental Value for the applicable Extended Term is hereinafter referred to as a "Determination Notice. In the event that Tenant fails to give such notice of interest to Landlord or declines to extend the Lease Term, the term of this Lease shall automatically terminate at the end of the initial Lease Term or the then applicable Extended Term, and Tenant shall have no further right or option to extend the term of this Lease. Each Extended Term shall commence on the day immediately following the expiration date of the initial Lease Term or the previous Extended Term, as the case may be, and shall end on the day designated in Tenant's notice to Landlord of its Extension Term election, and shall be on all the terms and conditions of this Lease, except that the Basic Rent for such Extended Term shall be determined in accordance with Section 15.2.


15.2 EXTENDED TERM RENT. The Basic Rent for each Extended Term shall be equal to the Fair Market Rental Value of the Premises (as hereinafter defined) as of the commencement of the then applicable Extended Term. In no event, however, shall the Basic Rent and Additional Charges for any Extended Term be less than the annual Basic Rent plus Additional Charges (on a Premises Rentable Area square footage basis) for the 12-month period prior to the effective date of such Extended Term.

                                   ARTICLE 16

                            FAIR MARKET RENTAL VALUE

16.1 DEFINITION. (a) The term "Fair Market Rental Value" shall mean the annual fixed rent on the date on which such fixed rent will become effective (the "Determination Date") that is being negotiated in leases, or is reflected in leases which have been executed, in arm's length transactions between willing landlords and willing tenants, each acting in its own best interest and without duress using the same definitions of Base Taxes and Base Operating Expenses as used with respect to the initial Lease Term, for comparable space located in the Complex or at Bay Colony Corporate Center in Waltham, Massachusetts or any other comparable first class office properties, considering the points 1-10 below. If Landlord and Tenant shall fail to agree upon the Fair Market Rental Value within thirty (30) days after Tenant has given its Determination Notice to Landlord setting forth its determination of the Fair Market Rental Value, then, subject to the provisions of paragraph (b) below, Landlord or Tenant may apply to the American Arbitration Association or any successor thereto for the designation of an arbitrator to render a final determination of the Fair Market Rental Value. The arbitrator shall be a real estate appraiser or consultant who shall have at least ten (10) years' continuous experience as a commercial real estate broker or appraiser, and having significant experience with property similar to the Building in the greater Boston area and shall not be affiliated with Landlord or Tenant. The arbitrator shall conduct such hearings and investigations as the arbitrator shall deem appropriate to determine the Fair Market Rental Value and shall, within thirty (30) days after having been appointed, choose the determination set forth in either Landlord's or Tenant's Determination Notice, and that choice by the arbitrator shall be binding upon Landlord and Tenant. In determining Fair Market Rental Value, the parties and the arbitrator shall take into account factors such as (but not limited to) the following:

            1.    Size of Tenant.

            2. Location, use, size and/or floor levels(s) of the space in question, including view, elevator lobby exposure, etc.

            3.    Definition of "rentable" area.

            4. Extent of leasehold improvements or allowances to be provided on either new lease transactions or lease renewal transactions, where applicable.

            5.    Inclusion of parking costs, if any.

            6.    Term or length of lease.

            7. Base year costs associated with operating expenses and real estate taxes.

            8. The time the particular rental rate under consideration was agreed upon and became or is to become effective.

            9. Whether the transaction in question is a lease renewal, lease expansion or lease extension.

            10. Any other concession or inducement and/or relevant term or condition in making such fair market value rental rate determination.

                  Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this paragraph (a), and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this paragraph (a) shall be final and binding in fixing the Fair Market Rental Value. The arbitrator shall not have the power to add to, modify, or change any of the provisions of this Lease.

         (b) In the event that the determination of the Fair Market Rental Value set forth in the Landlord's and Tenant's Determination Notices shall differ by equal to or less than five percent (5%) per square foot of Premises Rentable Area per annum for each year for which the same is being determined, then the Fair Market Rental Value shall not be determined by arbitration, but shall instead be set by taking the average of the determinations set forth in Landlord's and Tenant's Determination Notices. Only if the determinations set forth in Landlord's and Tenant's Determination Notices shall differ by more than 5% per square foot of Premises Rentable area per annum for any year for which the same is being determined shall the actual determination of Fair Market Rental Value be made by an arbitrator as set forth in paragraph (a) above.

         (c) If for any reason the Fair Market Rental Value shall not have been determined prior to the Determination Date, then, until the Fair Market Rental Value and, accordingly, the Basic Rent, shall have been finally determined, Tenant shall pay Basic Rent at the rate quoted by Landlord in Landlord's Determination Notice. Upon final determination of the Fair Market Rental Value, an appropriate adjustment to the Basic Rent theretofore paid by Tenant from and after the Determination Date shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall promptly credit or pay, respectively, to the other any overpayment or deficiency, as the case may be, in the payment of Basic Rent and Additional Charges from the Determination Date to the date of such final determination.

                                   ARTICLE 17

                               EXPANSION OPTIONS

17.1. FIRST EXPANSION SPACE. For purposes of this Lease, the "First Expansion Space" shall mean any space in the Building or the building known and numbered as 890 Winter Street, Waltham, Massachusetts (the "890 Building"), and shall comprise between 28,000 and 42,000 rentable square feet which is not then leased by Tenant. Landlord shall make the First Expansion Space available for occupancy by Tenant at a date. commencing between July 1, 2004 and September 30, 2005, Such space shall consist of not more than three (3) non-contiguous spaces of not less than 5,000 rentable square feet each.

         (a) Provided that, at the time of the giving of "Tenant's First Expansion Notice" and as of the "First Expansion Space Inclusion Date" (as such terms are hereinafter defined), there exists no Default of Tenant and the Lease is still in full force and effect, Landlord shall offer to Tenant, subject to the provisions of this Article 17, the right to add such First Expansion Space to the Premises then demised pursuant to this Lease.

         (b) The offer made by Landlord to Tenant shall be by a written notice (hereinafter called the "First Expansion Notice"), to be provided at least one year prior to the First Expansion Space Inclusion Date and shall specify the space being offered, the date such space shall become available for Tenant's occupancy (the "First Expansion Space

         Inclusion Date"), and Landlord's calculation of Fair Market Rental Value. Landlord shall provide Tenant with floor plans of the First Expansion Space (including as-built plans to the extent available) and afford Tenant a reasonable opportunity to view the First Expansion Space within fifteen (15) days of the delivery of the First Expansion Notice.

17.2.    TENANT'S FIRST EXPANSION NOTICE. (a)      Tenant may either (i) accept
         the offer set forth in the First Expansion Notice as set forth above or
         (ii) elect to lease the First Expansion Space and provide Landlord with its determination of Fair Market Rental Value for the First Expansion Space, whereupon the determination of Fair Market Rental Value for such space shall be submitted to the process set forth in Article 16, by delivering to Landlord a written notice (hereinafter called "Tenant's First Expansion Notice"), provided, in either case, Tenant's First Expansion Notice shall be delivered at least ten (10) months prior to the First Expansion Space Inclusion Date. The First Expansion Space so accepted by Tenant shall be added to and included in the Premises on the First Expansion Space Inclusion Date. Each of Landlord's and Tenant's notice to the other setting forth their respective determinations of Fair Market Rental Value for the First Expansion Space shall constitute each of Landlord's and Tenant's "Determination Notice" for purposes of Article 16.

         (b) If Tenant does not give Tenant's First Expansion Notice (or fails to timely give Tenant's First Expansion Notice) pursuant to the provisions of this Article 17, time being of the essence, Landlord shall be under no further obligation with respect to the First Expansion Space (the "First Untaken Space") by reason of this Article 17, and Tenant shall have waived and relinquished its right under this
         Article 17 to the First Untaken Space, and, subject to Article 18, Landlord shall at any and all times thereafter be entitled to lease the First Untaken Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire, whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable.

17.3. EFFECT OF INCLUSION. Provided that Tenant provides Landlord with Tenant's First Expansion Notice pursuant to Section 17.2, upon the First Expansion Space Inclusion Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the First Expansion Space for the remaining Lease Term. Upon the occurrence of the First Expansion Space Inclusion Date:

         (a) the term "Premises" shall be deemed to include the First Expansion Space;

         (b) the Premises Rentable Area shall be increased by the rentable area within the First Expansion Space, and Tenant's Proportionate Share shall be adjusted accordingly;

         (c) the Basic Rent per annum (on an aggregate but not square footage basis) shall be increased by an amount equal to the Fair Market Rental Value for the First Expansion Space, which shall be determined in accordance with Article 16 hereof;

         (d) Additional Charges shall thereafter be computed on the basis of the inclusion of the First Expansion Space into the Premises; and

         (e) the term of this Lease with respect to the First Expansion Space shall be coterminous with the Lease Term.

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

17.4. SECOND EXPANSION SPACE. For purposes of this Lease, the "Second Expansion Space" shall mean any space in the Building or the 890 Building, and shall comprise between 28,000 and 42,000 rentable square feet which is not then leased by Tenant. Landlord shall make the Second Expansion Space available for occupancy by Tenant at a date commencing between July 1, 2006 and June 30, 2007. Such space shall consist of not more than three (3) non-contiguous spaces of not less than 5,000 rentable square feet each.

         (a) Provided that, at the time of the giving of "Tenant's Second Expansion Notice" and as of the "Second Expansion Space Inclusion Date" (as such terms are hereinafter defined), there exists no Default of Tenant and the Lease is still in full force and effect, Landlord shall offer to Tenant, subject to the provisions of this Article 17, the right to add such Second Expansion Space to the Premises then demised pursuant to this Lease.

         (b) The offer made by Landlord to Tenant shall be by a written notice (hereinafter called the "Second Expansion Notice"), to be provided at least one year prior to the Second Expansion Space Inclusion Date and shall specify the space being offered, the date such space shall become available for Tenant's occupancy (the "Second Expansion Space Inclusion Date"), and Landlord's calculation of Fair Market Rental Value. Landlord shall provide Tenant with floor plans of the Second Expansion Space (including as-built plans of the Second Expansion Space to the extent available) and afford Tenant a reasonable opportunity to view the Second Expansion space within fifteen (15) days of the delivery of the Second Expansion Notice.

17.5.    TENANT'S SECOND EXPANSION NOTICE. (a)      Tenant may either (i) accept
         the offer set forth in the Second Expansion Notice as set forth above or (ii) elect to lease the Second Expansion Space and provide Landlord with its determination of Fair Market Rental Value for the Second Expansion Space, whereupon the determination of Fair Market Rental Value for such space shall be submitted to the process set forth in
         Article 16, by delivering to Landlord a written notice (hereinafter called "Tenant's Second Expansion Notice"), provided, in either case, Tenant's Second Expansion Notice shall be delivered at least ten (10) months prior to the Second Expansion Space Inclusion Date. Each of Landlord's and Tenant's notice to the other setting forth their respective determinations of Fair Market Rental Value for the Second Expansion Space shall constitute each of Landlord's and Tenant's "Determination Notice" for purposes of Article 16. The Second Expansion Space so accepted by Tenant shall be added to and included in the Premises on the Second Expansion Space Inclusion Date. In Tenant's Second Expansion Notice, Tenant shall elect one of the following for the Second Expansion Space: (i) a five (5) year term; (ii) a five (5) year term and a corresponding extension of the expiration date of Lease Term to be coterminous with such five (5) year term, or (iii) Tenant may exercise its first extension option set forth in Article 15 hereof for all the Premises and the Second Expansion Space to provide for coterminous lease expirations. If Tenant elects to extend the Lease Term pursuant to clauses (ii) or (iii) of the preceding sentence, then the Basic Rent and Additional Charges applicable to space then comprising the Premises for the Extended Term shall be determined and become effective as of the date the initial Lease Term expires, in accordance with Article 16 hereof.

         (b) If Tenant does not give Tenant's Second Expansion Notice (or fails to timely give Tenant's Second Expansion Notice) pursuant to the provisions of this Article 17, time being of the essence, Landlord shall be under no further obligation with respect to the Second Expansion Space (the "Second Untaken Space") by reason of this Article 17, and Tenant shall have waived and relinquished its right under this
         Article 17 to the Second

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

         Untaken Space, and, subject to Article 18, Landlord shall at any and all times thereafter be entitled to lease the Second Untaken Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire, whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable.

17.6. EFFECT OF INCLUSION. Provided that Tenant provides Landlord with Tenant's Second Expansion Notice pursuant to Section 17.5, upon the Second Expansion Space Inclusion Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Second Expansion Space for the term designated by Tenant in the Tenant's Second Expansion Notice. Upon the occurrence of the Second Expansion Space Inclusion Date:

         (a) the term "Premises" shall be deemed to include the Second Expansion Space;

         (b) the Premises Rentable Area shall be increased by the rentable area within the Second Expansion Space, and Tenant's Proportionate Share shall be adjusted accordingly;

         (c) the Basic Rent per annum (on an aggregate but not square footage basis) shall be increased by an amount equal to the Fair Market Rental Value for the Second Expansion Space, which shall be determined in accordance with Article 16 hereof;

         (d) Additional Charges shall thereafter be computed on the basis of the inclusion of the Second Expansion Space into the Premises; and

         (e) the term of this Lease with respect to the Second Expansion Space shall be the term designated in the Tenant's Second Expansion Notice.

17.7. THIRD EXPANSION SPACE. For purposes of this Lease, the "Third Expansion Space" shall mean any space in the Building or the 890 Building, and shall comprise between 16,000 and 24,000 rentable square feet which is not then leased by Tenant. Landlord shall make the Third Expansion Space available for occupancy at a date commencing between the tenth anniversary of the Commencement Date and the eleventh anniversary of the Commencement Date. Such space shall consist of not more than two
         (2) non-contiguous spaces of not less than 5,000 rentable square feet each.

         (a) Provided that, at the time of the giving of "Tenant's Third Expansion Notice" and as of the "Third Expansion Space Inclusion Date" (as such terms are hereinafter defined), (i) there exists no Default of Tenant, (ii) the Lease is still in full force and effect, and (iii) Tenant has exercised an Extended Term option pursuant to Article 15, Landlord shall offer to Tenant, subject to the provisions of this
         Article 17, the right to add such Third Expansion Space to the Premises then demised pursuant to this Lease.

         (b) The offer made by Landlord to Tenant shall be by a written notice (hereinafter called the "Third Expansion Notice"), to be provided at least fourteen (14) months prior to the Third Expansion Space Inclusion Date and shall specify the space being offered, the date such space shall become available for Tenant's occupancy (the "Third Expansion Space Inclusion Date"), and Landlord's calculation of Fair Market Rental Value. Landlord shall provide Tenant with floor plans of the Third Expansion Space (including as-built plans of the Third Expansion Space to the extent available) and afford Tenant a reasonable opportunity to view the Third Expansion Space within fifteen
         (15) days of the delivery of the Third Expansion Notice.

17.8.    TENANTS THIRD EXPANSION NOTICE. (a)      Tenant may either (i) accept
         the offer set forth in the Third Expansion Notice as set forth above or
         (ii) elect to lease the Third Expansion Space and provide Landlord with its determination of Fair Market Rental Value for the Third Expansion Space, whereupon the determination of Fair Market Rental Value for such space shall be submitted to the process set forth in Article 16, by delivering to Landlord a written notice (hereinafter called "Tenant's Third Expansion Notice"), provided, in either case, Tenant's Third Expansion Notice shall be delivered at least twelve (12) months prior to the Third Expansion Space Inclusion Date. Each of Landlord's and Tenant's notice to the other setting forth their respective determinations of Fair Market Rental Value for the Third Expansion Space shall constitute each of Landlord's and Tenant's "Determination Notice" for purposes of Article 16. The Third Expansion Space so accepted by Tenant shall be added to and included in the Premises on the Third Expansion Space Inclusion Date.

         (b) If Tenant does not give Tenant's Third Expansion Notice (or fails to timely give Tenant's Third Expansion Notice) pursuant to the provisions of this Article 17, time being of the essence, Landlord shall be under no further obligation with respect to the Third Expansion Space (the "Third Untaken Space") by reason of this Article 17, and Tenant shall have waived and relinquished its right under this
         Article 17 to the Third Untaken Space, and, subject to Article 18, Landlord shall at any and all times thereafter be entitled to lease the Third Untaken Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire, whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or lees favorable.

17.9. EFFECT OF INCLUSION. Provided that Tenant provides Landlord with Tenant's Third Expansion Notice pursuant to Section 17.8, upon the Third Expansion Space Inclusion Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Third Expansion Space for the remaining Lease Term. Upon the occurrence of the Third Expansion Space Inclusion Date:

         (a) the term "Premises" shall be deemed to include the Third Expansion Space;

         (b) the Premises Rentable Area shall be increased by the rentable area within the Third Expansion Space, and Tenant's Proportionate Share shall be adjusted accordingly;

         (c) the Basic Rent per annum (on an aggregate but not square footage basis) shall be increased by an amount equal to the Fair Market Rental Value for the Third Expansion Space, which shall be determined in accordance with Article 16 hereof;

         (d) Additional Charges shall thereafter be computed on the basis of the inclusion of the Third Expansion Space into the Premises; and

         (e) the term of this Lease with respect to the Third Expansion Space shall be coterminous with the Lease Term.

17.10. CONDITION OF EXPANSION SPACE. Tenant agrees to accept the First Expansion Space, the Second Expansion Space and the Third Expansion Space leased hereby "as is" in its condition and state of repair existing on the applicable expansion space inclusion date and understands that Landlord makes no representations, express or implied, as to the condition of the First Expansion Space, the Second Expansion Space or the Third Expansion Space, the building equipment and systems serving the First Expansion

         Space, the Second Expansion Space or the Third Expansion Space or as to any other thing or fact related thereto, and that no work, decoration, repair, alteration or improvement is to be performed by Landlord to prepare the First Expansion Space, the Second Expansion Space or the Third Expansion Space for Tenant's occupancy.

17.11. NO BROKERS. Tenant represents and warrants to Landlord that, with respect to the leasing of any First Expansion Space, Second Expansion Space of Third Expansion Space, it has not dealt with any brokers or finders for which a fee or commission may be payable other than Broker and Tenant does hereby agree to defend with counsel acceptable to Landlord, indemnify and hold Landlord harmless from and against any claim, liability, loss, cost and/or expense, including, without limitation, reasonable attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy in the foregoing representation.

17.12. OFFERED LEASE AMENDMENT. In the event Tenant shall lease the First Expansion Space, the Second Expansion Space or the Third Expansion Space as herein provided, within ten (10) days of Landlord's request therefor, Tenant shall execute and deliver an amendment to this Lease incorporating the business terms therefor and confirming the terms and provisions upon which Tenant is leasing such expansion space (hereinafter called an "Offered Lease Amendment"), and the parties thereto shall promptly execute and exchange an Offered Lease Amendment, and Tenant shall cause Guarantor to execute and deliver a ratification of its obligations under the Guaranty. In the event Tenant fails to execute a factually accurate Offered Lease Amendment within twenty (20) days after Landlord's delivery of same to Tenant or fails to cause Guarantor to ratify its obligations as provided above, then, at Landlord's sole option, to be exercised by notice given to Tenant, the applicable Tenant's expansion notice shall be automatically deemed to be terminated and of no further force or effect as if the applicable Tenant's expansion notice had not been given, in which event Tenant shall be deemed to have waived all rights and Landlord shall be released from all obligations under this Article 17.

17.13.   MISCELLANEOUS. (a)        The termination of this Lease shall also
         terminate and render void all of Tenant's options or elections under this Article 17 whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 17 may be severed from this Lease or separately sold, assigned or transferred.

         (b) Except as expressly provided in this Article 17, nothing herein shall be deemed to limit Landlord's right to freely discuss and negotiate with third parties for the leasing of any space and Tenant's sole right will be to make the election to enter into a lease with Landlord of the applicable expansion space as described above.

                                   ARTICLE 18

                             RIGHT OF FIRST OFFERING

18.1.    FIRST OFFERING SPACE.

         (a) Provided that, at the time of the giving of "Tenant's Offering Notice" and as of the "First Offering Space Inclusion Date" (as such terms are hereinafter defined), there exists no Default of Tenant, and the Lease is still in full force and effect, on each January 1 and July 1 of each calendar year during the Lease Term, beginning July 1,

         1998, and when otherwise requested by Tenant in writing to Landlord, Landlord shall provide Tenant with a written notice of all available spaces (or reasonably expected to become available within such six month period) in the Building and the 890 Building (the "First Offering Space") and the terms and conditions on which Landlord is then marketing such space to prospective third party tenants and shall offer to Tenant, subject to the provisions of this Article 18, the right to add such First Offering Space to the Premises then demised pursuant to this Lease.

         (b) The offer made by Landlord to Tenant shall be by a written notice (hereinafter called the "First Offer Notice") which offer shall specify the space being offered, the date such space shall become available for Tenant's occupancy (the "First Offering Space Inclusion Date"), and Landlord's calculation of Fair Market Rental Value. Landlord shall provide Tenant with floor plans of the First Offering Space (including as-built plans of the First Offering Space to the extent available) and afford Tenant a reasonable opportunity to view the First Offering Space within five (5) Business Days of the delivery of the First Offer Notice to the extent such space is constructed. The First Offering Space shall be offered for a term that is conterminous with the Lease Term, but Landlord shall not be obligated to offer such First Offering Space for a term less than five (5) years.

18.2.    TENANT'S OFFERING NOTICE (a)       Tenant may either (i) accept the
         offer set forth in the First Offer Notice as set forth above or (ii) elect to lease all or a portion of the First Offering Space and provide Landlord with its determination of Fair Market Rental Value for the First Offering Space, whereupon the determination of Fair Market Rental Value shall be submitted to the process set forth in Article 16 hereof, by delivering to Landlord a written notice (hereinafter called "Tenant's Offering Notice") specifying which portion of the First Offering Space Tenant desires to lease, provided Tenant's Offering Notice shall be delivered within ten (10) Business Days after delivery by Landlord of the First Offer Notice to Tenant. Any First Offering Space so accepted by Tenant shall be added to and included in the Premises on the First Offering Space Inclusion Date. Each of Landlord's and Tenant's notice to the other setting forth their respective determination of Fair Market Rental Value for the First Offering Space shall constitute each of Landlord's and Tenant's "Determination Notice" for purposes of Article 16.

         (b) If Tenant does not give Tenant's Offering Notice (or fails to timely give Tenant's Offering Notice) pursuant to the provisions of this Article 18, time being of the essence. Landlord shall be under no further obligation with respect to the First Offering Space (the "Untaken Space") by reason of this Article 18, and Tenant shall have waived and relinquished its right under this Article 18 to the Untaken Space until receipt by Tenant of any subsequent First Offer Notice, and Landlord shall at any and all times thereafter, until receipt by Tenant of any subsequent First Offer Notice, be entitled to lease the Untaken Space to others at such rental and upon such terms and conditions as Landlord in its sole discretion may desire, whether such rental terms, provisions and conditions are the same as those offered to Tenant or more or less favorable.

18.3. EFFECT OF INCLUSION. Provided that Tenant provides Landlord with Tenant's Offering Notice pursuant to Section 18.2, upon the First Offering Space Inclusion Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the First Offering Space for the term offered in the First Offer Notice. Upon the occurrence of the First Offering Space Inclusion Date:

         (a) the term "Premises" shall be deemed to include the First Offering Space;

         (b) the Premises Rentable Area shall be increased by the rentable area within the First Offering Space, and Tenant's Proportionate Share shall be adjusted accordingly;

         (c) the Basic Rent per annum (on an aggregate but not square footage basis) shall be increased by an amount equal to the Fair Market Rental Value for the First Offering Space, which shall be determined in accordance with Article 16 hereof;

         (d) Additional Charges shall thereafter be computed on the basis of the inclusion of the First Offering Space into the Premises; and

         (e) the term of this Lease with respect to the First Offering Space (and, if applicable, the Premises) shall be the term offered in the First Offer Notice.

18.4. CONDITION OF FIRST OFFERING SPACE. Tenant agrees to accept any First Offering Space leased hereby "as is" in its condition and state of repair existing on the First Offering Space Inclusion Date and understands that Landlord makes no representations, express or implied, as to the condition of the First Offering Space, the building equipment and systems serving the First Offering Space or as to any other thing or fact related thereto, and that no work, decoration, repair, alteration or improvement is to be performed by Landlord to prepare the First Offering Space for Tenant's occupancy.

18.5. NO BROKERS. Tenant represents and warrants to Landlord that, with respect to the leasing of any First Offering Space, it has not dealt with any brokers or finders for which a fee or commission may be payable other than Broker and Tenant does hereby indemnify Landlord and agrees to hold it harmless from and against any liability, loss, cost and/or expense, including, without limitation, reasonable attorneys' fees and disbursements, arising out of any inaccuracy or alleged inaccuracy in the foregoing representation.

18.6. RIGHT OF FIRST OFFERING LEASE AMENDMENT. In the event Tenant shall lease the First Offering Space as herein provided, within ten (10) days of Landlord's request therefor, Tenant shall execute and deliver an amendment to this Lease incorporating the business terms therefor and confirming the terms and provisions upon which Tenant is leasing the First Offering Space (hereinafter called the "Right of Offering Lease Amendment"), and the parties thereto shall promptly execute and exchange the Right of Offering Lease Amendment, and Tenant shall cause Guarantor to execute and deliver a ratification of its obligations under the Guaranty. In the event Tenant fails to execute a factually accurate Right of Offering Lease Amendment within twenty (20) days after Landlord's delivery of same to Tenant or fails to cause Guarantor to ratify its obligations as provided above, then, at Landlord's sole option, to be exercised by notice given to Tenant, Tenant's Offering Notice shall be automatically deemed to be terminated and of no further force or effect as if Tenant's Offering Notice had not been given, in which event Tenant shall be deemed to have waived all rights and Landlord shall be released from all obligations under this Article 18.

18.7. MISCELLANEOUS. (a) The termination of this Lease shall also terminate and render void all of Tenant's options or elections under this Article 18 whether or not the same shall have been exercised; and nothing contained in this Article shall prevent Landlord from exercising any right or action granted to or reserved by Landlord in this Lease to terminate this Lease. None of Tenant's options or elections set forth in this Article 17 may be severed from this Lease or separately sold, assigned or transferred.

         (b) Except as expressly provided in this Article 18, nothing herein shall be deemed to limit Landlord's right to freely discuss and negotiate with third parties for the leasing of any space and Tenant's sole right will be to make the election to enter into a lease with Landlord of the First Offering Space as described above.

                                   ARTICLE 19

                                     SIGNAGE

         (a) At Tenant's sole expense, Tenant shall have the right to install interior signs and suite number designations on the entrance doors to the Premises and on the walls in the elevator lobbies on each full or partial floor of the Premises leased to Tenant, provided, however that the quality, type, content, color, material, manner of installation, size and design of any and all such signs must be approved by Landlord prior to the installation thereof, which approval shall not be unreasonably withheld.

         (b) In the event that the Massachusetts Medical Society exercises its right to place its name on a sign at the Winter Street entrance to the Complex, then Landlord shall provide Tenant with the right to place Tenant's corporate logo at such entrance sign, provided, however, that (a) the quality, type, content, color, material, manner of installation, size and design of such signage shall be in conformity with building standards adopted by Landlord in its reasonable discretion, and (b) such logo shall be installed by Landlord or its contractor at Tenant's sole expense.

         (c) Landlord, at its sole expense, shall provide building standard signage (a) for the Complex as a whole along the entrance road from Winter Street to the Complex directing tenants, employees, guests and vendors to the Complex and (b) at the entrance to the Complex directing tenants, employees, guests and vendors to the various buildings within the Complex, provided that such signage shall be of a quality, type, content, color, material, manner of installation, size and design in conformity with building standards adopted by Landlord in its reasonable discretion.

         (d) At Landlord's sole expense, Landlord shall install an exclusive, free-standing monument in the entrance area located in the front of the Building on which Tenant shall have the right to install, at Tenant's sole expense, Tenant's corporate logo, provided that such logo shall be of a quality, type, content, color, material, manner of installation, size and design in conformity with building standards adopted by Landlord in its reasonable discretion. Such monument shall be located as shown on Exhibit N hereto.

         (e) Landlord reserves the right to provide other tenants of the Building that lease in excess of 40,000 rentable square feet of space with a separate, free-standing sign monument of a quality, type, content, color, material, manner of installation, size and design in conformity with building standards adopted by Landlord in its reasonable discretion (but of less prominence than the monument described in (d) above). Such monument shall be located as shown on Exhibit N hereto.

         (f) The Tenant named hereunder shall be entitled to provide one of its permitted subtenants which leases in excess of 40,000 rentable square feet of Premises Rentable Area the right to place such subtenant's corporate logo on the monument described in (e) above, at Tenant's expense, provided that such subtenant's logo shall be of a quality, type, content, color, material, manner of installation, size and design in conformity with building standards adopted by Landlord in its reasonable discretion.

         (g) Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any signs, symbol, advertisement or the like visible to public view outside of the Premises. Landlord will not withhold consent for signs, corporate logos or lettering on the entry doors to the Premises provided such signs conform to building standards adopted by Landlord in its reasonable discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Landlord agrees, however, to maintain, at Tenant's expense and in accordance with building standards adopted by Landlord in its sole discretion, a tenant directory in the lobby of the Building (and, in the case of multi-tenant floors, in that floor's elevator lobby) in which will be placed Tenant's name, Tenant's subtenants' name(s) and the location of the Premises in the Building.

         (h) All signs and monuments permitted pursuant to this Article 19 shall comply with (a) all applicable laws, rules, regulations, requirements, and orders of all governmental authorities, agencies and departments (collectively, "Applicable Requirements"), including without limitation the requirement of obtaining all necessary permits, approvals or consents and (b) all restrictions, covenants and agreements relating thereto of record. To the extent Tenant is responsible for the installation of any signage, such installation shall be made and performed in accordance with Section 5.2.

                                   ARTICLE 20

                              ADDITIONAL EQUIPMENT

20.1 At Tenant's sole expense, Tenant shall have the right during the Lease Term, to mount, install and maintain a satellite dish or dishes, whip antenna(e), an emergency generator and/or a UPS system on the roof of the Building and, to the extent the Tenant then leases space at the 890 Building, on the roof of the 890 Building, and to install and maintain reasonable cabling for such equipment to the Premises, provided, however, that (a) the quality, type, costs, material, design, size or location of any and all such equipment and all screening or fencing thereof shall be approved by Landlord prior to the installation thereof, which approval shall not be unreasonably withheld; (b) such equipment and screening and fencing thereof, shall comply with all Applicable Requirements, including without limitation the requirement of obtaining all necessary permits, approvals or consents; (c) such installation shall be made and performed in accordance with Section 5.2; and (d) such equipment and the screening or fencing thereof shall comply with all restrictions, covenants and agreements relating thereto of record and shall be designed to preserve the overall aesthetic appearance of the Complex.

                                   ARTICLE 21

                                   ARBITRATION

         In the event of a dispute between the parties hereto, such dispute may be determined by arbitration as provided herein if either party elects to do so, provided, however, that disputes regarding the determination of Fair Market Rental Value shall be subject to arbitration in accordance with the provisions of Article 16. Such arbitration shall take place in Boston, Massachusetts by a board of three (3) arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (or, if such association shall not then be in existence, such other organization, if any, as shall then have become the successor of said association and if there shall be no successor of said association, then in accordance with the then prevailing provisions of the laws of the Commonwealth of

Massachusetts relative to arbitration). As soon as possible, but in any event within the next ten (10) days after the first two arbitrators are selected, the two arbitrators so selected shall select a third arbitrator. Each arbitrator shall be a broker, appraiser or consultant with at least ten (10) years' continuous experience with respect to commercial office building leasing issues in the greater Boston area involving properties similar to the Building and cannot be affiliated with either Landlord or Tenant. If any party fails to timely so nominate an arbitrator, the other may request the director of the regional office of the American Arbitration Association (or the successor organization, or if no such successor organization exists, then to an organization composed of persons of similar professional qualifications) which encompasses the greater Boston area (the "Director") to do so instead of the failing party. In the event two (2) arbitrators fail to appoint or agree upon a third arbitrator within such ten (10) day period, a third arbitrator shall be selected by Landlord and Tenant if they so agree upon such third arbitrator within a further period of ten (10) days. If Landlord and Tenant cannot agree upon the third arbitrator, Landlord or Tenant shall request the Director to do so. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided. At the request of either party, the arbitrators shall authorize the service of subpoenas for the production of documents or attendance of witnesses.

Within twenty (20) days after their appointment, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard and cross examine witnesses, with each party having at least ten (10) days advance notice of the hearing. The hearing shall be conducted such that each of Landlord and Tenant shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence it deems appropriate prior to the hearing (with copies of any such written evidence being sent to the other party).

The decision of the arbitrators so chosen shall be given within a period of ten
(10) days after the conclusion of such hearing. The decision in which any two
(2) Arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall be the basis for a judgment entered in any court of competent jurisdiction. Landlord and Tenant may at any time by mutual written agreement discontinue arbitration proceedings and themselves agree upon any such matter submitted to arbitration.

If the decision of the Arbitrators under this Article shall be held by a court of competent jurisdiction to be unenforceable for any reason (Landlord and Tenant hereby affirmatively stating it is their intent and agreement that the decision of the arbitrators will be legally enforceable as to them), then the matter submitted to arbitration shall be subject to litigation.

Each party shall pay its own counsel fees, fees of its appointed arbitrator and expenses, if any, in connection with any arbitration under this Article, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Article shall be final and binding in resolving such dispute. The arbitrators shall not have the power to add to, modify, or change any of the provisions of this Lease. Pending the resolution of such disputed matter, Tenant shall pay to Landlord any amounts claimed by Landlord, provided that in the event that the final determination of the arbitrator is in Tenant's favor, Landlord shall refund to Tenant, the amount of such overpayment plus interest thereon from the date paid until reimbursed at the rate equal to two percent (2%) over the base rate in effect from time to time at Fleet National Bank.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

LANDLORD:         880 WINTER STREET, L.L.C.

                  By: Winter Street OpCo, L.L.C., its managing member

                      By: Leggat McCall Opportunity
                          Investors, LLC, its managing member

                          By: LM Opportunity
                              Management LLC, its managing member

                              By: /s/ Eric B. Sheffels
                                 -------------------------------------
                              Name: Eric B. Sheffels
                              Title: Vice President

TENANT:           BGS SYSTEMS, INC.

Attest:           By: /s/ William M. Austin
                      ------------------------------------
                          William M. Austin
                          SVP & CFO

By: /s/ Mark D. Taylor
    ------------------------------
Name: Mark D. Taylor
      Vice President

                                    EXHIBIT A

                             FLOOR PLANS OF PREMISES

                                    EXHIBIT A

                           [MAP OF FIRST FLOOR PLAN]

                           [MAP OF SECOND FLOOR PLAN]

                           [MAP OF THIRD FLOOR PLAN]

                                    EXHIBIT B

                                    SITE PLAN

                               [MAP OF SITE PLAN]

                                    EXHIBIT C

                           COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT made this _______________ day of __________________, 19__, between 880 Winter Street, L.L.C., a Delaware limited liability company ("Landlord"), having an office c/o Leggat McCall Properties, L.P., 10 Post Office Square, Boston, Massachusetts 02109, and BGS Systems, Inc., a ____________________ corporation ("Tenant") having an office at One First Avenue, Waltham, MA 02154.

                               W I T N E S S E T H:

         1. Landlord and Tenant heretofore have entered into a written Lease dated May _____, 1998 (hereinafter referred to as the "Lease") for the leasing by Landlord to Tenant of certain space on the first, second and third floors in the building known as 880 Winter Street, Waltham, Massachusetts, all as in the Lease more particularly described.

         2. Pursuant to Article 3 of the Lease, Landlord and Tenant agree that the Commencement Date of the Lease Term of the Lease occurred on ________________________, _____; and that the Lease Term shall expire, unless sooner terminated, on ____________________, _____.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Commencement Date Agreement as the date hereinabove set forth.

         LANDLORD:       880 WINTER STREET, L.L.C.

                         By: Winter Street OpCo, L.L.C., its managing member

                             By: Leggat McCall Opportunity
                                 Investors, LLC, its managing member

                                  By: LM Opportunity
                                      Management LLC, its managing member

                                      By: ______________________________
                                      Name: Eric B. Sheffels
                                      Title: Vice President

         TENANT:         BGS SYSTEMS, INC.

                         By: ______________________
                         Name: ____________________
                         Title: ___________________

                                    EXHIBIT D

                            880 Winter Street, L.L.C.
                        c/o Leggat McCall Properties, L.P.
                              10 Post Office Square
                                Boston, MA 02109

                         _________________________, 1998

[Name of Contact]
BGS Systems, Inc.
One First Avenue
Waltham, MA 02154

         Re:      BGS Systems, Inc.
                  [Premises Rentable Area on the First, Second and Third Floors] 880 Winter Street, Waltham, MA

Dear [Name of Contact]:

         Reference is made to that certain Lease, dated as of_______________, 1998, between 880 Winter Street, L.L.C. as Landlord, and BGS Systems, Inc. as Tenant, with respect to 880 Winter Street, Waltham, Massachusetts. In accordance with Section 3.2(a) of the Lease, this is to confirm that the "Plans" referred to in such Section 3.2(a) are those plans and specifications prepared by ____________, and described as follows:

         DATE                   TITLE                   #PAGES

         If the foregoing is in accordance with your understanding, would you kindly execute this letter in the space provided below, and return the same to us for execution by Landlord, whereupon it will become a binding agreement between us.

                            Very truly yours,

                            880 WINTER STREET, L.L.C.

                            By: Winter Street OpCo, L.L.C., its managing member

                                By: Leggat McCall Opportunity
                                    Investors, LLC, its managing member

                                    By: LM Opportunity
                                        Management LLC, its managing member

                                        By: __________________________
                                        Name: Eric B. Sheffels
                                        Title: Vice President

Accepted and Agreed:

BGS SYSTEMS, INC.

By:_____________________
Name:___________________
Title:__________________

                                    EXHIBIT E
                               OPERATING EXPENSES

Without limitation, and subject to the percentage allocation set forth in
Section 9.1, Operating Expenses shall include:

         1. All expenses incurred by Landlord, Landlord's agents or Landlord's affiliates which shall be directly related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord, Landlord's agents, or Landlord's affiliates pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property and the Site, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord or Landlord's affiliates, such compensation shall be suitably prorated among the Property and such other properties.

         2. The cost of services, utilities (other than the electricity furnished to the Premises pursuant to Section 7.5), materials and supplies (including taxes thereon) furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property and the Site, including without limitation fees, if any, imposed upon Landlord or Landlord's affiliates, or charged to the Property and/or the Site, by the state or municipality in which the Property is located on account of the need for increased or augmented public safety services and including, without limitation, the provision of the following services: cleaning and janitorial services to the Premises on Business Days, exterior window cleaning, water, elevator service, exterior maintenance, security, heating, ventilation and air-conditioning and utilities, including Base Building electricity.

         3. The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property or the Site, provided that, in the case of any such equipment used jointly on other property of Landlord or Landlord's affiliates, such costs shall be suitably prorated among the Property and such other properties.

         4. Where the Property is managed by Landlord or an affiliate of Landlord, a sum equal to the amounts customarily charged by management firms in the Suburban Route 128/Waltham area for similar properties, but in no event more than five percent (5%) of gross annual income (or less than two and one-quarter percent (2.25%) of gross annual income, for purposes of the calculation of Base Operating Expenses only), whether or not actually paid, or where managed by other than Landlord or an affiliate thereof, the amounts accrued for management but in no event more than five percent (5%) of gross annual income (or less than two and one-quarter percent (2.25%) of gross annual income, for purposes of the calculation of Base Operating Expenses only) (such management fees to be incurred on a building by building basis), together with, in either case, amounts accrued for legal and other professional fees relating to the Property and the Site, but excluding such fees and commissions paid in connection with services rendered for securing, preparing or renewing leases or litigating disputes and for matters not related to the normal administration and operation of the Building.

         5. Premiums for insurance against damage or loss to the Building from such hazards as shall from time to time be generally required by institutional mortgagees in the Suburban Route 128/Wellesley-Waltham area for similar properties, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and general liability insurance but excluding any increases in premiums resulting from payments by the insurer of claims arising from any act or neglect of Tenant, its assignee, subtenant, contractor or invitees payable by Tenant pursuant to Section 7.2.

         6. If, during the Lease Term, Landlord or Landlord's affiliates shall make a capital expenditure either (1) for the reasonably intended purpose of reducing Operating Expenses undertaken in good faith by Landlord based upon engineering or other information available to Landlord, upon which Landlord could reasonably conclude that the cost of such capital improvement(s) thereafter will, within a reasonable time, result in a reduction of Operating Expenses equal to or greater than the cost of such capital improvements, whether or not such a reduction does in fact occur, or (2) pursuant to a requirement of law, ordinance, order, rule or regulation of any public authority having jurisdiction or a mandatory (i.e., the failure to comply with any such requirement will result in the refusal of reputable insurers to issue any policy which Landlord is obligated to carry pursuant to this Lease or at other than commercially reasonable rates) requirement of any insurance carrier or insurance rating organization board, the total cost of which is not properly includable in Operating Expenses for the Operating Year in which it was made, there shall nevertheless be included in such Operating Expenses for the Operating Year in which it was made and in Operating Expenses for each succeeding Operating Year the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure; and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure.

         7. Costs for electricity, water and sewer use charges, and other utilities supplied to the Property and not paid for directly (i.e., other than by escalation payments) by tenants.

         8. Betterment assessments provided the same are apportioned equally over the longest period permitted by law.

         9. Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property and the Site.

         The following costs and expenses shall be excluded from Operating
Expenses:

         1. Costs incurred in connection with the construction of the original Building improvements, except to the extent such costs are capital expenditures which will be amortized pursuant to Paragraph 6 above.

         2. The cost of defects in the construction, design or equipping of the Building which are wholly covered by a warranty or guaranty then in effect from the contractor or supplier responsible for such defect.

         3. Costs incurred in connection with the making of repairs which are the obligation of another tenant in the Building.

         4. Interest, fines or penalties for any late payments by Landlord not due to the act or neglect of Tenant or its agent.

         5. Legal fees incurred in connection with Landlord's noncompliance or violation of law.

         6. Costs of repairs, replacements or other work occasioned by fire, windstorm or other casualty, or the exercise by governmental authorities of the right of eminent domain.

         7. Leasing commissions, attorney's fees, costs, disbursements and other expenses incurred by Landlord or its agents in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with and/or enforcement of any leases with tenants, other occupants, or prospective tenants or other occupants of the Building.

         8. "Tenant allowances", "tenant concessions", workletters, and other costs or expenses (including permit, license and inspection fees) incurred in completing, fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building, or vacant, leaseable space in the Building, including space planning/interior architecture fees for same.

         9. Costs of correcting defects, including any allowances for same, in construction of the Building (including latent defects) or equipment used therein (or the replacement of defective equipment), any associated parking facilities, or other improvements, or in the equipment used therein of which Landlord has been given notice by any tenant within two years of the Commencement Date.

         10. Depreciation, other "non-cash" expense items or amortization, except for amortization charges as provided for in inclusion item 6 above.

         11.      Costs of a capital nature, except as provided for in inclusion item 6 above, including, but not limited to, capital additions, capital improvements, capital repairs, capital maintenance, capital alterations, capital replacements, capital equipment and capital tools, and/or capital redesign, all in accordance with generally accepted accounting principles, consistently applied.

         12. Costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Building and which are not available to Tenant without specific charge therefor, but which are provided to another tenant or occupant of the Building, whether or not such other tenant or occupant is specifically charged therefor by Landlord.

         13. Services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or for which Tenant or any other tenant or occupant of the Building pays third persons.

         14. Costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents and/or contractors, any tenant (other than Tenant) or other occupant of the Building, of any terms and conditions (other than by Tenant) of this Lease or of the leases of other tenants in the Building, and/or any valid, applicable laws, rules, regulations and codes of any federal, state, county, municipal or other governmental authority having jurisdiction over the Property that would not have been incurred but for such violation by Landlord, its employees, agents, and/or contractors, it being intended that each party shall be responsible for the costs resulting from its own violation of such leases and laws, rules, regulations and codes as same shall pertain to the Property.

         15. Penalties for late payment by Landlord, including, without limitation, taxes, equipment leases, etc.

         16. Costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents and/or contractors.

         17. Payments in respect of overhead and/or profit to any subsidiary or Affiliate (hereinafter defined) of Landlord as a result of a non-competitive selection process for services (other than the management fee) on or to the Property, or for goods, supplies or other materials, to the extent that the costs of such services, goods, supplies and/or materials exceed the costs that would have been paid had the services, goods, supplies or materials been provided by parties unaffiliated with Landlord of similar skill, competence and experience, on a competitive basis.

         18. Payments of principal, finance charges or interest on debt or amortization on any mortgage, deed of trust or other debt, and rental payments (or increases in same) under any ground or underlying lease or leases (except to the extent the same may be made to pay or reimburse, or may be measured by, real estate taxes).

         19.      Taxes payable by Landlord other than Taxes.

         20. Real estate taxes allocable to the leasehold improvements of other tenants or occupants of the Building.

         21. Except for the management fee, costs of Landlord's general overhead and general administrative expenses (individual, partnership or corporate, as the case may be), which costs would not be chargeable as an operating expense in accordance with generally accepted accounting principles, consistently applied.

         22. Rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building.

         23. Costs incurred in installing, operating, maintaining and owning any specialty items or services not normally installed, operated and maintained in buildings comparable to the Building and not necessary for Landlord's operation, repair and maintenance of, and the providing of required services for, the Building and/or any associated parking facilities, including, but not limited to, an observatory, beacon(s), broadcasting facilities (other than the Building's music system, and life support and security systems), helicopter pad, promotions, and displays, but specifically excluding costs incurred in installing, operating, maintaining and owning the cafeteria, the fitness center and related shower and locker facilities, the shared use conference center, the concierge, the kiosk and any other amenities normally found in comparable office buildings in the Waltham area.

         24. Advertising and promotional expenses incurred in connection with leasing of rentable areas in the Building.

         25. Costs or expenses for sculpture, paintings or other works of art, including costs incurred with respect to the purchase, ownership, showing, promotion, and/or securing of same.

         26. Costs for which Landlord is compensated or reimbursed by insurance or other means of recovery to the extent the proceeds are compensation for expenses which previously were included in Operating Expenses for the years in which such proceeds were received.

         27. Costs of correcting or repairing defects in the Building and/or any associated parking facilities, and/or equipment or the replacement of defective equipment to the extent that such costs are reimbursed under warranties of manufacturers, suppliers or contractors, or are otherwise borne by parties other than Landlord.

         28. Costs of restoration or repair of the Building as a result of total or partial destruction or condemnation thereof.

         29.      Contributions to operating expense reserves.

         30.      Contributions to charitable organizations.

         31. Costs incurred in removing the property of former tenants and/or other occupants of the Building.

         32. Rental and any other expenses, including wages, salaries and benefits, and adjustments thereto, for Landlord's leasing offices.

         33. Consulting costs and expenses incurred by Landlord except to the extent same relate exclusively to the improved management or operation of the Building.

         34. The costs of any "tap fees" or one-time lump sum sewer or water connection fees for the Building.

         35. Costs or fees relating to the defense of Landlord's title to or interest in the Property, or any part thereof.

         36. Any other expense which, under generally accepted accounting principles, consistently applied, would not be considered to be a normal maintenance or operating expense of the Building.

The term "Affiliate" shall mean and refer to any person or entity controlling, controlled by, or under common control with another such person or entity. "Control", as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. In the case of Landlord, the term Affiliate shall include any person or entity controlling or controlled by or under common control with any managing member of Landlord or any managing member of Landlord's managing member.

                                    EXHIBIT F

                              RULES AND REGULATIONS

I.       The following regulations are generally applicable:

         1. The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

         2. No awnings, curtains, blinds shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains, blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

         3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor places in the halls, corridors or vestibules.

         4. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

         5. Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for manufacturing. Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction, except in connection with Tenant's business.

         6. Tenant must, upon the termination of its tenancy, restore to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

         7. The Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours on Sunday and holidays all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

         8. The requirements of Tenant will be attended to only upon application at the Building Superintendent's Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

         9. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

         11. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

         12. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

         13. No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord.

         14. Tenants shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing draperies when sun's rays fall directly on windows of Premises.

         15. Any person desiring to use the health and fitness facility shall first execute and deliver to the Landlord a liability waiver form prepared by the Landlord.

II. The following regulations are applicable to any Alterations or any other work being undertaken by or for Tenant by Tenant's contractors in the
Premises:

A.       General

         1. All Alterations to be made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by contractors or mechanics reasonably approved by Landlord.

         2. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, complete plans for the Alterations. Drawings are to be complete with full details and specifications for all of the Alterations.

         3. Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

         4. No work shall be permitted to commence without the Landlord being furnished with a valid permit and all other necessary approvals from agencies having jurisdiction.

         5. All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before or after normal Business Hours and Tenant shall provide the Building manager with at least 24 hours' notice prior to proceeding with such work.

         6. All inquiries, submissions, approvals and all other matters shall be processed through the Building manager.

B.       Prior to Commencement of Work

         1. Tenant shall submit to the Building manager a request, not to be unreasonably withheld, to perform the work. The request shall include the following enclosures:

         (i) A list of Tenant's contractors and/or subcontractors for Landlord's approval, not to be unreasonably withheld.

         (ii) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer.

         (iii)    A properly executed building permit application form.

         (iv) Four executed copies of the Insurance Requirements agreement in the form attached to these Tenant's Work Requirements as Exhibit G from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

         (v) Contractor's and subcontractor's insurance certificates including an indemnity in accordance with the Insurance Requirements agreement.

         2.       Landlord will return the following to Tenant:

         (i) Two sets of plans approved or a disapproval with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental agencies).

         (ii) Two fully executed copies of the Insurance Requirements agreement.

         3. Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord's Construction Representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection not to exceed $5,000.

C.       Requirements and Procedures

         1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer, not to be unreasonably withheld.


         2. All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval, not to be unreasonably withheld, of Landlord's mechanical and electrical engineers and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started, such approval not to be unreasonably withheld. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.


         3. Elevator service shall be without charge to Tenant. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.


         4. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's Construction Representative. No work will be performed in Building mechanical equipment rooms without Landlord's approval and under Landlord's supervision.

         5.       Tenant's contractor shall:

         (i)      have a superintendent or foreman on the Premises at all times;

         (ii) police the job at all times, continually keeping the Premises orderly;


         (iii) maintain cleanliness and protection of all areas, including elevators and lobbies;


         (iv) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

         (v) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

         (vi)     avoid the disturbance of other tenants.

         6. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

         7. All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

         8. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

         9. Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

         10. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

         11. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

III. The following regulations shall be effective with respect to any plans or specifications that Tenant is required to prepare under the Lease:

         Whenever Tenant shall be required by the terms of the Lease to submit plans to Landlord in connection with any improvement or alteration to the Premises, such plans shall include at least the following:

         1. Floor plan indicating location of partitions and doors (details required of partition and door types).

         2. Location of standard electrical convenience outlets and telephone outlets.

         3. Location and details of special electrical outlets; e.g., photocopiers, etc.

         4. Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

         5. Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

         6. Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

         7. Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

         8. Details and specifications of special millwork, glass partitions, rolling doors and grills, blackboards, shelves, etc.

         9. Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

         10. Verified dimensions of all built-in equipment (file cabinets, lockers, plan files, etc.)

         11.      Location and weights of storage files.

         12.      Location of any special soundproofing requirements.

         13. Location and details of special floor areas exceeding 50 pounds of live load per square foot.

         14. All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant's plans.

         15. All drawings to be uniform size (30' x 46') and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8" = 1' or larger.

         16. All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable governmental authorities in connection with a building permit application.

         17. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

                                    EXHIBIT G
                             CONTRACTOR'S INSURANCE
          (Applicable only if Tenant hires Contractor to Perform Work)

Building:         ____ Winter Street

Tenant:           BGS Systems, Inc.

Premises:         ____ Leasable Square Feet of Space on the First, Second and
                  Third Floors

The undersigned contractor or subcontractor ("Contractor*) has been hired by the tenant or occupant (hereinafter called "Tenant") of the Building named above or by Tenant's contractor to perform certain work ("Work") for Tenant in the Premises identified above. Contractor and Tenant have requested the undersigned landlord ("Landlord") to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1. Contractor agrees to indemnify and save harmless the Landlord, Tenant and their respective officers, employees, agents, members and partners and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys' fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a) Workmen's Compensation (including coverage for Occupational Disease) and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen's Compensation and Employers' Liability Insurance.

(b) Comprehensive General Liability Insurance including coverages for Protective and Contractual liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Personal Injury:

         $3,000,000 per person
         $5,000,000 per
         occurrence

         Property Damage:
         $3,000,000 per occurrence $3,000,000 aggregate

(c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

         Bodily Injury:
         $1,000,000 per person
         $1,000,000 per occurrence

         Property Damage:
         $1,000,000 per occurrence

         Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has compiled with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation, modification or expiration of any of the foregoing policies.

         3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

         (a) Comprehensive General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b).

         (b) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c).

         Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this _________ day of ________________, 19___.

         LANDLORD:         880 WINTER STREET, L.L.C.

                           By:      Winter Street OpCo, L.L.C., its managing
                                    member

                                    By:      Leggat McCall Opportunity
                                             Investors, LLC, its managing member

                                             By:      LM Opportunity
                                                      Management LLC, its
                                                      managing member

                                                      By: ______________________
                                                      Name: Eric B. Sheffels
                                                      Title: Vice President

         CONTRACTOR:       ________________________________

                           By: ____________________________
                           Name: __________________________
                           Title: _________________________

                                    EXHIBIT H
                                     FORM OF

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
                    [Fleet Bank will be providing this Form]

                                SNDA is Attached

                                    EXHIBIT H

                      LEASE SUBORDINATION, NON-DISTURBANCE
                     OF POSSESSION AND ATTORNMENT AGREEMENT

         This agreement ("Lease Subordination, Non-Disturbance of Possession and Attornment Agreement" or "Agreement") is made as of the__________________day of ________________, 1998, among Fleet National Bank, a national banking association having a place of business at 75 State Street, Boston, Massachusetts 02109 as agent under a Construction and Interim Loan Agreement dated as of February 10,1998 ("Loan Agreement") among Borrower, Fleet National Bank, and the other lending institutions which are listed on Schedule 1 annexed to the Loan Agreement (Fleet National Bank and the other lending institutions which are listed on Schedule 1 annexed to the Loan Agreement are hereinafter collectively referred to as "Lenders" and individually as "Lender") and Fleet National Bank, as agent ("Agent"; which term shall include, if applicable, any other party substituted for Fleet National Bank as "Agent" under the Loan Agreement), 880 Winter Street, L.L.C., a Delaware limited liability company having a place of business at 10 Post Office Square, Boston. Massachusetts 02109 ("Landlord" or "Borrower"), and _________________, a______________________________having a place of business at_________________________________("Tenant").

                             Introductory Provisions

         A. Agent is relying on this Agreement as an inducement to Agent in making and maintaining a loan ("Loan") secured by, among other things, a Mortgage and Security Agreement dated as of February 10,1998 ("Mortgage") given by Borrower covering property commonly known as and numbered 880 Winter Street, Waltham, Massachusetts ("Property"), which Mortgage, including a legal description of the Property shall be recorded simultaneously herewith. Agent is also the "Assignee" under an Assignment of Leases and Rents ("Assignment") dated as of February 10, 1998, from Borrower with respect to the Property which Assignment shall be recorded simultaneously herewith.

         B. Tenant is the tenant under that certain lease ("Lease") dated_____________________, 1998, made with Landlord, covering certain premises ("Premises") at the Property as more particularly described in the Lease and in the "Notice of Lease" dated______________________, 1998 which shall be recorded simultaneously herewith.

         C. Agent requires, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that its rights under the Assignment be recognized.

         D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

         E. Agent, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Agent and Lenders shall rely hereon in making and maintaining the Loan, Agent and Lenders, Landlord, and Tenant agree as follows:

         1. Subordination. The Lease and the rights of Tenant thereunder are subordinate and inferior to the Mortgage and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Tenant's rights with respect to proceeds of insurance and of eminent domain awards are expressly made subject and subordinate to the rights of Agent, and the disposition of such proceeds shall be governed by Sections 14.3, 14.4 and 14.5 of the Loan Agreement, a copy of which Sections is annexed hereto as Exhibit A and incorporated by reference herein, and the other "Loan Documents" referred to therein, in all respects.

         2. Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed, (i) Tenant's occupancy of the Premises shall not be disturbed by Agent in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, and (ii) Agent will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Mortgage.

         3. Attornment and Certificates. In the event Agent succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the power of sale under the Mortgage (or by a deed-in-iieu of foreclosure), Tenant shall attorn to Agent, or a purchaser upon any such foreclosure sale (or deed-m- lieu), and shall recognize Agent, or such purchaser, thereafter as the Landlord under the Lease. Such adornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect,
(ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of Tenant or, to Tenant's knowledge, on the part of Landlord, and
(vi) the dates on which payments of additional rent, if any, are due under the Lease.

         4. Limitations. If Agent exercises any of its rights under the Assignment or the Mortgage, or if Agent shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Agent or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant's part to be paid, performed or observed that the Landlord had or would have had if Agent or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, or to such purchaser, have the same remedies against Agent, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent or such purchaser had not succeeded to the interest of Landlord. Provided however, that Agent or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Agent of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, or such purchaser, in the Property, including the interest, if any, of Agent or such purchaser in any insurance proceeds, condemnation awards, rents, issues or profits received by Agent or such purchaser on account of the Property ("Property Interests") and, notwithstanding anything to the contrary contained in the Lease, Agent and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord) provided, however, Agent shall be responsible for the performance of any landlord obligations under the Lease which are required to be performed after Agent or such purchaser succeeds to the interest of Landlord under the Lease; or (b) subject to any offsets, counterclaims or defenses which Tenant might have against any prior landlord (including the Landlord); or (c) bound by any rent, percentage rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (d) bound by any amendment or modification of the Lease, or any consent to any assignment or sublet, made without Agent's prior written consent; or (e) bound by or responsible for any security deposit, tax, insurance, or other prepaid or escrowed sums not actually received by Agent; or (f) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use. compliance with zoning, landlord's title, landlord's authority, habitability and/or fitness for any purpose, or possession; or (g) liable for consequential damages or (h) bound to honor expansion or purchase options under the Lease except as set forth in Section 12, below. Notwithstanding the foregoing, Tenant specifically acknowledges and agrees that Agent's liability to Tenant in connection with the Lease is limited solely to Agent's Property Interests.

         5. Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of:
(a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed or observed; or (b) the Tenant under the Lease against any prior landlord (including the Landlord) in the event of any default by such Landlord to pursue claims against such Landlord whether or not such claim is barred against Agent or a subsequent purchaser.

         6. Notice and Right to Cure. Tenant agrees to provide Agent with a copy of each notice of default given to Landlord under the Lease, at the same time as such notice of default is given to the Landlord, and that, in the event of any default by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default is not curable by Agent (so long as the default does not interfere with Tenant's use and occupation of the Premises), or
(b) if the default is curable by Agent, unless the default remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord's address, and to Agent at the address provided in Section 7 below; provided however, that if any such default is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Agent gives Tenant written notice within such thirty (30) day period of Agent's election to undertake the cure of the default and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Unless Agent has provided Tenant with such written notice of Agent's election to undertake a cure of a default as provided above, Agent shall have no obligation to cure any default under the Lease.

         7. Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: ( i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

         To Agent:         Fleet National Bank
                           75 State Street
                           Boston, Massachusetts 02109
                           Attention: Michael J. Sleece

         with a copy to:   Goulston & Storrs, P.C.
                           400 Atlantic Avenue
                           Boston, Massachusetts 02110
                           Attention: Michael J. Haroz, Esq.

         To Tenant:        _________________________________
                           _________________________________
                           _________________________________

         with a copy to:   _________________________________
                           _________________________________
                           _________________________________

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

         8. No Oral Change. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

         9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns (including, without limitation, holders by assignment or participation of interests in the Loan), and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

         10. Payment of Rent To Agent. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent as part of the security for the Obligations secured by the Mortgage. In the-event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent (the "Notification"), Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent's designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Agent following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to farther inquire as to whether or not any default exists under the Mortgage or the Assignment, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following receipt of such notice. Tenant and Borrower each acknowledge Agent's right to collect rents and other sums under the Lease, as set forth above, and Agent acknowledges that from and after the date on which Agent has provided the Notification to Tenant Agent shall be bound to Tenant under the terms, covenants and conditions of the Lease, including, without limitation, the covenant to furnish building services and otherwise operate the Property as more particularly described in the Lease.

         11. No Amendment or Cancellation of Lease. So long as the Mortgage remains undischarged of record, except as expressly permitted by the Lease, Tenant shall not amend, modify, cancel or terminate the Lease, or consent to an amendment, modification, cancellation or termination of the Lease, or agree to subordinate the Lease to any other mortgage, without Agent's prior written consent in each instance.

         12. Options. With respect to any options for additional space provided to Tenant under the Lease, Agent agrees to recognize the same if Tenant is entitled thereto under the Lease after the date on which Agent succeeds as Landlord under the Lease by virtue of foreclosure or deed in lieu of foreclosure or Agent takes possession of the Premises; provided, however, Agent shall not be responsible for any acts of any prior landlord under the lease, or the act of any tenant subtenant or other party which prevents Agent from complying with the provisions hereof and Tenant shall have no right to cancel the Lease or to make any claims against Agent on account thereof.

         With respect to any options in the Lease or otherwise providing Tenant with rights to purchase the Property or interests therein, such options shall be subordinate to the Mortgage and shall not apply to any foreclosure or deed-in-lieu of foreclosure.

         13. Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

         14. Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         16. Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Agent and Lenders and Borrower and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Borrower to an assignment or sublet by

Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   AGENT:

                                   FLEET NATIONAL BANK,
                                   a national banking association

                                   By: _________________________________
                                       Name:
                                       Title:

                                   Date executed by Agent: _____________

                                   TENANT:

                                   _____________________________________
                                   a ___________________________________

                                   By: _________________________________
                                       Name:
                                       Title:

                                   Date executed by Tenant: ____________

ATTEST:

________________________________
Name:
Title:

                          COMMONWEALTH OF MASSACHUSETTS
                    , ss.                                ,19

         Then personally appeared before me___________________________________, a _____________________ of Fleet National Bank, a national banking association, and acknowledged the foregoing to be his free act and deed and the free act and deed of said Fleet National Bank.

                                        _______________________________
                                        Notary Public
                                        My Commission Expires:

         880 Winter Street L.L.C., as Landlord under the Lease, and Borrower under the Mortgage and Security Agreement, the Loan Agreement and the other Loan Documents, agrees for itself and its successors and assigns that:

         1.       The above agreement does not:


                  (a) constitute a waiver by Agent of any of its rights under the Mortgage and Security Agreement or any of the other Loan Documents; or


                  (b) in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and Security Agreement and other Loan Documents;

         2. The provisions of the Mortgage and Security Agreement remain in full force and effect and must be complied with by Borrower;

         3. Tenant shall have the right to rely on any notice or request from Agent which directs Tenant to pay rent to Agent without any obligation to inquire as to whether or not a default exists and notwithstanding any notice from or claim of Borrower to the contrary. Borrower shall have no right or claim against Tenant for rent paid to Agent after Agent so notifies Tenant to make payment of rent to Agent; and

         4. The Borrower shall be bound by all of the terms, conditions and provisions of the foregoing Agreement in all respects.

Executed and delivered as a sealed instrument as of the____________day of___________, 1998.

                                   BORROWER:

                                   880 WINTER STREET, L.L.C., a
                                   Delaware limited liability company

                                   By: Winter Street OpCo, L.L.C.,
                                       its Managing Member

                                       By:  Leggat McCall Opportunity Investors,
                                            LLC, its Managing Member

                                            By: LM Opportunity Management, LLC,
                                                its Managing Member

                                                By: ____________________________
                                                    Name:
                                                    Title:
                                                    Hereunto duly authorized

                                       Date executed by Borrower:_________, 1998

                          COMMONWEALTH OF MASSACHUSETTS

__________, ss.                                              _________ __, ,1998

         Then personally appeared before me the above-named____________________, the __________ of LM Opportunity Management, LLC, the Managing Member of Leggat McCall Opportunity Investors, LLC, the Managing Member of Winter Street OpCo, L.L.C., the Managing Member of 880 Winter Street, L.L.C. (the Borrower described above) and acknowledged the foregoing instrument to be such person's free act and deed and the free act and deed of such Borrower.

                                           ________________________________
                                           ____________, Notary Public
                                           My Commission Expires:

                                    Exhibit A

                     Loan Agreement - Sections 14.3 - 14.5

         14.3 Payment and Application of Insurance Proceeds. All proceeds of insurance shall be paid to Agent and, at Agent's option, be applied to Borrower's Obligations or released, in whole or in part, to pay for the actual cost of repair, restoration, rebuilding or replacement (collectively, "Cost To Repair"). If the Cost To Repair does not exceed $100,000.00 and no Event of Default has occurred, Agent shall exercise its option to release so much of the insurance proceeds as may be required for Borrower to pay for the actual Cost to Repair in a commercially reasonable manner. If the Cost to Repair is $100,000 or more, Agent shall also exercise its option to release so much of the insurance proceeds as may be required to pay for the actual Cost To Repair if:

                           (i) in Agent's good faith judgment such proceeds together with any additional funds as may be deposited with and pledged to Agent are sufficient to pay for the Cost To Repair;

                           (ii) in Agent's good faith judgment the Repair Work is likely to be completed prior to the Maturity Date; and

                           (iii) no Event of Default has occurred under the Loan Documents.

         14.4 Conditions To Release of Insurance Proceeds. If Agent elects or is required to release insurance proceeds and the Cost to Repair is $100,000 or more, Agent may impose reasonable conditions on such release which shall include, but not be limited to, the following:

                  14.4.1 Prior To Substantial Completion. If the Casualty occurs prior to Substantial Completion of the Improvements, satisfaction of all conditions precedent to Loan Advances set forth in Sections 6,7.1 and 7.2 and compliance with all construction requirements of this Agreement.

                  14.4.2 After Substantial Completion. If the Casualty occurs after Substantial Completion of the Improvements:

                           (i) Prior written approval by Agent, which approval shall not be unreasonably withheld or delayed of plans, specifications, cost estimates, contracts and bonds for the restoration or repair of the loss or damage;

                           (ii) Waivers of lien, architect's certificates, contractor's sworn statements and other evidence of costs, payments and completion as Agent may reasonably require;

                           (iii) If the Cost To Repair does not exceed $100,000.00, the funds to pay therefor shall be released to Borrower. Otherwise, funds shall be released upon final completion of the Repair Work, unless Borrower requests earlier funding, in which event partial monthly disbursements equal to 90% of the value of the work completed or, if the applicable contract is on a cost plus basis, then 90% of the costs of the work completed if such cost is less than the value thereof shall be made prior to final completion of the repair, restoration or replacement and the balance of the disbursements shall be made upon full completion and the receipt by Agent of satisfactory evidence of payment and release of all liens;

                           (iv) Determination by Agent that the undisbursed balance of such proceeds on deposit with Agent, together with additional funds deposited for the purpose, shall be at least sufficient to pay for the remaining Cost To Repair, free and clear of all liens and claims for lien;

                           (v) All work to comply with the standards, quality of construction and Legal Requirements applicable to the construction of the Improvements; and

                           (vi) the absence of any Event of Default under any Loan Documents.

         14.5 Taking. If there is any condemnation for public use of the Property or of any Collateral, the awards on account thereof shall be paid to Agent and shall be applied to Borrower's Obligations, or at Agent's discretion released to Borrower. If, in the case of a partial taking or a temporary taking, in the sole judgment of Agent the effect of such taking is such that there has not been a material and adverse impairment of the viability of the Project or the value of the Collateral, so long as no Default exists Agent shall release awards on account of such taking to Borrower if such awards are sufficient (or amounts sufficient are otherwise made available) to repair or restore the Property to a condition reasonably satisfactory to Agent and such partial or temporary taking shall not be deemed to violate the provisions of Section 9.6.1.

                                    EXHIBIT I

                             BASE BUILDING CONDITION

                         Waltham Woods Corporate Center
                      Description of Tenant Shell Condition

         The following is to be delivered at Landlord's expense unless otherwise provided herein.

A)       Floors

         1) Landlord's base building shell contractor will leave the entire shell space broom cleaned and ready for minor leveling material where necessary to accommodate Tenant fit-ups. Minor floor prep work will be done by the tenant's carpet contractor as part of the tenant build out. Flash patching to address 1/4" variances or more to be performed by Landlord's Contractor.

B)       Windows

         1) All building standard perimeter windows will be cleaned on the inside.

         2) All building standard perimeter window blinds will be installed and left in place for Tenant's use.

         3) Building standard window sills will be steamed beech stained to match Building finish, furnished and installed.

C)       Columns

         1) Columns are to be delivered with drywall enclosures, taped, and sanded ready to accept paint by Tenant.

D)       Exterior Walls

         1) All exterior walls will be insulated, covered with drywall, taped, and sanded ready to receive new finishes by the Tenant. Installation of perimeter power, data & comm to be coordinated with Landlord.

E)       Interior Common Area Walls or Corridor Demising Walls

         1) All interior common area walls and corridor demising walls will be sheet rocked, taped, and sanded ready for Tenant vacant side. The corridor side will be finished with Building standard corridor finishes.

F)       Ceilings

         1) The ceiling in the shell space will be exposed structural steel and metal decking ready to receive the Tenant's ceiling system.

G)       HVAC

         1) The Landlord's shell contractor will provide medium pressure duct and interior VAV boxes and perimeter fan-powered VAV boxes with DDC thermostat in a temporary location in the vacant shell spaces. All work downstream of the VAV boxes including sheet metal, flex ductwork, grilles and diffusers, exhaust fans, balancing and connecting into the energy management system Will be part of Tenant build out.

H)       Fire Protection

         1) The entire Building will be sprinklered with sprinkler heads in the vacant shell space left in the upright condition spaced approximately 12' x 14' on center. Landlord will be responsible for dropping these heads into the space initially constructed for 10/15/98 occupancy.

I)       Electrical

         1)       Base Building

                  (a) The electrical service to the Building is provided by a pad mounted transformer. The secondary service characteristics are 277/480 volts, three (3) phase, four (4) wire, 60 Hertz, terminating at the 4000 Amp main switchboard in the basement electrical room.

                  (b) Each floor is served with Tenant distribution panels served from a 277/480 volt vertical buss riser.

         2)       Tenant

                  Tenant distribution panels (2 double tub 225 amp 110/208 bulb panels per electric closet) are to provide power for the Tenant lighting, power and VAV boxes. Tenant light and power will he distributed to each floor at 8.0 watts per square foot. An additional 2.0 watts per square foot will be available for Tenant lights and power at the main switchboard in the basement.

                  Common area VAV's will be wired to the house panels. Tenant VAV's will need to be connected to the Tenant panels for metering.

         3)       Base/Tenant

                  Electrical metering is being provided through a check meter system installed by the Landlord. Meter hook up by the Tenant.

         4)       Base /Tenant

                  The fire alarm system for the Building will meet the "ADA" requirements. Building common areas are complete. Tenant to install horn/strobes with their build out, the cost of which will be capped at $250/unit. Landlord shall reimburse Tenant for costs in excess of $250/unit.

         5)       Tenant

                  Telephone closets are provided on each floor for distribution.

J)       Building Amenities

         1)       Cafeteria

                  Full regular type service cafeteria serving hot and cold food (breakfast and lunch only) in accordance with other first class suburban office parks in the area. Available seating for one hundred fifty (150) people. Facility available for catering upon request.

         2)       Health Club

                  Unmanned facility with aerobic equipment, carpeted floor, locker/shower rooms for men and women.

         3)       Conference Room

                  Shared conference room facility of approximately 24 feet by 35 feet or approximately eight hundred fifty (850) square feet, with facilities for audio/visual conferencing, available on a reservation basis by appointment for a nominal charge, not to exceed fifty dollars ($50.00) per hour exclusive of audio/visual conferencing charges.

                                    EXHIBIT J

                   BUILDING STANDARD MATERIALS/SPECIFICATIONS

A.       DOORS, FRAMES & HARDWARE

         TENANT SUITE ENTRY AND EGRESS DOORS

         Solid core European steamed beech veneer doors in a pressed metal frame with building standard hardware. Tenant may install a curved entry with glass doors and a full height glass wall so long as Tenant uses the same wood treatment, encasement and detail as in the Base Building. Door shall be full height 3' 0 x 8' 0" x 1' 3/4".

         TENANT ENTRY DOOR FRAME

         Solid wood European steamed beech frame with 1' 6" x 8' 0" sidelight.

         INTERIOR DOOR

         Solid core European steamed beech veneer doors in & pressed metal frame with building standard hardware. Door shall be full height 3' 0 x 8' 0" x 1' 3/4".

         STAIN

         Stain veneer to match architect's (base building) sample.

         ENTRY AND EGRESS DOOR HARDWARE

         Schlage L-Series type 07 lever - full mortise, lever dead latch lockset with surface mounted ADA closer, two pair of heavy weighted hinges, Ives door stop and silencer. Metal shall be US 26 Polished Chrome or US32 polished stainless steel.

         INTERIOR DOOR HARDWARE

         Lever hardware with two pair of heavy weight hinges, Ives door stop and silencer.

B.       BUILDING SAFETY

         FIRE PROTECTION

         Hydraulically designed, light hazard wet sprinkler system throughout all common and tenant areas. Heads shall be concealed phantom type heads recessed in ceiling and centered in the 2' x 2' ceiling tile.

         The underground garage will be protected by a dry type sprinkler system.

         SMOKE DETECTORS, HEAT DETECTORS, REMOTE LED's

         Smoke or heat detectors will be installed, where required using CPD-ID Module 301-ID by Fire Control Instruments.

         FIRE ALARM HORN/STROBE

         Fire alarm strobes will be installed, where required.

C.       CEILING

         ACOUSTICAL TILE

         Acoustic ceiling tile shall be VSG Acoustical Frost 414 with 2' x 2' x 5/8" thick tegular edge

         SUSPENSION GRID

         Grid shall be Chicago Metallic 716 white ceiling grid

         CEILING HEIGHTS

         13' 8" - slab to slab

         9' 6" - finished ceiling height in tenant space

         LIGHTING

         2' x 4', 18 cell, 3 lamp, 277 volt, florscent parabolic fixture with electronic ballast and T- 8 lamps and return air baffles. Lighting will provide 50 foot candles 30" above finished floor.

D.       FLOOR COVERINGS

         CARPET

         Cut pile option: 32 ounce "Cyprus Point IV" by Shaws; or Loop pile option: 28 ounce "Colonial" by Shaws

         VINYL COMPOSITION TILE

         12" x 12" tile by Armstrong Standard Excelon

         BASE

         4" high resilient base by Nafco or Roppe

E.       PARTITIONS

         DEMISING PARTITION

         Framed with 3 5/8", 25 gage metal studs on 16" centers. Partitions shall have one layer of 5/8" gypsum wall board, each side, taped and sanded. Cavity shall have mineral BATT insulation and meet or exceed the Underwriters Laboratory Design U448. Partition shall extend from floor to deck and be sealed, top and bottom.

         INTERIOR PARTITION

         Framed with 2 1/2", 20 gage metal studs or 3 5/8", 25 gage metal studs on 16" centers. Partitions shall have one layer of [5/8"] gypsum wall board on each side, taped and sanded. Framing and gypsum board shall extend from the floor to 6" above the ceiling.

         With respect to all materials provided for in this Exhibit J, Tenant may substitute materials of its selection subject to Landlord's prior approval in writing, such approval not to be unreasonably withheld.

                                    EXHIBIT K

                             CLEANING SPECIFICATIONS

1.       CLEANING.

A.       OFFICE AREA

         Daily on Business Days:

         1. Empty and clean all waste receptacles and ash trays and remove waste material from the Premises; wash receptacles as necessary.

         2. Sweep and dust mop all carpeted areas using a dust treated mop.

         3.       Vacuum all rugs and carpeted areas.

         4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

         5.       Wash clean all water fountains.

         6. Remove and dust under all desk equipment and telephones and replace same.

         7.       Wipe clean all brass and other bright work.

         8.       Hand dust all grill work within normal reach.

         9. Upon completion of cleaning, all lights will be turned off and doors locked, leaving the Premises in an orderly condition.

         Weekly:

         1.       Dust coat racks, and the like.

         2. Remove all finger marks from private entrance doors, light switches and doorways.

         Quarterly:

         Render high dusting not reached in daily cleaning to include:

         1. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

         2. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

         3.       Dusting all pipes, ducts and high moldings.

         4.       Dusting all Venetian blinds.

B.       LAVATORIES

Daily on Business Days:

         1.       Sweep and damp mop floors.

         2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping, and toilet seat hinges.

         3.       Wash both sides of all toilet seats.

         4.       Wash all basins, bowls, and urinals.

         5.       Dust and clean all powder room fixtures.

         6.       Empty and clean paper towel and sanitary disposal receptacles.

         7.       Remove waste paper and refuse.

         8. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be furnished by Landlord.

         9.       A sanitizing solution will be used in all lavatory cleaning.

         Monthly:

         1.       Machine scrub lavatory floors.

         2.       Wash all partitions and tile walls in lavatories.

C.       MAIN LOBBY, ELEVATORS, BUILDING EXTERIOR AND CORRIDORS

         Daily on Business Days:

         1.       Sweep and wash all floors.

         2.       Wash all rubber mats.

         3. Clean elevators, wash or vacuum floors, wipe down walls and corridors.

         4.       Spot clean any metal work inside lobby.

         5.       Spot clean any metal work surrounding Building entrance doors.

         Monthly:

         All resilient tile floors in public areas to be treated equivalent to spray buffing.

D.       EXTERIOR WINDOWS

         Biannually:

         Wash exterior windows.

                                    EXHIBIT L

                                    GUARANTY

         FOR VALUE RECEIVED, and in consideration for and as an inducement to 880 Winter Street, L.L.C., a Delaware limited liability company (hereinafter the "Landlord"), with a mailing address c/o Leggat McCall Properties, L.P., 10 Post Office Square, Boston, Massachusetts 02109, to enter into, execute and deliver that certain Lease dated July______, 1998 (the "Lease") with BGS Systems, Inc., a Massachusetts corporation (hereinafter the "Tenant"), covering certain premises within the building numbered 880 Winter Street, Waltham, Massachusetts, as more particularly described in the Lease, the undersigned, BMC Software, Inc., a Delaware corporation (hereinafter the "Guarantor"), with a mailing address at 2101 CityWest Boulevard, Houston, TX 77042, hereby unconditionally guarantees to the Landlord the prompt payment by Tenant of all Basic Rent and Additional Charges (as defined in the Lease) under the Lease within the grace periods therein set forth, if any, and hereby further guarantees the full and timely performance and observance of all the other covenants, conditions and agreements therein provided to be performed and observed by Tenant within the grace periods therein set forth, if any, and the Guarantor hereby covenants and agrees to and with Landlord that if Tenant, or its successors or assigns, defaults in the payment of any Basic Rent or Additional Charges, or if Tenant, its successors or assigns, should default in the performance and observance of any of the covenants, terms, conditions and agreements contained in the Lease beyond any applicable grace period therein set forth, the Guarantor, in each and every instance, shall and will forthwith pay the Basic Rent and Additional Charges in arrears and shall and will forthwith faithfully perform and fulfill all of such covenants, terms, conditions and agreements to which Tenant is in default, and will forthwith pay to Landlord all damages, including reasonable attorneys' fees, that may arise as a consequence of any Default of Tenant under the Lease to the extent that the same would be recoverable against Tenant at law, and all reasonable attorneys' fees and disbursements incurred by Landlord in the enforcement of this Guaranty.

         This Guaranty is an absolute and unconditional guaranty of payment and performance and not only collection. It shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant or its successors or assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or any notice of acceptance of this Guaranty or of any notice or demand to which Guarantor otherwise might be entitled, all of which Guarantor hereby expressly waives; and Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no wise be terminated, affected, diminished or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant's successors or assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, or by the relief of Tenant from any of Tenant's obligations under said Lease by operation of law or otherwise (including, but without limitation, the rejection of the said Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); the Guarantor hereby waiving all suretyship defenses.

         The Guarantor further covenants and agrees that this Guaranty shall be a continuing guaranty and shall remain and continue in full force and effect as to any renewal, modification or extension of, or exercise of any expansion option or right of first offer under said Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension or exercise of expansion option or right of first offer. The Guarantor further agrees that its liability under this Guarantee shall be primary and that, in any right of action which shall accrue to Landlord under said Lease, Landlord may, at Landlord's option, proceed against the Guarantor and Tenant, jointly or severally, and may proceed against the Guarantor without having commenced any action against or having obtained any judgment against Tenant.

         The Guarantor further represents to Landlord, as an inducement for Landlord to enter into, execute and deliver said Lease, that the Guarantor owns all of the entire outstanding capital stock of Tenant, that the execution and delivery of this Guaranty is not in contravention of its Charter or By-Laws or applicable Sate laws, and has been duly authorized by its Board of Directors.

         It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of Rent or Additional Charges with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

         No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor under this Guaranty; and, wherever reference is made to the liability of Tenant named in the within Lease, such reference shall be deemed likewise to refer to Guarantor.

         The Guarantor covenants to provide Landlord with the notice of any Security Deposit Event (as defined in the Lease) at the times and in the manner set forth in Section 14.17 of the Lease and to cause Tenant to provide any security deposit required in connection with any such Security Deposit Event as provided in Section 14.17. The Guarantor covenants to deliver, or cause the Tenant to deliver, to the Landlord its financial statements in the manner and at the times required by Section 14.23 of the Lease.

         The Guarantor agrees that whenever at any time or from time to time Guarantor shall make any payment to Landlord or perform or fulfill any covenant, term, condition or agreement hereunder on account of the liability of Guarantor under this Guaranty, Guarantor will notify Landlord in writing that such payment or performance, as the case may be, is for such purpose. No such payment or performance by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise to the rights of Landlord to any payment by Tenant or to the property of Tenant, except after payment of all sums or fulfillment of all covenants, terms, conditions or agreements then to be paid or performed by Tenant or its successors or assigns under the Lease.

         The Guarantor and Landlord agree that each will, at any time, and from time to time, within ten (10) calendar days following written request by the other, execute, acknowledge and deliver to the party requesting the same a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and setting forth such modification), and Landlord shall also state in such certificate whether, as of the date thereof, Guarantor has paid and performed such of its obligations thereunder which Guarantor has theretofore been notified to pay and perform. Guarantor and Landlord agree that such certificate may be relied upon by anyone holding or proposing to acquire any interest in the Premises (as defined in the Lease) from or through Landlord or Tenant, or by any mortgagee or prospective mortgagee of the Premises or of the land and building of which the Premises are a part.

         Any notice, demand or other communication (herein collectively a "Notice") given hereunder or in connection herewith shall be in writing and shall have been deemed to have been properly given, rendered or made, when hand delivered or deposited with a nationally recognized overnight courier or with the United States Post Office, by certified mail, return receipt requested, addressed to Landlord or Guarantor, at the respective addresses for Landlord and Guarantor hereinabove set forth in this instrument of Guaranty. Either Landlord or Guarantor may, by Notice as aforesaid, designate a different address or attention designation for Notices intended for it. Such Notice shall be given, and shall be deemed to have been given and received, when so hand delivered (against a signed receipt) or three (3) days after such deposit of such Notice by certified mail enclosed in a security closed post-paid wrapper, in a United States Post Office, or one (1) day after such deposit of such Notice with a nationally recognized overnight courier; and in the case of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated on the return receipt or by notice of the post office department or such nationally recognized courier.

         As a further inducement to Landlord to enter into, execute and deliver the Lease, and in consideration thereof, Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under, or by virtue of this Guaranty, Landlord and Guarantor shall and do hereby waive trial by jury.

         It is further agreed that all of the terms and provisions hereof shall be binding upon and inure to the benefit of Landlord and Guarantor, and their respective legal representatives, successors and assigns.

         Initially capitalized words not defined in this Guaranty shall have the meanings set forth in the Lease.

         This Guaranty shall be governed by, and construed and enforced in accordance with, the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

         IN WITNESS WHEREOF, Guarantor has caused this instrument to be executed in its corporate name by its duly authorized representative, and its corporate seal to be affixed hereto, this________________day of July, 1998.

                                   BMC SOFTWARE, INC.

                                   By: _________________________________________
                                   Name: _______________________________________
                                   Title: ______________________________________

                                   Hereunto duly authorized
                                                                [Corporate Seal]

Attest   _______________________________
Name:    _______________________________

         (Secretary)(Assistant Secretary)

STATE OF _________________________)
                                  )  ss.
COUNTY OF ________________________)


         On this__________ day of __________, 1998 before me personally appeared __________________, who, being by me duly sworn, did say that he (she) is
_____________________of BMC Software, Inc., a Delaware corporation, that (he)
(she) knows the seal of said Corporation and that the seal affixed to said instrument is the corporate seal of said Corporation, and that said instrument was signed and sealed in behalf of said Corporation by authority of its Board of Directors, and said________________________________ acknowledged said instrument to be the free act and deed of said Corporation.

                                   Name: _______________________________________

                                   Notary Public in the State of _______________

                                   My commission expires:_______________________

                                   [Notarial Seal]

                                    EXHIBIT M

                              HVAC SPECIFICATIONS

Subject to the provisions of Section 7.4, Landlord will furnish air conditioning and heating during Business Hours to the Premises and Building common areas.

The Building standard heating, ventilating and air conditioning system shall perform to the following standards:

(1)      Summer Temperature:        88 degrees Fahrenheit dry bulb and 74
                                    degrees Fahrenheit wet bulb outside; 62
                                    degrees Fahrenheit coincident wet bulb
                                    inside (1 1/2% coincidence, ASHRAE Guide to
                                    Maintain an Inside Temperature of 78"
                                    degrees Fahrenheit dry bulb, plus or minus
                                    3%).
--------------------------------------------------------------------------------
(2)      Winter Temperature:        9 degrees Fahrenheit dry bulb outside; 72
                                    degrees Fahrenheit dry bulb inside, plus or
                                    minus 3%.

--------------------------------------------------------------------------------

(3)      Space Ventilation          20 cubic feet per minute/for a maximum of
         Criteria:                  one (1) person per 150 square feet of Net
                                    Rentable Area on a per floor basis (ASHRAE
                                    standard 62-1981R).
--------------------------------------------------------------------------------

                                    EXHIBIT N

                                SIGNAGE LOCATIONS

                          [to be provided by Landlord]

                                    EXHIBIT O

                               LIST OF COMPETITORS

1.       Computer Associates International, Inc.

2.       Compuware Corporation

3.       Envive Corporation

4.       Net IQ Sdn Bhd

5.       Platinum Technologies, Inc.

6.       Tivoli Systems, Inc.

7.       NEON Systems, Inc.

                                    EXHIBIT P

         [RESTRICTION AGAINST LEASE ASSIGNMENT OR SPACE SUBLETTING TO BE
           INCLUDED BY LANDLORD IN TENANT LEASES OF THE COMPLEX TO THE
         EXTENT APPLICABLE UNDER THE PROVISIONS OF SECTION 5.1(c) OF THE
                    LEASE OF WHICH THIS EXHIBIT P IS A PART]

         For so long as BGS Systems, Inc. ("BGS") or an Affiliate is in actual occupancy of at least 75% of its Premises Rentable Area in the Complex, Tenant shall not assign the Lease or sublet all or any portion of its Premises Rentable Area to a Competitor of BGS listed on Exhibit ___ attached hereto, subject, however, in all respects to the succeeding provisions of this Section___. The foregoing restriction shall not apply to Tenant subletting all or a portion of its Premises Rentable Area or assigning this Lease to a Competitor if, pursuant to the terms of this Lease, Tenant has satisfied all conditions precedent set forth in this Lease to an assignment of the Lease or a subletting of all or any portion of the Premises Rentable Area including, without limiting any of the other provisions set forth in the Lease to Tenant's right to assign this Lease or sublet the Premises Rentable Area, the obligation to first offer an assignment of this Lease or the Premises Rentable Area proposed to be sublet by Tenant to BMC Software, Inc. ("BMC"), an Affiliate of BGS, in the following fashion. Such right of first offer ("RFO") shall be implemented by Tenant giving notice (the "RFO Notice") to BMC at the address and in the manner specified below. A copy of such RFO Notice shall be delivered to Landlord at its notice address provided in Section ___ of this Lease. The RFO Notice shall specify the bona fide economic and other principal terms on which Tenant intends to assign this Lease or sublet all or any portion of the Premises Rentable Area to a Competitor listed on Exhibit ___ hereto, accompanied by Tenant's written proposal made to such Competitor. If, not later than midnight of the second
(2nd) Business Day following receipt by BMC of the RFO Notice, Tenant has not received a written notice from BMC electing to accept Tenant's transaction terms set forth in the RFO Notice, then the RFO shall be of no further force or effect and Tenant may undertake to assign the Lease or sublet the Premises Rentable Area at any time thereafter to such Competitor without again complying with the RFO provisions herein set forth. If, however, (i) BMC timely elects in writing to accept the transaction terms set forth in the RFO Notice (the "RFO Acceptance"), and (ii) within twenty (20) Business Days after receipt by Tenant of the RFO Acceptance, Tenant and BGS or BMC, as the case may be, fail to execute and deliver documents in consummation of the terms specified in the RFO Notice for any reason whatsoever or no reason, then, in such event, the RFO shall be of no further force and effect and Tenant may undertake to assign this Lease or sublet the Premises Rentable Area at any time thereafter to such Competitor without again complying with the RFO provisions herein set forth.

         The foregoing restriction shall not apply (i) if, as noted above, BGS or its Affiliates are not in actual occupancy of at least 75% of the Premises Rentable Area in the Complex; (ii) to Affiliates of a Competitor; (iii) to a Competitor if, after a merger or consolidation by a Competitor with another entity, or a sale, lease, license or other disposition by a Competitor of all or substantially all of its assets to another entity, whether in one transaction or series of transactions, such Competitor is not a surviving entity; or (iv) if, after a merger or consolidation by BMC with another entity, or a sale, lease, license or other disposition by BMC of all or substantially all of its assets to another entity, whether in one transaction or a series of transactions, BMC is not the surviving entity.

         For so long as the restriction prohibiting Tenant from leasing space in the Complex to a Competitor listed in Exhibit___ hereto is in force and applicable, Tenant shall have the right, at any time and from time during the Lease Term, to request in writing of Landlord and BMC a determination as to whether the foregoing restriction remains in force and applicable (a "Restriction Confirmation Request"). Within thirty (30) calendar days after receipt of Tenant's Restriction Confirmation Request, Landlord or BMC shall notify Tenant as to whether the restriction set forth in Exhibit___ hereto remains in force and applicable. Landlord's and BMC's failure to respond to any Restriction Confirmation Request (if the same shall continue for an additional thirty (30) calendar days after receipt of a second notice of a Restriction Confirmation Request, which second notice shall state that Landlord and BMC have failed to respond within the period required under this Section ___ of the Lease and continued failure to respond shall be deemed a Landlord confirmation that such restriction is no longer in force and applicable) shall constitute Landlord's and BMC's affirmation, acknowledgment and consent that, for the balance of the Lease Term, the leasing restriction set forth in this Section___of the Lease shall no longer be applicable.

         An "Affiliate" means (i) any entity directly or indirectly controlling, controlled by or under common control with such entity; (ii) any entity owning or controlling ten percent (10%) or more of the outstanding voting interests of such entity; or (iii) any entity of which such entity owns or controls ten percent (10%) or more of the voting interests.

         Tenant's RFO Notice to BMC shall he in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested or by a nationally recognized overnight courier service (next Business Day delivery) to BMC at 2101 City West Boulevard, Houston, Texas 77042 Attn: Manager of Corporate Real Estate (or at such other address or addresses as may from time to time hereafter he designated by Landlord or BMC by like notice).

         Such notices shall be given, and shall be deemed to have been given and received, when so hand delivered (against a signed receipt) or three (3) days after such deposit of such notice by certified or registered mail, or one (1) day after such deposit of such notice with a nationally recognized overnight courier; and in the case of failure to deliver by reason of changed address of which no notice was given or refusal to accept a delivery, such notice shall be deemed to have been given and received as of the date of such failure as indicated on the return receipt or by notice of the post office department or such nationally recognized courier.

                                    GUARANTY

         FOR VALUE RECEIVED, and in consideration for and as an inducement to 880 Winter Street, L.L.C., a Delaware limited liability company (hereinafter the "Landlord"), with a mailing address c/o Leggat McCall Properties, L.P., 10 Post Office Square, Boston, Massachusetts 02109, to enter into, execute and deliver that certain Lease dated July________________, 1998 (the "Lease") with BGS Systems, Inc., a Massachusetts corporation (hereinafter the "Tenant"), covering certain premises within the building numbered 880 Winter Street, Waltham, Massachusetts, as more particularly described in the Lease, the undersigned, BMC Software, Inc., a Delaware corporation (hereinafter the "Guarantor"), with a mailing address at 2101 CityWest Boulevard, Houston, TX 77042, hereby unconditionally guarantees to the Landlord the prompt payment by Tenant of all Basic Rent and Additional Charges (as defined in the Lease) under the Lease within the grace periods therein set forth, if any, and hereby further guarantees the full and timely performance and observance of all the other covenants, conditions and agreements therein provided to be performed and observed by Tenant within the grace periods therein set forth, if any, and the Guarantor hereby covenants and agrees to and with Landlord that if Tenant, or its successors or assigns, defaults in the payment of any Basic Rent or Additional Charges, or if Tenant, its successors or assigns, should default in the performance and observance of any of the covenants, terms, conditions and agreements contained in the Lease beyond any applicable grace period therein set forth, the Guarantor, in each and every instance, shall and will forthwith pay the Basic Rent and Additional Charges in arrears and shall and will forthwith faithfully perform and fulfill all of such covenants, terms, conditions and agreements to which Tenant is in default, and will forthwith pay to Landlord all damages, including reasonable attorneys' fees, that may arise as a consequence of any Default of Tenant under the Lease to the extent that the same would be recoverable against Tenant at law, and all reasonable attorneys' fees and disbursements incurred by Landlord in the enforcement of this Guaranty.

         This Guaranty is an absolute and unconditional guaranty of payment and performance and not only collection. It shall be enforceable against Guarantor without the necessity of any suit or proceedings on Landlord's part of any kind or nature whatsoever against Tenant or its successors or assigns, and without the necessity of any notice of non-payment, non-performance or non-observance or any notice of acceptance of this Guaranty or of any notice or demand to which Guarantor otherwise might be entitled, all of which Guarantor hereby expressly waives; and Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no wise be terminated, affected, diminished or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion or the failure to assert by Landlord against Tenant, or against Tenant's successors or assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease, or by the relief of Tenant from any of Tenant's obligations under said Lease by operation of law or otherwise (including, but without limitation, the rejection of the said Lease in connection with proceedings under the bankruptcy laws now or hereafter enacted); the Guarantor hereby waiving all suretyship defenses.

         The Guarantor further covenants and agrees that this Guaranty shall be a continuing guaranty and shall remain and continue in full force and effect as to any renewal, modification or extension of, or exercise of any expansion option or right of first offer under said Lease, whether or not the Guarantor shall have received any notice of or consented to such renewal, modification or extension or exercise of expansion option or right of first offer. The Guarantor further agrees that its liability under this Guarantee shall be primary and that, in any right of action which shall accrue to Landlord under said Lease, Landlord may, at Landlord's option, proceed against the Guarantor and Tenant, jointly or severally, and may proceed against the

Guarantor without having commenced any action against or having obtained any judgment against Tenant.

         The Guarantor further represents to Landlord, as an inducement for Landlord to enter into, execute and deliver said Lease, that the Guarantor owns all of the entire outstanding capital stock of Tenant, that the execution and delivery of this Guaranty is not in contravention of its Charter or By-Laws or applicable Sate laws, and has been duly authorized by its Board of Directors.

         It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of Rent or Additional Charges with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

         No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the Guarantor under this Guaranty; and, wherever reference is made to the liability of Tenant named in the within Lease, such reference shall be deemed likewise to refer to Guarantor.

         The Guarantor covenants to provide Landlord with the notice of any Security Deposit Event (as defined in the Lease) at the times and in the manner set forth in Section 14.17 of the Lease and to cause Tenant to provide any security deposit required in connection with any such Security Deposit Event as provided in Section 14.17. The Guarantor covenants to deliver, or cause the Tenant to deliver, to the Landlord its financial statements in the manner and at the times required by Section 14.23 of the Lease.

         The Guarantor agrees that whenever at any time or from time to time Guarantor shall make any payment to Landlord or perform or fulfill any covenant, term, condition or agreement hereunder on account of the liability of Guarantor under this Guaranty, Guarantor will notify Landlord in writing that such payment or performance, as the case may be, is for such purpose. No such payment or performance by Guarantor pursuant to any provision hereof shall entitle Guarantor by subrogation or otherwise to the rights of Landlord to any payment by Tenant or to the property of Tenant, except after payment of all sums or fulfillment of all covenants, terms, conditions or agreements then to be paid or performed by Tenant or its successors or assigns under the Lease.

         The Guarantor and Landlord agree that each will, at any time, and from time to time, within ten (10) calendar days following written request by the other, execute, acknowledge and deliver to the party requesting the same a statement certifying that this Guaranty is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and setting forth such modification), and Landlord shall also state in such certificate whether, as of the date thereof, Guarantor has paid and performed such of its obligations thereunder which Guarantor has theretofore been notified to pay and perform. Guarantor and Landlord agree that such certificate may be relied upon by anyone holding or proposing to acquire any interest in the Premises (as defined in the Lease) from or through Landlord or Tenant, or by any mortgagee or prospective mortgagee of the Premises or of the land and building of which the Premises are a part.

         Any notice, demand or other communication (herein collectively a "Notice") given hereunder or in connection herewith shall be in writing and shall have been deemed to have been properly given, rendered or made, when hand delivered or deposited with a nationally recognized overnight courier or with the United States Post Office, by certified mail, return receipt requested, addressed to Landlord or Guarantor, at the respective addresses for Landlord and Guarantor hereinabove set forth in this instrument of Guaranty. Either Landlord or Guarantor may, by Notice as aforesaid, designate a different address or attention designation for Notices intended for it. Such Notice shall be given, and shall be deemed to have been given and received, when so hand delivered (against a signed receipt) or three
(3) days after such deposit of such Notice by certified mail enclosed in a security closed post-paid wrapper, in a United States Post Office, or one (1) day after such deposit of such Notice with a nationally recognized overnight courier; and in the case of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure as indicated on the return receipt or by notice of the post office department or such nationally recognized courier.

         As a further inducement to Landlord to enter into, execute and deliver the Lease, and in consideration thereof, Landlord and Guarantor covenant and agree that in any action or proceeding brought on, under, or by virtue of this Guaranty, Landlord and Guarantor shall and do hereby waive trial by jury.

         It is further agreed that all of the terms and provisions hereof shall be binding upon and inure to the benefit of Landlord and Guarantor, and their respective legal representatives, successors and assigns.

         Initially capitalized words not defined in this Guaranty shall have the meanings set forth in the Lease.

         This Guaranty shall be governed by, and construed and enforced in accordance with, the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

         IN WITNESS WHEREOF, Guarantor has caused this instrument to be executed in its corporate name by its duly authorized representative, and its corporate seal to be affixed hereto, this 15th day of July, 1998.

                                   BMC SOFTWARE, INC.

                                   By: /s/ William Austin
                                       --------------------------
                                   Name: William Austin
                                   Title: SVP & CFO
                                   Hereunto duly authorized
                                                                [Corporate Seal]

Attest /s/ Mark D. Taylor
       ----------------------
Name: Mark D. Taylor
      Vice President

STATE OF TEXAS          )
                        )   ss.
COUNTY OF HARRIS        )

         On the 15th day of July 1998 before me personally appeared William M. Austin who, being by me duly sworn, did say that he (she) is S.V.P. & CFO of BMC Software, Inc., a Delaware corporation, that (he) (she) knows the seal of said Corporation and that the seal affixed to said instrument is the corporate seal of said Corporation, and that said instrument was signed and sealed in behalf of said Corporation by authority of its Board of Directors, and said _________________ acknowledged said instrument to be the free act and deed of said Corporation.


                                   Name: Geneva M. Harris

                                   Notary Public in the State of Texas

                                   My commission expires: July 9, 2001

                                   [Notarial Seal]

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE made as of this 31 day of August, 1999, between 880 Winter Street, L.L.C., a Delaware limited liability company ("Landlord"), having an office c/o Leggat McCall Properties LLC, 10 Post Office Square, Boston, Massachusetts 02109, and BGS Systems, Inc., a Massachusetts corporation ("Tenant") having an office at One First Avenue, Waltham, Massachusetts 02154.

                                   WITNESSETH:

         1. Landlord and Tenant heretofore have entered into a written Lease dated as of July 15, 1998 (hereinafter referred to as the "Lease") for the leasing by Landlord to Tenant of certain space on the first, second and third floors in the building known as 880 Winter Street, Waltham, Massachusetts. Terms not defined herein shall have the meanings assigned therefor in the Lease.

         2. The Site Plan which is attached as Exhibit B to the Lease depicts only 880 Winter Street, Waltham, Massachusetts ("880 Winter Street") as the "Site". For purposes of computing "Operating Expenses" under the Lease, the definition of "Site" should have also included the adjoining site to 880 Winter Street owned by an affiliate of Landlord known as 890 Winter Street, Waltham, Massachusetts ("890 Winter Street"), which adjoining site is shown on Attachment A hereto.

         3. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant desire to amend the Lease as follows:

         (a) The references in the Lease to "Site" set forth in the definitions of "Base Operating Expenses", "Common Site Operating Expenses" and "Operating Expenses", in Sections 9.1(b), (d) and (f) and in Exhibit E (Operating Expenses) shall be deemed to refer collectively to 880 Winter Street and 890 Winter Street. All other references in the Lease to "Site" shall continue to refer to 880 Winter Street only.


         (b) The references to the "Building" or the "Property" in the exclusions from Operating Expenses in Exhibit E (Operating Expenses) shall be deemed to refer to the "Building and/or the Site".


         4. Except as expressly amended hereby, all of the terms, provisions and conditions of the Lease are hereby ratified, confirmed and remain in full force and effect.

         5. This First Amendment to Lease may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this First Amendment to Lease as an instrument under seal as of the date hereinabove set forth.

         LANDLORD:                 880 WINTER STREET, L.L.C.

                                   By: Winter Street OpCo, L.L.C.

                                       By: Leggat McCall Opportunity
                                           Investors, LLC, its managing
                                           member

                                           By: LM Opportunity
                                               Principals LLC, its
                                               managing member

                                               By: /s/ [ILLEGIBLE]
                                                   -----------------------
                                               Name: [ILLEGIBLE]
                                               Title: Authorized Member

         TENANT:                   BGS SYSTEMS, INC.

                                   By: /s/ William M. Austin
                                       -----------------------
                                   Name: WILLIAM M. AUSTIN
                                   Title: SVP & CFO

         Consented and Agreed to:

         GUARANTOR:                BMC SOFTWARE, INC.


                                   By:    /s/ Mark D. Taylor
                                          --------------------
                                   Name:  Mark D. Taylor
                                   Title: Vice President of Operations

                            SECOND AMENDMENT TO LEASE

         This Second Amendment to Lease (the "Amendment") is entered into as of the 28th day of September, 2001 by and between Waltham Winter Street 880 LLC ("Landlord") and BGS Systems, Inc. ("Tenant"). This Amendment amends that certain Lease dated July 15,1998, and the First Amendment thereto dated as of August 31,1999, between 880 Winter Street, L.L.C., predecessor in interest to Landlord, and Tenant pursuant to which Tenant currently leases 175,584 rentable square feet of space on the first, second and third floors (the "Existing Premises") of the building known and numbered as 880 Winter Street, Waltham, Massachusetts (the "Building"). Landlord is the successor in interest to all the right, title and interest of 880 Winter Street, L.L.C., as Landlord, in and to the Lease. Capitalized terms not defined herein shall have the meaning ascribed to them in the Lease.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant hereby amend the Lease as follows:

         1. On or before December 31,2001, Landlord may notify Tenant that the rights of the Tenant pursuant to Section 17.1 of the Lease regarding the First Expansion Space shall be deleted from the Lease (the "Deletion Notice"). Upon delivery of the Deletion Notice, Sections 17.1, 17.2 and 17.3 shall be deemed deleted from the Lease, and Tenant shall be entitled to reduce the next installment of Basic Rent by $176,000. In the event that Landlord does not deliver the Deletion Notice on or before December 31,2001, Sections 17.1, 17.2 and 17.3 shall remain in full force and effect.

         2. Section 14.12 is hereby amended by deleting the second paragraph thereof and substituting the following therefor:

                  "If intended for Landlord, addressed to Waltham Winter Street 880 LLC, c/o Clarion Partners LP, One Federal Street, Boston, Massachusetts 02110, with a copy to Robert Tuchmann, Esq., Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice), provided that Tenant shall have no liability for, and the notice given to Landlord shall not be defective by reason of, the failure to give such notice to Landlord's counsel."

         3. Except as herein amended, the Lease including Tenant's rights with respect to the second and third expansion spaces shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

                                   LANDLORD:

                                   Waltham Winter Street 880 LLC

                                   By: Waltham Winter Street LLC, member

                                       By: Clarion Partners LLC, member


                                           By: /s/ DOUGLAS J. POWER
                                               -----------------------------
                                               Name: Douglas J. Power
                                               Title: Authorized Signatory


                                   TENANT:

                                   BGS Systems, Inc.

                                   By: /s/ Mark Taylor
                                       ---------------------
                                       Name: Mark Taylor
                                       Title: Vice President

                                  ATTACHMENT A

                                [PLOT PLAN MAP]

                                    EXHIBIT C

                         FURNITURE, FIXTURES & EQUIPMENT

I.       FLOOR TWO:

         A. The second floor office and conference room furniture will remain in total. Every office has a bullet table desk, at least one 2 drawer lateral file, one mobile box/file pedestal, one adjustable computer table, either a credenza shell with file or a powered adjustable corner computer table, wall hung flipper door storage, one guest pull up chair and one s/t desk chair.

         B. Seven conference rooms will be furnished with tables and chairs. One large conference room #2168 is empty. If a presentation marker board is wall hung it will remain.

         C. The 36 open plan Steelcase metal workstations will remain with all internal file units and majority of the files abutting the workstations with the exception of the following files that Sublessor will take in the move:

                  -        16 pairs of two drawer lateral files with top

                  -        9 three drawer lateral files

                  -        3 five drawer lateral files with above storage

                  - 7 free-standing bookcases in 2nd fl. resource center, 3 free standing bookcases on 1st fl.

         D. One U-line black ice maker in the West kitchen kitchen is the only coffee bar appliance Sublessor will move on this floor. Vendor equipment such as coffee machines and water filtration systems will be disconnected and removed unless Phase Forward decides to contract with existing vendors and retain service.

II.      FLOOR ONE

         Sublessor will leave the furniture in the following briefing center rooms:

         A. Concord training room. ten tables, 20 tan leather s/t chairs, custom wired podium.

         B.       Boston Common room. 72 fabric stacking chairs.

         C. Beacon Hill sales conference room. Horse shoe conference table, 20 tan leather s/t chairs. One custom wired podium.

         D. Public Garden lunch area. Seven 36" dining tables and 26 dining chairs.

                                  Exhibit C-l-

         The following furniture Sublessor will take for new facility:

         E. One custom millwork nerve center console to left of reception area.


         F.       One custom millwork reception desk.


         G.       Four Cassina Black leather reception lounge chairs.

         H. (Two) Three seat tan leather sectionals (mfg. unknown) from open meeting area.

         I. 26 Vecta blue fabric s/t conference chairs from Center of Performance Excellence. 4 Tecknion computer tables and matching pedestals.


         J.       One 3 ton portable Ocean Aire AC unit.



         K. Lexington Training room Furniture. One custom podium, 29 Brayton tan leather s/t conf chairs, 15 Vecta tables.


         L.       All Four ceiling mounted projectors with mounting hardware.

         M.       Two Sub-Zero refrigerators.

         N. Two 30" diam. Amat aluminum lunch tables, with six matching lunch chairs.

         O.       Six small glass and chrome tear drop end tables.

         P. The computer room, R&D lab and LAN room infrastructure shall remain. This includes 125KVA UPS, four 20 ton Liebert AC units and the 2.5 ton mini mates in each of the LAN rooms and all applicable monitoring hardware and related software (to the extent owned by Sublessor or any licenses related thereto are transferable without consent by, or payment of a fee to, the owner of such software). Sublessor in removing its property from the Premises, will use reasonable efforts to not damage or make inoperable such equipment.

         Q. Security system components including control devices, servers and monitors shall remain.

III.     GENERAL

         A. Sublessor will take all art work and potted plants on floors one and two.

                                  Exhibit C-2-

                                    EXHIBIT D

                        STANDBY LETTER OF CREDIT EXHIBIT

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSFXXXXXX

DATE:

BENEFICIARY:
BMC SOFTWARE, INC.
2101 CITY WEST BOULEVARD
HOUSTON, TEXAS 77042
ATTN: VICE PRESIDENT OF OPERATIONS

APPLICANT:
PHASE FORWARD INCORPORATED
1440 MAIN STREET
WALTHAM, MA 02451-1623

AMOUNT: US$1,300,000.00 (ONE MILLION THREE HUNDRED THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: APRIL 30, 2005

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSFXXXXXX IN YOUR FAVOR AVAILABLE BY YOUR DRAFT DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT "B" ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. A DATED CERTIFICATION FROM THE BENEFICIARY SIGNED BY AN AUTHORIZED OFFICER, FOLLOWED BY ITS DESIGNATED TITLE, STATING ONE OF THE FOLLOWING (WITHOUT NEED TO CERTIFY AS TO THE OTHER):

(A) "PHASE FORWARD INCORPORATED IS IN DEFAULT (AS DEFINED IN THE SUBLEASE) UNDER THE SUBLEASE AGREEMENT DATED NOVEMBER 3, 2003 (THE "SUBLEASE"), BY AND BETWEEN BMC SOFTWARE, INC. (AS "SUBLESSOR/BENEFICIARY") AND PHASE FORWARD INCORPORATED (AS "SUBLESSEE/APPLICANT") BEYOND ANY APPLICABLE NOTICE AND CURE

                                      D-l-

         PERIODS EXPRESSLY SET FORTH IN THE SUBLEASE. THE AMOUNT DRAWN HEREBY REPRESENTS FUNDS DUE AND OWING TO SUBLESSOR/BENEFICIARY AS A RESULT OF SUCH BREACH."

                                       OR

(B) "WE HEREBY CERTIFY THAT WE HAVE RECEIVED NOTICE FROM SILICON VALLEY BANK THAT LETTER OF CREDIT NO. SVBSFXXXXXX WILL NOT BE RENEWED, OR LESS THAN 60 DAYS REMAIN UNTIL THE EXPIRATION DATE AND WE HAVE INFORMATION AND BELIEF THAT SUCH A NOTICE WAS SENT BUT NOT RECEIVED."

THE LEASE AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

                                   PAGE 1 OF 2

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSFXXXXXX
DATED

PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF
CREDIT.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT AND EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY BENEFICIARY BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND APRIL 30, 2009. UPON REQUEST OF BENEFICIARY WE AGREE TO PROVIDE TO BENEFICIARY WITHIN TWO BUSINESS DAYS COPIES OF ANY NONRENEWAL NOTICE.

THIS LETTER OF CREDIT MAY ONLY BE TRANSFERRED IN ITS ENTIRETY BY THE ISSUING BANK UPON OUR RECEIPT OF THE ATTACHED "EXHIBIT A" DULY COMPLETED AND EXECUTED BY THE BENEFICIARY AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS, IF ANY. PAYMENT OF

                                    Exhibit B
                                       to
                                  Exhibit D-2-

OUR TRANSFER FEE OF W OF 1/4% OF THE TRANSFER AMOUNT (MINIMUM USD250.00) WILL BE PAID BY THE BENEFICIARY

ALL DEMANDS FOR PAYMENT SHALT. BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS PRIOR TO 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY AT OUR OFFICE (THE "BANK'S OFFICE") AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION OR BY FACSIMILE TRANSMISSION AT: (408) 654-6211 OR (408) 496-2418; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-7120 OR (408) 654-3052),
ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK'S OFFICE WITHIN TWO (2) BUSINESS DAYS AFTER PRESENTATION.

WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 ("ISP98"), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

________________________________        __________________________________
      AUTHORIZED SIGNATURE                     AUTHORIZED SIGNATURE

                                   PAGE 2 OF 2

                                   EXHIBIT "A"

DATE:

TO: SILICON VALLEY BANK
    3003 TASMAN DRIVE                   RE: STANDBY LETTER OF CREDIT
    SANTA CLARA, CA 95054                   NO.            ISSUED BY
    ATTN:INTERNATIONAL DIVISION.            SILICON VALLEY BANK, SANTA CLARA
         STANDBY LETTERS OF CREDIT          L/C AMOUNT:

GENTLEMEN:

                                    Exhibit B
                                       to
                                  Exhibit D-3-

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

______________________________
    (BENEFICIARY'S NAME)

______________________________
  SIGNATURE OF BENEFICIARY

SIGNATURE AUTHENTICATED

______________________________
       (NAME OF BANK)

______________________________
    AUTHORIZED SIGNATURE

                                    Exhibit B
                                       to
                                  Exhibit D-4-

                                   EXHIBIT "B'

  DATE:_______________________                      REF.                     NO.
__________________

  AT SIGHT OF THIS DRAFT

  PAY TO THE ORDER OF______________________

US$___________________________

  USDOLLARS
________________________________________________________________________________

________________________________________________________________________________

_____

  DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY

  LETTER OF CREDIT NUMBER NO. ___________________________________________ DATED
________________________________

  TO: SILICON VALLEY BANK
      3003 TASMAN DRIVE

________________________________
      SANTA CLARA, CA 95054                          (BENEFICIARY'S NAME)
________________________________
                                                         AUTHORIZED SIGNATURE

                         GUIDELINES TO PREPARE THE DRAFT

1.   DATE: ISSUANCE DATE OF DRAFT.

2.   REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.

                                    Exhibit B
                                       to
                                  Exhibit D-5-

3. PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (BENEFICIARY SHALL HAVE NO OBLIGATION TO ENDORSE ON THE REVERSE SIDE).

4.   US$: AMOUNT OF DRAWING IN FIGURES.

5.   USDOLLARS: AMOUNT OF DRAWING IN WORDS.

6. LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.   DATED: ISSUANCE DATE OF THE STANDBY L/C.

8.   BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.

9.   AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS DRAFT, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:

ALICA DA LUZ: 408-654-7120
CESAR AGONCILLO: 408-654-3052

                                    Exhibit B
                                       to
                                  Exhibit D-6-